FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-07

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,302,470,080

(Approximate Initial Pool Balance)

BANK 2019-BNK19

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

National Cooperative Bank, N.A.

 as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2019-BNK19

July 15, 2019

WELLS FARGO SECURITIES	BofA MERRILL LYNCH	MORGAN STANLEY

Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement. Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2019-BNK19	Transaction Highlights

I.          Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	16	17	$447,478,147	34.4%
Bank of America, National Association	15	16	362,012,940	27.8
Morgan Stanley Mortgage Capital Holdings LLC	18	19	305,567,552	23.5
Morgan Stanley Mortgage Capital Holdings LLC / Wells Fargo Bank, National Association	1	1	100,000,000	7.7
National Cooperative Bank, N.A.	23	23	87,411,441	6.7
Total	73	76	$1,302,470,080	100.0%

Loan Pool:

Initial Pool Balance:	$1,302,470,080
Number of Mortgage Loans:	73
Average Cut-off Date Balance per Mortgage Loan:	$17,842,056
Number of Mortgaged Properties:	76
Average Cut-off Date Balance per Mortgaged Property(1):	$17,137,764
Weighted Average Mortgage Interest Rate:	4.055%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	54.2%
Weighted Average Original Term to Maturity or ARD (months):	120
Weighted Average Remaining Term to Maturity or ARD (months):	118
Weighted Average Original Amortization Term (months)(2):	368
Weighted Average Remaining Amortization Term (months)(2):	367
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.82x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.3%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	56.3%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	52.6%
% of Mortgage Loans with Additional Subordinate Debt(2):	28.2%
% of Mortgage Loans with Single Tenants(3):	14.8%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property are calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	Twenty (20) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have in place either (i) subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”) or (ii) subordinate wraparound mortgages to the related mortgage borrowers that are currently held by the cooperative sponsors (such loans, collectively, the “Subordinate Wrap Mortgages”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2019-BNK19	Characteristics of the Mortgage Pool

B.            Summary of the Whole Loans

Property Name	Mortgage Loan Seller in BANK 2019-BNK19	Note(s)(1)	Original Balance	Holder of Note	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Grand Canal Shoppes	MSMCH/WFB	A-1-2, A-2-1	$100,000,000	BANK 2019-BNK19	No	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
		A-1-1	$60,000,000	MSC 2019-H7(2)	Yes
		A-1-6	$10,000,000	MSC 2019-H7(2)	No
		A-1-3, A-1-4, A-1-5, A-1-7, A-1-8	$113,846,154	Morgan Stanley Bank, N.A.	No
		A-2-2, A-2-3, A-2-4, A-2-5	$125,384,615	WFB	No
		A-3-1, A-3-2, A-3-3, A-3-4, A-3-5	$175,384,615	JPMorgan Chase Bank, N.A.	No
		A-4-1, A-4-2, A-4-3, A-4-4, A-4-5	$175,384,615	Goldman Sachs Bank USA	No
		B-1	$215,000,000	CPPIB Credit Investments II Inc.	No
Waterford Lakes Town Center	BANA	A-1-A	$55,000,000	GSMS 2019-GC39	Yes	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association
		A-1-B	$35,000,000	GSMS 2019-GC40	No
		A-2-A	$45,000,0000	BANK 2019-BNK19	No
		A-2-B	$45,000,000	BANK 2019-BNK19	No
350 Bush Street	WFB	A-1	$100,000,000	BANK 2019-BNK18	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2, A-3	$85,000,000	BANK 2019-BNK19	No
30 Hudson Yards	WFB	A-1-S1, A-1-S2, A-1-S3, A-2-S1, A-2-S2, A-2-S3, A-3-S1, A-3-S2, A-3-S3, A-1-C1, A-1-C2	$628,000,000	Hudson Yards 2019-30HY(3)	Yes	Wells Fargo Bank, National Association	Situs Holdings, LLC
		A-1-C3, A-1-C4, A-1-C5, A-1-C6, A-1-C7, A-1-C8, A-1-C10	$253,200,000	Deutsche Bank AG, New York Branch	No
		A-1-C9	$20,000,000	Hudson Yards 2019-30HY(3)	Yes
		A-2-C1, A-2-C2, A-2-C3, A-2-C4, A-2-C5	$134,400,000	Goldman Sachs Bank USA	No
		A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5	$84,400,000	BANK 2019-BNK19	No
		B-1	$186,000,000	Hudson Yards 2019-30HY(3)	No
		B-2	$62,000,000	Hudson Yards 2019-30HY(3)	No
		B-3	$62,000,000	Hudson Yards 2019-30HY(3)	No
Nova Place	WFB	A-1	$71,000,000	WFCM 2019-C51	Yes	Wells Fargo Bank, National Association	C-III Asset Management LLC
		A-2, A-3	$69,000,000	BANK 2019-BNK19	No
Moffett Towers - Buildings 3 & 4	BANA	A-1-A	$2,750,000	MFTII 2019-B3B4	No	KeyBank, National Association	Situs Holdings, LLC
		A-1-B	$65,000,000	Barclays Capital Real Estate Inc.	(4)
		A-1-C	$50,000,000	BANK 2019-BNK19	No
		A-1-D	$49,750,000	Barclays Capital Real Estate Inc.	No
		A-1-E	$25,000,000	Barclays Capital Real Estate Inc.	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2019-BNK19	Characteristics of the Mortgage Pool

		A-2-A	$1,125,000	MFTII 2019-B3B4	No
		A-2-B	$50,000,000	Deutsche Bank AG, New York Branch	No
		A-2-C	$27,625,000	Deutsche Bank AG, New York Branch	No
		A-3-A	$1,125,000	MFTII 2019-B3B4	No
		A-3-B	$50,000,000	Goldman Sachs Bank USA	No
		A-3-C	$27,625,000	Goldman Sachs Bank USA	No
		B-1	$85,250,000	MFTII 2019-B3B4	Yes
		B-2	$34,875,000	MFTII 2019-B3B4	Yes
		B-3	$34,875,000	MFTII 2019-B3B4	Yes
The Alhambra	WFB	A-1	$100,000,000	BANK 2019-BNK18	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2, A-3	$50,000,000	BANK 2019-BNK19	No
Ford Factory	BANA	A-1	$95,000,000	BANK 2019-BNK18	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$40,000,000	BANK 2019-BNK19	No
450-460 Park Avenue South	WFB	A-1	$45,000,000	WFCM 2019-C51	Yes	Wells Fargo Bank, National Association	C-III Asset Management LLC
		A-2	$30,000,000	BANK 2019-BNK19	No
Eleven Seventeen Perimeter	MSMCH	A-1	$15,000,000	BANK 2019-BNK19	No	Midland Loan Services, a Division of PNC Bank, National Association(5)	LNR Partners, LLC(5)
		A-2	$12,000,000	MSC 2019-H7	No
		A-3	$10,000,000	Morgan Stanley Bank, N.A.	Yes
		A-4	$7,000,000	Morgan Stanley Bank, N.A.	No
Polo Towne Crossing SC	MSMCH	A-1	$14,250,000	BANK 2019-BNK19	No	Wells Fargo Bank, National Association(6)	LNR Partners, LLC(6)
		A-2	$10,000,000	Morgan Stanley Bank, N.A.	Yes
		A-3	$6,000,000	Morgan Stanley Bank, N.A.	No

(1)	No assurance can be provided that any unsecuritized note will not be split further.
(2)	The MSC 2019-H7 securitization is expected to close on or about July 25, 2019.
(3)	The Hudson Yards 2019-30HY securitization is expected to close on or about July 16, 2019.
(4)	The controlling note holder with respect to Moffett Towers – Buildings 3 & 4 Whole Loan will be (i) prior to a control appraisal period, the controlling class certificateholder under the MFTII 2019-B3B4 securitization, or (ii) during a control appraisal period, the holder of Note A-1-B or the directing certificateholder of the securitization trust that holds Note A-1-B. See “Description of the Mortgage Pool — The Whole Loans — The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.
(5)	The related whole loan is expected to initially be serviced under the MSC 2019-H7 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BANK 2019-BNK19 certificates after the closing of such securitization.
(6)	The related whole loan is expected to initially be serviced under the BANK 2019-BNK19 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BANK 2019-BNK19 certificates after the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

C.            Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	14	$666,513,500	51.2%	57.6%	56.0%	2.57x	11.4%	10.8%	3.951%
CBD	7	396,986,000	30.5	52.8	52.1	2.73	11.4	10.9	3.886
Suburban	7	269,527,500	20.7	64.6	61.8	2.34	11.3	10.6	4.047
Retail	17	304,886,610	23.4	60.6	54.0	1.90	10.0	9.6	4.302
Anchored	8	167,710,761	12.9	69.0	57.9	1.57	10.2	9.6	4.600
Specialty Retail	1	100,000,000	7.7	46.3	46.3	2.46	9.6	9.3	3.741
Shadow Anchored	4	28,135,848	2.2	59.6	55.8	1.96	10.4	9.9	4.413
Unanchored	2	6,460,000	0.5	66.4	59.8	1.59	10.4	9.8	4.657
Single Tenant	2	2,580,000	0.2	62.9	57.7	1.41	8.8	8.7	4.620
Hospitality	7	141,050,754	10.8	66.6	59.4	2.49	13.4	11.8	4.048
Full Service	2	89,701,705	6.9	66.1	60.7	2.51	12.9	11.1	3.902
Limited Service	4	40,862,715	3.1	67.0	57.3	2.54	14.6	13.2	4.353
Select Service	1	10,486,335	0.8	69.9	55.8	2.18	13.8	12.6	4.100
Multifamily	27	118,161,441	9.1	21.3	18.7	7.34	33.7	33.1	3.893
Cooperative	24	101,411,441	7.8	13.0	11.5	8.27	37.5	36.9	3.814
Garden	3	16,750,000	1.3	71.0	61.9	1.70	10.7	10.1	4.370
Industrial	4	40,844,069	3.1	68.5	60.4	1.91	10.8	10.0	4.323
Warehouse	2	26,044,069	2.0	72.8	60.2	1.75	11.5	10.6	4.465
Flex	2	14,800,000	1.1	60.9	60.9	2.19	9.5	9.1	4.074
Mixed Use	3	25,515,000	2.0	53.4	53.4	2.81	12.1	11.3	4.083
Office/Retail	2	19,300,000	1.5	50.3	50.3	3.10	12.9	12.2	3.949
Office/Industrial	1	6,215,000	0.5	62.9	62.9	1.90	9.7	8.7	4.500
Manufactured Housing Community	3	3,598,706	0.3	63.5	59.1	2.36	11.3	11.0	4.278
Manufactured Housing Community	3	3,598,706	0.3	63.5	59.1	2.36	11.3	11.0	4.278
Other	1	1,900,000	0.1	61.1	61.1	1.64	8.2	8.2	4.890
Leased Fee	1	1,900,000	0.1	61.1	61.1	1.64	8.2	8.2	4.890
Total/Weighted Average:	76	$1,302,470,080	100.0%	56.3%	52.6%	2.82x	13.3%	12.6%	4.055%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

VENETIAN
TAO
PAL
TAO

TAO

GRAND CANAL SHOPPES
SHOPPING & DINING
LEVEL 4
TAO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

NORTH LAS VEGAS
LAS VEGAS
Summerlin
Sunrise Manor
Downtown
Winchester
SPRING MTS.
MUDDY MTS.
CLARK COUNTY
Enterprise
HENDERSON
Downtown Las Vegas 4 miles
STRATOSPHERE
Arizona Coll. of Nursing - Las Vegas
Little Vegas Chapel
W. Sahara Ave.
The Foundry at SLS
Artisan Hotel Boutique
PALACE STATION
Las Vegas Festival Grounds
SLS LAS VEGAS
SAHARA
Las Vegas Freeway
Sammy Davis Jr. Dr.
Las Vegas Blvd.
Desert Moon Productions
Adventuredome Theme Park
CIRCUS CIRCUS
DREW LAS VEGAS
WESTGAGE
Freedom Meats Inc.
RESORTS WORLD LAS VEGAS
WESTGATE LAS VEGAS
Somerset Shopping Center
Las Vegas Convention Center
KKVV Radio
Desert Inn Rd.
Courtyard by Marriott
TRUMP INTERNATIONAL HOTEL LV
L.V. CONV. CENTER
ENCORE LAS VEGAS
Wynn Las Vegas Golf Club
The Center at Spring Mountain
Fashion Show Mall
WYNN LAS VEGAS
Spring Mountain Rd.
Wynn Esplanade
Grand Canal Shoppes
3327 & 3377 Las Vegas Boulevard South
Las Vegas, NV 89109
LAS VEGAS
TREASURE ISLAND
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
Sands Ave.
LAS VEGAS MONORAIL
MARDI GRAS HOTEL & CASINO
E. Twain Ave.
Twain Ave.
THE MIRAGE
Madam Tussauds LV
Rio Pavilion Conference Center
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/THE LINQ
The Forum Shops at Caesars
THE LINQ
HOLIDAY INN CLUB LAS VEGAS
Paradise Rd.
Koval Ln.
RIO HOTEL AND CASINO
The Colosseum
O'Shea's Casino
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/CAESAR'S PALACE
The Meridian Luxury Condos
Valley View Blvd.
W. Flamingo Rd.
Las Vegas Strip
THE CROMWELL
WESTIN
PALMS CASINO RESORT
Flamingo Rd.
Via Bellagio
Grand Bazaar Shops
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Fountains at Bellagio
CLARK COUNTY
BALLAGIO
PARIS LAS VEGAS
BALLY'S/PARIS
Miracle MileShops
HARD ROCK HOTEL & CASINO
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
VDARA HOTEL & SPA
ARIA RESORT & CASINO
Harmon Ave.
Panorama Towers
Veer Towers
Harley Davidson Cafe
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
CITY CENTER
Polo Towers
THE SIGNATURE @ MGM GRAND
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
Industrial Rd.
Frank Sinatra Dr.
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
Nevada Beverage Co. (Budweiser/Bud Light)
T-Mobile Arena
NEW YORK NEW YORK
Showcase Mall
MGM Shops
MGM GRAND
McCarran International Airport
David Copperfield Theatre
Tropicana Ave.
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
Grand Canyon Helicopters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Grand Canal Shoppes

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC; Wells Fargo Bank, N.A.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/A-(sf)/BBB(sf)		Property Type – Subtype:	Retail – Specialty Retail
	Original Principal Balance(1):	$100,000,000		Location:	Las Vegas, NV
	Cut-off Date Balance(1):	$100,000,000		Size(5):	759,891 SF
	% of Initial Pool Balance:	7.7%		Cut-off Date Balance Per SF(1):	$1,000.14
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$1,000.14
	Borrower Sponsors:	Brookfield Properties REIT Inc.; Nuveen Real Estate		Year Built/Renovated:	1999/2007
	Guarantor:	BPR Nimbus LLC		Title Vesting:	Fee and Leasehold
	Mortgage Rate(2):	3.7408%		Property Manager:	Brookfield Properties Retail Inc.
	Note Date:	June 3, 2019		Current Occupancy (As of):	94.0% (5/31/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	93.3%
	Maturity Date:	July 1, 2029		YE 2017 Occupancy:	93.0%
	IO Period:	120 months		YE 2016 Occupancy:	93.9%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	91.5%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$1,640,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$2,158.20
	Call Protection(3):	L(25),D(90),O(5)		As-Is Appraisal Valuation Date:	April 3, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (3/31/2019):	$71,465,811
	Additional Debt Type (Balance)(1):	Pari Passu ($660,000,000); Subordinate ($215,000,000)		YE 2018 NOI:	$71,326,473
				YE 2017 NOI:	$74,425,947
				YE 2016 NOI:	$79,358,630
				U/W Revenues:	$104,029,334
				U/W Expenses:	$31,007,624
Escrows and Reserves(4)				U/W NOI:	$73,021,709
	Initial	Monthly	Cap	U/W NCF:	$70,997,903
Taxes	$0	Springing	N/A	U/W DSCR based on NOI/NCF(1):	2.53x / 2.46x
Insurance	$0	Springing	N/A	U/W Debt Yield based on NOI/NCF(1):	9.6% / 9.3%
Replacement Reserve	$0	Springing	$386,928	U/W Debt Yield at Maturity based on NOI/NCF(1)	9.6% / 9.3%
TI/LC	$12,309,694	Springing	$2,321,544	Cut-off Date LTV Ratio(1):	46.3%
Ground Rent Funds	$0	Springing	N/A	LTV Ratio at Maturity(1):	46.3%
Gap Rent Reserve Funds	$1,218,246	$0	N/A

Sources and Uses
Sources			Uses
Original senior loan amount	$760,000,000	77.9%	Loan payoff	$627,284,452	64.3%
Subordinate companion loan	215,000,000	22.1	Return of equity	333,044,567	34.2
			Upfront reserves	13,527,940	1.4
			Closing costs	1,143,041	0.1
Total Sources	$975,000,000	100.0%	Total Uses	$975,000,000	100.0%

(1)	The Grand Canal Shoppes Mortgage Loan (as defined below) is part of the Grand Canal Shoppes Whole Loan (as defined below), which is comprised of 23 pari passu senior promissory notes with an aggregate original principal balance of $760,000,000 (the “Senior Notes”, and collectively the “Grand Canal Shoppes Senior Loan”) and one promissory note that is subordinate to the Senior Notes with an original principal balance of $215,000,000 (the “Grand Canal Shoppes Subordinate Companion Loan”, and together with the Grand Canal Shoppes Senior Loan, the “Grand Canal Shoppes Whole Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Grand Canal Shoppes Senior Notes, without regard to the Grand Canal Shoppes Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the combined balance of the entire Grand Canal Shoppes Whole Loan are $1,283, $1,283, 7.5%,7.3%, 1.72x, 1.67x, 59.5% and 59.5%, respectively. See “Subordinate and Mezzanine Indebtedness” below. The Grand Canal Shoppes Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, N.A. (“WFB”) on June 3, 2019. Morgan Stanley Mortgage Capital Holdings, LLC (“MSMCH”), an affiliate of MSBNA, is contributing the non-controlling Note A-1-2 with an original principal balance of $50,000,000 and Wells Fargo Bank, National Association (“WFB”) is contributing the non-controlling Note A-2-1 with an original principal balance of $50,000,000.

(2)	Reflects the Senior Notes only. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.25% per annum.

(3)	Defeasance of the Grand Canal Shoppes Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Grand Canal Shoppes Whole Loan promissory note to be securitized and (b) June 3, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in August 2019.

(4)	See “Escrows” below for further discussion of reserve requirements.

(5)	Size excludes the 84,743 square foot space currently leased to Barneys New York. This space is included in the collateral; however, the loan documents permit the right to obtain a free release with respect to such space. See “Release of Barneys parcel”, as such, no value or rental income has been attributed to this space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The Mortgage Loan. The mortgage loan (the “Grand Canal Shoppes Mortgage Loan”) is part of the Grand Canal Shoppes Whole Loan evidenced by (i) 23 pari passu notes comprising the Grand Canal Shoppes Senior Loan with an aggregate original principal balance of $760,000,000 and an aggregate outstanding principal balance as of the Cut-off Date of $760,000,000 and (ii) the Grand Canal Shoppes Subordinate Companion Loan with an original principal balance of $215,000,000 and an outstanding principal balance as of the Cut-off Date of $215,000,000, secured by a first mortgage encumbering the fee and leasehold interest in a 759,891 square feet retail center located in Las Vegas, Nevada (the “Grand Canal Shoppes Property”). The Grand Canal Shoppes Mortgage Loan represents the non-controlling Note A-1-2 and Note A-2-1 in the original principal balance of $100,000,000. The non-controlling Note A-1-1 and Note A-1-6 in the aggregate original principal amount of $70,000,000 are expected to be contributed to the MSC 2019-H7 securitization trust. The remaining Grand Canal Shoppes Senior Notes (together with Note A-1-1 and Note A-1-7, and excluding the Grand Canal Shoppes Mortgage Loan, the “Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans”) are expected to be contributed to future securitization transactions or may be otherwise transferred at any time. The Grand Canal Shoppes Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Grand Canal Shoppes Mortgage Loan(1)
A-1-2 & A-2-1	$100,000,000	$100,000,000	BANK 2019-BNK19	No
Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans
A-1-1	$60,000,000	$60,000,000	MSC 2019-H7(2)	No(3)
A-1-3	$40,000,000	$40,000,000	MSBNA	No
A-1-4	$40,000,000	$40,000,000	MSBNA	No
A-1-5	$13,846,154	$13,846,154	MSBNA	No
A-1-6	$10,000,000	$10,000,000	MSC 2019-H7(2)	No
A-1-7	$10,000,000	$10,000,000	MSBNA	No
A-1-8	$10,000,000	$10,000,000	MSBNA	No
A-2-2	$50,000,000	$50,000,000	WFB	No
A-2-3	$40,000,000	$40,000,000	WFB	No
A-2-4	$25,000,000	$25,000,000	WFB	No
A-2-5	$10,384,615	$10,384,615	WFB	No
A-3-1	$50,000,000	$50,000,000	JPMCB	No
A-3-2	$50,000,000	$50,000,000	JPMCB	No
A-3-3	$40,000,000	$40,000,000	JPMCB	No
A-3-4	$25,000,000	$25,000,000	JPMCB	No
A-3-5	$10,384,615	$10,384,615	JPMCB	No
A-4-1	$50,000,000	$50,000,000	GS	No
A-4-2	$50,000,000	$50,000,000	GS	No
A-4-3	$40,000,000	$40,000,000	GS	No
A-4-4	$25,000,000	$25,000,000	GS	No
A-4-5	$10,384,615	$10,384,615	GS	No
Grand Canal Shoppes Subordinate Companion Loan
B-1	$215,000,000	$215,000,000	Third party holder	Yes(3)
Total	$975,000,000	$975,000,000

(1)	MSMCH is contributing the non-controlling A-1-2 Note with an original principal balance of $50,000,000 and WFB is contributing the non-controlling A-2-1 Note with an original principal balance of $50,000,000.

(2)	Anticipated to be transferred to the MSC 2019-H7 securitization upon the closing date of such securitization.

(3)	The holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to appoint the special servicer of the Grand Canal Shoppes Whole Loan and to direct certain decisions with respect to the Grand Canal Shoppes Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Grand Canal Shoppes Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization.

Proceeds of the Grand Canal Shoppes Whole Loan were used to refinance existing securitized mortgage debt, fund upfront reserves, pay closing costs, and return equity to the Grand Canal Shoppes Borrowers (as defined below).

The Borrower and the Borrower Sponsors. The borrowers are Grand Canal Shops II, LLC and The Shoppes at the Palazzo, LLC, each organized as a Delaware limited liability company and each structured to be bankruptcy remote with two independent directors (the “Grand Canal Shoppes Borrowers”). Legal counsel to the Grand Canal Shoppes Borrowers delivered a non-consolidation opinion in connection with the origination of the Grand Canal Shoppes Mortgage Loan. The borrowers and a predecessor entity of the borrower sponsor filed for bankruptcy in 2009 and emerged from bankruptcy in 2009-2010.  See “Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The borrower sponsors are Brookfield Properties REIT Inc. and Nuveen Real Estate, and the nonrecourse carveout guarantor is BPR Nimbus LLC (the “Grand Canal Shoppes Guarantor”), an affiliate of Brookfield Properties REIT Inc.

Brookfield Properties REIT Inc. ranks among the largest retail real estate companies in the United States. Its portfolio of mall properties spans the nation, encompassing 170 locations across 42 states and representing over 146 million square feet of retail space. The company is focused on managing, leasing and redeveloping retail properties.

Nuveen Real Estate is the investment management arm of Teachers Insurance and Annuity Association. Nuveen Real Estate manages various funds and mandates, across both public and private investments, spanning both debt and equity. Nuveen Real Estate has over 80 years of real estate investing experience and more than 500 employees located across over 20 cities throughout the United States, Europe and Asia Pacific.

The Property. The Grand Canal Shoppes Property is a 759,891 square foot specialty retail center that predominantly comprises the first-, second-, and third-levels of the Venetian Hotel and Casino and Palazzo Resort and Casino. The Grand Canal Shoppes Property opened in 1999, with an expansion in conjunction with the completion of The Palazzo in 2007, and is anchored by an 84,743 square feet, three level Barneys New York, currently slated to close by January 2020. The Barneys Parcel (as defined below) was part of the collateral for the Grand Canal Shoppes Whole Loan at loan origination, but the Grand Canal Shoppes Borrowers have the right to obtain a free release of the Barneys Parcel. At origination, no value or rental income was attributed to the Barneys Parcel.

The Venetian Hotel and Casino and Palazzo Resort and Casino are luxury hotels and casino resorts situated within the southeast quadrant of Las Vegas Boulevard and Sands Avenue. Each of the Venetian Hotel and Casino and the Palazzo Resort and Casino are owned and operated by Las Vegas Sands Corporation. The overall resort complex is the largest on The Strip (as defined below), and includes 4,049 rooms within The Venetian, 3,068 rooms/suites within The Palazzo, and 225,000 square feet of gaming space (combined), none of which are collateral for the Grand Canal Shoppes Whole Loan. The Grand Canal Shoppes Property is physically connected to the Venetian Hotel and Casino and the Palazzo Resort and Casino, which combine to create a large hotel and resort complex with over 7,000 hotel rooms, 2.3 million square feet of meeting space, one million square feet of retail space, and more than 30 restaurants. In addition, the Grand Canal Shoppes Property is within walking distance to over 140,000 hotel rooms.

The Grand Canal Shoppes Property is situated across 21.1 acres of land along the central portion of Las Vegas Boulevard (“The Strip”). The Grand Canal Shoppes Property is a shopping, entertainment, and dining venue in Las Vegas featuring a unique Venetian-inspired setting with luxury retailers and restaurant concepts. Attractions include a gondola ride through the canals of the Grand Canal Shoppes Property as well as showroom/theater space for live performances.

The Grand Canal Shoppes Property is 94.0% leased as of May 31, 2019. According to the appraisal, the Grand Canal Shoppes Property generates average mall shop sales of over $1,000 PSF. The Grand Canal Shoppes Property generated $427.6 million in gross sales with comparable in line sales of $1,182 PSF as of the trailing twelve months ended February 28, 2019. The Grand Canal Shoppes Property generates over 60% of its top line revenue from food and entertainment offerings, including restaurants such as Tao Asian Bistro, which features a night and beach club, Grand Lux Café, Sushi Samba, Delmonico Steakhouse, Cut by Wolfgang Puck, Smith & Wollensky, Verdugo West Brewery, Xiang Tian Xia Chinese Hot Pot and Recital Karaoke, among others. Luxury retailers at the Grand Canal Shoppes Property include Louis Vuitton, Salvatore Ferragamo, Fendi and Jimmy Choo.

From 2015 through January 2019, capital expenditures, inclusive of development capital and landlord work, of approximately $20.3 million ($26.70 PSF) were invested in the Grand Canal Shoppes Property. In addition, there is a planned renovation and redevelopment of the common areas within the shopping areas above The Palazzo. Ownership is budgeting approximately $12.0 million to improve lighting and finishes in an attempt to maintain existing tenants and attract new tenants to this portion of the Grand Canal Shoppes Property. According to management, renovations are expected to begin in September 2019. In addition, renovation, new finishes and lighting are expected to be completed in conjunction with a proposed 27,422 square foot international food hall, which is expected to be completed in 2020. Such renovation and redevelopment, as well as development of the new food hall, are not required by or reserved for under the Grand Canal Shoppes Whole Loan documents, and we cannot assure you that any such renovation, redevelopment, or food hall development will be effected.

The following table presents a summary of historical tenant sales at the Grand Canal Shoppes Property.

Historical Tenant Sales Summary(1)
	2015	2016	2017	2018	TTM February 2019 Sales	TTM February 2019 Sales PSF
Anchor/Major Sales	$129,599,970	$129,282,829	$130,862,228	$138,705,093	$140,317,346	$1,046
Comparable In-Line Sales	$200,973,916	$207,912,708	$223,524,143	$244,916,086	$244,795,176	$1,154
Comparable Food Court Sales	$17,055,210	$19,744,070	$21,275,466	$23,538,795	$23,688,945	$1,580

(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

The Grand Canal Shoppes Property is anchored by 18 major tenants that in the aggregate generate approximately $140.3 million in annual sales as of TTM February 2019. Since 2015, the Grand Canal Shoppes Property’s sales performance has steadily increased year-over-year, growing 21.4% over this period. Furthermore, comparable sales have consistently exceeded $1,100 PSF reaching $1,182 PSF as of TTM February 2019.

The first floor of Barneys New York and the casino level (ground floor) space are leased by the Grand Canal Shoppes Borrowers, pursuant to air rights ground leases, which do not include the underlying land. The casino level space consists of restaurants and retail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

shops contained on the casino levels (ground floor) of the Venetian Hotel and Casino and the Palazzo Resort and Casino. The ground lease for the casino level of the Venetian Hotel and Casino portion of the Grand Canal Shoppes Property expires in 2093, and the ground lease for the casino level of the Palazzo Resort and Casino portion of the Grand Canal Shoppes Property expires in 2097. Each of the annual rents for these leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates. The remaining collateral, except for the Walgreens air rights lease space, is owned in fee. A portion of the fee is located at the ground level (the retail annex), with the majority fee located on levels 2 and 3. The collateral is part of a vertical subdivision; i.e. the fee ownership is solely of the designated space on the ground level and levels 2 and 3 and doesn’t include the land. A reciprocal easement agreement governs the relationship among the owner of the Grand Canal Shoppes Property, and the owners of other interests in the complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino. The Walgreens air rights lease space refers to the air rights above the Walgreens space (the Walgreens space itself is owned by a third party), for which the lease expires in 2064 with one, 40 year extension option. The Walgreens air rights space is currently occupied by Buddy V's Ristorante and Carlo’s Bakery (12,839 square feet, 1.5% of underwritten base rent). The Venetian Hotel and Casino subleases a portion of the air rights parcel from the Grand Canal Shoppes Borrowers pursuant to a separate sublease. The Venetian Hotel and Casino is responsible under its sublease for an amount equal to 80.68% of the ground rent under the Walgreens air rights lease.

Pursuant to the reciprocal easement and ground lease documents, transfers (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) of the Grand Canal Shoppes Property are subject to certain transfer restrictions. Additionally, under such documents, Venetian Casino Resort, LLC has the right to cure certain defaults of the Grand Canal Shoppes Borrowers under the Grand Canal Shoppes Whole Loan. See also “Right of First Offer/Right of First Refusal” below.

Historical and Current Occupancy(1)
	2014	2015	2016	2017	2018	Current(2)
The Venetian Hotel and Casino	95.1%	92.6%	98.3%	95.7%	99.1%	97.1%
Palazzo Resort and Casino	88.2%	89.5%	86.2%	88.4%	83.0%	86.2%
Total/Wtd. Avg.	92.6%	91.5%	93.9%	93.0%	93.3%	94.0%

(1)	Historical occupancy provided by the borrower sponsor.

(2)	Current occupancy is based on the May 31, 2019 UW rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the tenancy at the Grand Canal Shoppes Property:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	TTM February 2019 Sales		Occ. Cost %(5)	Term. Option	Lease Expiration
							$	PSF
Major Tenants
Emporio D'Gondola(6)	NR/NR/NR	922	0.1%	$4,394.46	$4,051,692	6.0%	NAV	NAV	NAV	N	5/31/2029
The Venetian Resort (Showroom/Theater)	BBB-/NR/BBB-	38,920	5.1%	$104.10	$4,051,619	6.0%	NAV	NAV	NAV	N	5/31/2029
Regis Galerie(7)	NR/NR/NR	28,099	3.7%	$84.27	$2,367,955	3.5%	$7,010,021	$249	33.8%	N	Various
Sephora	NR/NR/A+	10,074	1.3%	$228.31	$2,299,995	3.4%	NAV	NAV	NAV	N	7/31/2021
Welcome to Las Vegas(8)	NR/NR/NR	14,234	1.9%	$140.54	$2,000,502	3.0%	$6,612,970	$465	30.3%	N	Various
Grand Lux Cafe	NR/NR/NR	19,100	2.5%	$76.63	$1,463,633	2.2%	$21,992,535	$1,151	6.7%	N	12/31/2029
CUT By Wolfgang Puck	NR/NR/NR	12,247	1.6%	$103.00	$1,261,441	1.9%	$14,171,737	$1,157	8.9%	N	5/31/2028
Mercato Della Pescheria	NR/NR/NR	16,479	2.2%	$68.66	$1,131,448	1.7%	$9,158,574	$556	12.4%	N	11/30/2025
Bellusso Jewelry	NR/NR/NR	2,999	0.4%	$356.44	$1,068,964	1.6%	$8,173,547	$2,725	13.1%	N	11/30/2022
Golden Gai	NR/NR/NR	12,820	1.7%	$80.73	$1,034,959	1.5%	NAV	NAV	NAV	N	12/31/2029
TAO Asian Bistro	NR/NR/NR	15,175	2.0%	$64.58	$980,002	1.5%	$35,724,404	$2,354	2.7%	N	1/31/2025
Peter Lik Gallery	NR/NR/NR	4,394	0.6%	$222.96	$979,686	1.5%	$3,859,320	$878	25.4%	N	8/31/2021
Smith & Wollensky	NR/NR/NR	14,751	1.9%	$63.89	$942,502	1.4%	NAV	NAV	NAV	N	6/30/2028
Michael Kors(9)	BBB-/NR/BBB-	4,066	0.5%	$225.75	$917,907	1.4%	$3,264,594	$803	28.1%	N	Various
Recital Karaoke	NR/NR/NR	14,062	1.9%	$63.86	$897,999	1.3%	NAV	NAV	NAV	N	2/28/2029
Total Major Tenants		208,342	27.4%	$122.16	$25,450,304	38.0%

Other Tenants		506,286	66.6%	$82.14	$41,584,578	62.0%

Occupied Collateral Total		714,628	94.0%	$93.80	$67,034,881	100.0%

Vacant Space		45,263	6.0%

Collateral Total		759,891	100.0%

(1)	Information is based on the underwritten rent roll. Tenants are listed in order of annual underwritten base rent.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent PSF excludes vacant space.

(4)	Annual U/W Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

(5)	Occ. Cost % is based on the underwritten rent as of the May 31, 2019 rent roll divided by the most recently reported sales.

(6)	This tenant operates as the gondola attraction at the Grand Canal Shoppes Property.

(7)	Regis Galerie has 8,406 square feet expiring on December 31, 2020, 4,654 square feet expiring on February 29, 2020 and 15,039 square feet expiring on May 31, 2025.

(8)	The Welcome to Las Vegas lease is expected to commence on February 1, 2020. Gap rent was reserved by the lender at origination. 10,239 square feet expires on December 31, 2020 and the remaining 3,995 square feet expires on January 31, 2030.

(9)	Michael Kors has 3,733 square feet expiring on January 31, 2026 and 333 square feet expiring on March 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

The following table presents certain information relating to the lease rollover schedule at the Grand Canal Shoppes Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(3)	3	2,080	0.3%	2,080	0.3%	$0	0.0%	$0.00
2019	17	39,567	5.2%	41,647	5.5%	$2,436,560	3.6%	$61.58
2020	26	80,052	10.5%	121,699	16.0%	$4,475,224	6.7%	$55.90
2021	16	28,634	3.8%	150,333	19.8%	$5,748,002	8.6%	$200.74
2022	13	35,084	4.6%	185,417	24.4%	$4,683,674	7.0%	$133.50
2023	20	41,038	5.4%	226,455	29.8%	$5,490,655	8.2%	$133.79
2024	23	60,412	8.0%	286,867	37.8%	$6,381,261	9.5%	$105.63
2025	22	146,378	19.3%	433,245	57.0%	$10,519,793	15.7%	$71.87
2026	9	29,721	3.9%	462,966	60.9%	$2,751,933	4.1%	$92.59
2027	3	6,142	0.8%	469,108	61.7%	$859,431	1.3%	$139.93
2028	9	48,011	6.3%	517,119	68.1%	$4,940,574	7.4%	$102.91
2029	27	185,418	24.4%	702,537	92.5%	$18,048,649	26.9%	$97.34
Thereafter	2	12,091	1.6%	714,628	94.0%	$699,125	1.0%	$57.82
Vacant	0	45,263	6.0%	759,891	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	190	759,891	100.0%			$67,034,881	100.0%	$93.80

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.

(4)	Total UW Rent Rolling reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Grand Canal Shoppes Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 3/31/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$64,850,253	62.3%	$85.34
Contractual Rent Steps	0	0	0	0	2,184,628	2.1	2.87
Gross Potential Rent(2)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$67,034,881	64.4%	$88.22
Other Income(3)	12,765,993	12,203,223	10,872,872	10,365,738	10,455,366	10.1	13.76
Total Recoveries	31,633,869	27,875,777	25,766,223	25,166,107	26,539,087	25.5	34.92
Net Rental Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	100.0%	$136.90
(Vacancy & Credit Loss)(4)	0	0	0	0	0	(0.0)	(0.00)
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	100.0%	$136.90

Real Estate Taxes	1,952,631	1,995,183	2,076,447	2,102,023	2,102,023	2.0	2.77
Insurance	268,881	248,826	253,530	260,040	260,040	0.2	0.34
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1.0	1.32
Other Operating Expenses(5)	30,074,924	29,916,371	28,454,203	27,645,562	27,645,562	26.6	36.38
Total Operating Expenses	$33,296,436	$33,160,381	$31,784,180	$31,007,624	$31,007,624	29.8%	$40.81

Net Operating Income	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$73,021,709	70.2%	$96.09
Replacement Reserves	0	0	0	0	0	0.0	0.00
TI/LC	0	0	0	0	2,023,806	2.0	2.66
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$70,997,903	68.2%	$93.43

NOI DSCR(6)	2.75x	2.58x	2.47x	2.48x	2.53x
NCF DSCR(6)	2.75x	2.58x	2.47x	2.48x	2.46x
NOI Debt Yield(6)	10.4%	9.8%	9.4%	9.4%	9.6%
NCF Debt Yield(6)	10.4%	9.8%	9.4%	9.4%	9.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	UW Gross Potential Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020, and excludes any rent associated with the Barneys New York space. The increase from 3/31/2019 TTM to UW Gross Potential Rent and Net Operating Income is due to recent leasing activity.

(3)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.

(4)	The underwritten economic vacancy is 0.0%. The Grand Canal Shoppes Property is 94.0% leased as of May 2019.

(5)	Other Operating Expenses includes the Walgreens ground/air rights lease rent of which $113,475, 19.32% of the annual ground lease payment, was underwritten. The Venetian Hotel and Casino is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens lease.

(6)	Debt service coverage ratios and debt yields are based on the Grand Canal Shoppes Senior Loan and exclude the Grand Canal Shoppes Subordinate Companion Loan.

Appraisal. The appraiser concluded to an “as is” appraised value of $1,640,000,000 with a valuation date of April 3, 2019 which results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 46.3% and 46.3%, respectively, based on the Grand Canal Shoppes Senior Loan, and 59.5% and 59.5% respectively, based on the Grand Canal Shoppes Whole Loan.

Environmental Matters. According to a Phase I environmental site assessment dated May 15, 2019, there was no evidence of any recognized environmental conditions at the Grand Canal Shoppes Property.

Market Overview and Competition. The Grand Canal Shoppes Property is located in Las Vegas, Nevada along The Strip. The Grand Canal Shoppes Property’s tenant mix of retail, restaurants, and entertainment offerings benefits from Las Vegas’s tourists, convention center attendees, and residents. The Grand Canal Shoppes Property is adjacent to the Sands Expo Convention Center, a 1.8 million square foot meeting and convention center. Additionally, Las Vegas has various developments in process that are expected to be completed in 2020 and beyond. The most notable of these developments are the MSG Sphere, an 18,000 seat performance venue being developed by Madison Square Garden and Las Vegas Sands east of the Grand Canal Shoppes Property, the construction of the 65,000 seat Las Vegas Stadium, the new home of the NFL’s Oakland Raiders, which is expected to also double as a live entertainment and convention venue, and the Las Vegas Convention Center District is under redevelopment with a 1.4 million square foot expansion. We cannot assure you whether or when such developments will be completed.

Primary access to the Grand Canal Shoppes Property is provided by Interstate 15, the region’s primary north-south route, which is situated approximately one mile west of the Grand Canal Shoppes Property, with access gained via Spring Mountain Road/Sands Avenue. The Grand Canal Shoppes Property is located approximately 3 miles north of the McCarran International Airport and has direct access to Citizen Area Transit, which has over 41 routes running throughout the region. According to the appraisal, there were over 42.1 million visitors traveling to Las Vegas, and convention visitors exceeding 6.5 million in 2018. According to the appraisal, the estimated 2018 population within a five-, seven- and ten-mile radius of the Grand Canal Shoppes Property was 410,151, 911,414 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

1,661,641, respectively. The estimated 2018 average household income within a five-, seven- and ten-mile radius was $54,257, $60,146 and $70,983, respectively.

The Grand Canal Shoppes Property is located in the Southeast submarket of the Las Vegas retail market. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Southeast submarket was approximately 14.5%, with average asking rents of $19.41 PSF and inventory of approximately 5.1 million square feet. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Las Vegas retail market was approximately 13.4%, with average asking rents of $22.34 PSF and inventory of approximately 29.9 million square feet. The appraiser concluded to a market rent of $98.23 PSF for the space at the Grand Canal Shoppes Property.

The following table presents certain competitive properties to the Grand Canal Shoppes Property:

Competitive Property Summary (1)

Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Inline Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Grand Canal Shoppes Property Las Vegas, NV	Fashion/Specialty	1999/2007	759,891	94.0%(2)	$1,182(3)	TAO Nightclub, Theater, Grand Lux Café, Mercato Della Pescheria, TAO Asian Bistro, Recital Karaoke, Madame Tussaud Las Vegas, Verdugo West Brewery, Golden Gai	N/A
Primary Competition
Forum Shops at Caesars Las Vegas, NV	Fashion/Specialty	1992/1997, 2004	650,000	99%	$1,400 - $1,700	Upscale/themed retail project at Caesars with 1-2 levels	0.5
Wynn Las Vegas Retail Las Vegas, NV	Fashion/Specialty	2005/2008	150,000	95%	$2,000 - $3,000	Upscale retail areas located within The Wynn Las Vegas and Wynn Encore	0.3
The Shops at Crystals Las Vegas, NV	Fashion/Specialty	2009/NAP	360,000	94%	$1,200 - $1,400	Upscale specialty retail center with 3-levels on Las Vegas Strip part of City Center	1.1
Miracle Mile Shops Las Vegas, NV	Fashion/Specialty	2000/2008, 2016	494,000	93%	$825 - $875	Mid-Tier specialty retail center with 1 and 2 stories at Planet Hollywood	1.0
Fashion Show Mall Las Vegas, NV(4)	Super-Regional Center	1981/Various	1,875,400	95%	$825 - $875	Neiman Marcus, Dillard's, Macy's, Saks, Forever 21, Nordstrom, Dick's Sporting Goods	0.3
Secondary Competition
The Linq Promenade Las Vegas, NV	Fashion/Specialty	2014/NAP	268,000	93%	- - -	Retail and entertainment specialty center including a number of restaurants and performance venues	0.4
Bellagio Shops Las Vegas, NV	Fashion/Specialty	1998/NAP	-	100%	- - -	Upscale shopping area located within Bellagio Resort and Casino	0.8
The Showcase Las Vegas, NV	Specialty Retail	1997/2003, 2009	347,281	97%	- - -	Coca-Cola, Ross, Hard Rock, M&M's, Adidas	1.6
Las Vegas Premium Outlets Las Vegas, NV	Outlet Center	2003/NAP	676,113	100%	$1,400 - $1,600	Last Call Neiman Marcus, Off 5th Saks 5th Avenue, Nike	3.5

(1)	Information obtained from the appraisal.

(2)	Occupancy as of May 31, 2019.

(3)	Comparable inline sales PSF shown as of February 28, 2019.

(4)	Owned by an affiliate of the Grand Canal Shoppes Borrowers.

Escrows.

Real Estate Taxes and Insurance Reserves – During the continuance of a Cash Management Period (as defined below), the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12th of the estimated property taxes and 1/12th of the estimated insurance premiums, provided that the monthly insurance reserve requirement is waived if the Grand Canal Shoppes Borrowers provide the lender with evidence that (a) the insurance policies required to be maintained by the Grand Canal Shoppes Borrowers are maintained pursuant to blanket policies that comply with the requirements of the Grand Canal Shoppes Whole Loan documents and (b) the insurance premiums payable in connection with such policies have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at origination, such period, if less than one year).

Recurring Replacements Reserve – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to deposit $16,122 monthly for a recurring replacements reserve. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly recurring replacement deposit if the amount then on deposit in the recurring replacements reserve is equal to or exceeds $386,928.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

TI/LC Reserve – The Grand Canal Shoppes Whole Loan documents provide for (i) an upfront reserve of $12,309,694 for unfunded tenant improvements and leasing commissions, including for the following major tenants at the Grand Canal Shoppes Property: $1,177,693 for Recital Karaoke, $1,472,330 for Verdugo West Brewery, $967,269 for Golden Gai, $63,000 for CUT By Wolfgang Puck, $882,000 for Smith & Wollensky and $20,000 for Once and (ii) during the continuance of a Cash Management Period, an ongoing monthly TI/LC reserve in an amount equal to $96,731. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds $2,321,544.

Ground Rent Reserve – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12th of the annual amounts due by each of the Grand Canal Shoppes Borrowers, as applicable, under the Ground Leases (as defined below).

Gap Rent Reserve – The Grand Canal Shoppes Whole Loan documents provide for an upfront reserve of $1,218,246 for outstanding gap rents.

Notwithstanding the foregoing, the Grand Canal Shoppes Borrowers’ obligations to make any monthly deposits into the real estate taxes and insurance reserves, recurring replacement reserve, TI/LC reserve and/or ground rent reserve as applicable, is deemed to be satisfied to the extent there are sufficient funds to make such deposits in the cash management account, in which case no actual payment from the Grand Canal Shoppes Borrowers is required.

Lockbox and Cash Management. The Grand Canal Shoppes Whole Loan is structured with a hard lockbox and springing cash management. The Grand Canal Shoppes Borrowers are required to direct each tenant of the Grand Canal Shoppes Property to deposit all funds (other than Non-Core Income (as defined below)) directly into the lockbox account, and to deposit any funds received by the Grand Canal Shoppes Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. Within two business days of written notification of the commencement of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to establish a lender-controlled cash management account with a cash management bank, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Management Period is continuing. So long as a Cash Management Period is continuing, funds in the cash management account are required to be applied (i) to make deposits into the real estate taxes and insurance reserves (if then required) as described above under “Escrows”, (ii) to make deposits into the ground rent reserve as described above under “Escrows” (iii) to pay debt service on the Grand Canal Shoppes Whole Loan, (iv) provided no event of default under the Grand Canal Shoppes Whole Loan is continuing as to which the lender has initiated an enforcement action, to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, (v) to make deposits into the recurring replacements reserve and the TI/LC reserve, as described above under “Escrows”, (vi) in the event a Cash Sweep Period is continuing, to deposit any excess amount remaining in the lockbox account into an excess cash flow account to be held by the lender as additional security for the Grand Canal Shoppes Whole Loan during the continuance of the Cash Sweep Period (provided that so long as no event of default exists as to which the lender has initiated an enforcement action, funds in such reserve may be applied to operating expenses) and (vii) if no Cash Sweep Period and no event of default under the Grand Canal Shoppes Whole Loan are continuing, all remaining funds in the lockbox account are required to be disbursed to the Grand Canal Shoppes Borrowers.

A “Cash Sweep Period” means a period:

(a)	commencing upon an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived; or

(b)	commencing upon the determination that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.0% as of the end of any calendar year and ending upon the date that such debt yield is equal to or in excess of 6.0% for two consecutive calendar quarters.

A “Cash Management Period” means a period:

(a)	commencing upon an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived; or

(b)	commencing upon the determination that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.5% as of the end of any calendar year and ending upon the date that such debt yield is equal to or in excess 6.5% for two consecutive calendar quarters.

“Non-Core Income” means (i) certain de minimis amounts of rents received directly by the Grand Canal Shoppes Borrowers from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but excluding rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Grand Canal Shoppes Property. “Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

Property Management. The Grand Canal Shoppes Property is managed by Brookfield Properties Retail Inc., an affiliate of the Grand Canal Shoppes Borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

Release of Barneys Parcel. The Grand Canal Shoppes Borrowers may obtain the release of a portion of the Grand Canal Shoppes Property comprised of the approximately 84,743 square foot, three level space currently demised to Barneys New York (the “Barneys Parcel”) pursuant to a lease, which is expected to expire on January 31, 2020, upon a bona fide sale to a third party not affiliated with the Grand Canal Shoppes Borrowers or the Grand Canal Shoppes Guarantor, provided that, among other things, and in accordance with the Grand Canal Shoppes Whole Loan documents: (i) no event of default has occurred and is continuing, (ii) the lender has received reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the Grand Canal Shoppes Borrowers in fee simple have been legally subdivided from all portions of the Grand Canal Shoppes Property remaining after the release, (iii) upon request by the lender, the Grand Canal Shoppes Borrowers deliver a legal opinion stating that the release does not constitute a “significant modification” of the Grand Canal Shoppes Whole Loan under Section 1001 of the Internal Revenue Code of 1986 or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, (iv) following such release, the loan-to-value ratio (as determined by the lender in its sole discretion using only the portion of the remaining Grand Canal Shoppes Property which constitutes acceptable real estate collateral under the Code for a REMIC trust) is equal to or less than 125% (provided that the Grand Canal Shoppes Borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30, as the same may be amended, modified or supplemented from time to time, in order to meet the foregoing loan-to-value ratio). From and after the release of the Barneys Parcel, without the prior consent of the lender, neither the Grand Canal Shoppes Borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Grand Canal Shoppes Property to the Barneys Parcel.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In addition to the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Property also secures the Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $660,000,000, and the Grand Canal Shoppes Subordinate Companion Loan which has a Cut-off Date principal balance of $215,000,000. The Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Grand Canal Shoppes Mortgage Loan. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.2500% per annum. The Grand Canal Shoppes Senior Loan is generally senior in right of payment to the Grand Canal Shoppes Subordinate Companion Loan. The holders of the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans and the Grand Canal Shoppes Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Grand Canal Shoppes Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan” in the Preliminary Prospectus.

Ground/Air Rights Leases. The Grand Canal Shoppes Borrowers have air rights ground leases (which do not include the underlying land) with Venetian Casino Resort, LLC, as lessor, for portions of the retail and restaurant space on the casino level of each of the Venetian Hotel and the Palazzo Hotel portions of the Grand Canal Shoppes Property. The ground lease for the retail and restaurant space on the casino level of the Venetian Hotel is for an 89-year term commencing on May 14, 2004 and expiring on May 13, 2093 with no extension options. The ground lease for the retail and restaurant space on the casino level of the Palazzo Hotel is for an 89-year term commencing on February 29, 2008 and expiring on February 28, 2097 with no extension options. Each of the annual rents for these ground leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates.

The air rights above the space leased to Walgreens Co. and used as a Walgreen’s store are leased by a third party to the Grand Canal Shoppes Borrowers, as tenants for a 60-year term commencing on March 1, 2004 and expiring February 28, 2064 with one 40-year extension option (such lease, together with the ground leases of the casino level restaurant/retail of the Venetian Hotel and Casino and the Palazzo Casino level restaurant/retail, the “Ground Leases”). The ground rent under the Walgreens air rights lease was initially $600,000; however it escalates annually each year after the seventh lease year (which commenced March 1, 2011) by the same percentage that the consumer price index has increased from the prior year, not to exceed a 2.00% increase in any year. The Venetian Casino Resort, LLC subleases a portion of the Walgreens air rights from the Grand Canal Shoppes Borrowers and is responsible under the sublease for paying an amount equal to 80.68% of the rent under the prime lease. The sublease is coterminous with the Walgreens lease.

Right of First Offer/Right of First Refusal. A transfer of either the Grand Canal Shoppes portion or the Palazzo Shoppes portion of the Grand Canal Shoppes Property (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of Venetian Casino Resort, LLC.

Additionally, in the case of acceleration of the Grand Canal Shoppes Whole Loan, Venetian Casino Resort, LLC has the right, subject to the satisfaction of certain financial covenants, to purchase the Grand Canal Shoppes Whole Loan at a price equal to (a) the principal balance, (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the Grand Canal Shoppes Whole Loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

Letter of Credit. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Specialty Retail	Loan #1	Cut-off Date Balance:	$100,000,000
3327 & 3377 Las Vegas Boulevard South	Grand Canal Shoppes	Cut-off Date LTV:	46.3%
Las Vegas, NV 89109		U/W NCF DSCR:	2.46x
		U/W NOI Debt Yield:	9.6%

Terrorism Insurance. The Grand Canal Shoppes Whole Loan documents require that the comprehensive ”special perils” insurance policy required to be maintained by the Grand Canal Shoppes Borrowers provide coverage in an amount equal to the “full replacement cost” of the Grand Canal Shoppes Property. The Grand Canal Shoppes Whole Loan documents also require business income insurance covering no less than the 24-month period commencing at the time of casualty, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided, however, that the Grand Canal Shoppes Borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the “special perils” and business income coverage on a stand-alone basis (excluding any earthquake insurance or terrorism insurance components of such policies) in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$89,690,115
413 North Alafaya Trail	Waterford Lakes Town Center	Cut-off Date LTV:	66.8%
Orlando, FL 32828		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.3%

T·J·maxx

ULTA

REGAL
CINEMAS
IMAX
STOP

SuperTARGET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$89,690,115
413 North Alafaya Trail	Waterford Lakes Town Center	Cut-off Date LTV:	66.8%
Orlando, FL 32828		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$89,690,115
413 North Alafaya Trail	Waterford Lakes Town Center	Cut-off Date LTV:	66.8%
Orlando, FL 32828		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.3%

Oviedo
SEMINOLE COUNTY
McCulloch Rd
University Blvd
Summer Woods
Buck Rd
ORLANDO
Blanchard Park
University Acres
University of Central Florida
UCF Arboretum
Lake Price
Lake Pickett Rd
Alafaya Trail
Rouse Rd
Colonial Dr
Union Park
Rouse Run
East Orange Park
Alafaya
Waterford Lakes Town Center
413 North Alafaya Trail
Orlando, FL 32828
East-West Expwy
Downtown Orlando 8 miles
Lake Underhill Rd
Lockheed Martin
ORANGE COUNTY
Central FL GreeneWay
Curry Ford Rd
Curry Ford Square
Orlando Intl. Airport 12 miles
ORLANDO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Waterford Lakes Town Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/BB(sf)			Property Type - Subtype:	Retail – Anchored
Original Principal Balance(1):	$90,000,000			Location:	Orlando, FL
Cut-off Date Balance(1):	$89,690,115			Size:	691,625 SF
% of Initial Pool Balance:	6.9%			Cut-off Date Balance Per SF(1):	$259.50
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF(1):	$213.15
Borrower Sponsor:	Washington Prime Group, L.P.			Year Built/Renovated:	1998/NAP
Guarantor:	Washington Prime Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.8600%			Property Manager:	Washington Prime Management Associates, LLC (borrower-related)
Note Date:	April 16, 2019			Current Occupancy (As of)(4):	98.9% (2/1/2019)
Seasoning:	3 months			YE 2018 Occupancy:	99.5%
Maturity Date:	May 6, 2029			YE 2017 Occupancy:	99.3%
IO Period:	0 months			YE 2016 Occupancy:	98.0%
Loan Term (Original):	120 months			YE 2015 Occupancy:	NAV
Amortization Term (Original):	360 months			As-Is Appraised Value:	$268,600,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraisal Value Per SF:	$388.36
Call Protection(2):	L(27),D(86),O(7)			As-Is Appraisal Valuation Date:	March 1, 2019
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt(1):	Yes			TTM NOI (2/28/2019):	$17,658,836
Additional Debt Type (Balance)(1):	Pari Passu ($89,690,115)			YE 2018 NOI:	$17,781,863
				YE 2017 NOI:	$17,382,418
				YE 2016 NOI:	$16,426,269
				U/W Revenues:	$22,242,309
Escrows and Reserves(3)				U/W Expenses:	$5,591,686
	Initial	Monthly	Cap	U/W NOI:	$16,650,623
Taxes	$339,161	$169,580	NAP	U/W NCF:	$16,288,103
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.46x / 1.43x
Replacement Reserve	$0	$11,521	$500,000	U/W Debt Yield based on NOI/NCF(1):	9.3% / 9.1%
Existing TI/LC Reserve	$5,000,000	$57,605	$7,500,000	UW Debt Yield at Maturity based on NOI/NCF(1):	11.3% / 11.1%
Unfunded Obligations Reserve	$1,485,464	$0	NAP	Cut-off Date LTV Ratio(1):	66.8%
Other	$22,500,000	$0	NAP	LTV Ratio at Maturity(1):	54.9%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$180,000,000	100.0%	Principal Equity Distribution(5)	$148,515,080	82.5%
			Reserves	29,324,625	16.3
			Closing costs	2,160,295	1.2
Total Sources	$180,000,000	100.0%	Total Uses	$180,000,000	100.0%

(1)	The Waterford Lakes Town Center Mortgage Loan (as defined below) is part of the Waterford Lakes Town Center Whole Loan (as defined below), which is comprised of four pari passu notes with an aggregate original principal balance of $180,000,000. All statistical information related to the Cut-off Date Balance Per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Waterford Lakes Town Center Whole Loan.

(2)	The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 6, 2022.

(3)	See “Escrows” section for a full description of Escrows and Reserves.

(4)	Current Occupancy includes Express Fashions (9,100 square feet, 1.3% of NRA), which has a signed lease but is not expected to take occupancy or commence paying rent until August 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

(5)	The Waterford Lakes Town Center Property (as defined below) was previously unencumbered. The Principal Equity Distribution was used to refinance a portion of an unsecured corporate note.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$89,690,115
413 North Alafaya Trail	Waterford Lakes Town Center	Cut-off Date LTV:	66.8%
Orlando, FL 32828		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.3%

The Mortgage Loan. The mortgage loan (the “Waterford Lakes Town Center Mortgage Loan”) is part of a whole loan (the “Waterford Lakes Town Center Whole Loan”) co-originated by Bank of America, National Association and Goldman Sachs Bank USA, consisting of four pari passu promissory notes with an aggregate original principal balance of $180,000,000 and secured by a first mortgage encumbering the fee interest in an anchored retail property located in Orlando, Florida (the “Waterford Lakes Town Center Property”). The Waterford Lakes Town Center Mortgage Loan is evidenced by non-controlling Note A-2-A and A-2-B which had an aggregate original principal balance of $90,000,000. The Waterford Lakes Town Center Whole Loan is being serviced pursuant to the GSMS 2019-GC39 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-A	$55,000,000	$54,810,626	GSMS 2019-GC39	Yes
A-1-B	$35,000,000	$34,879,489	GSMS 2019-GC40	No
A-2-A	$45,000,000	$44,845,058	BANK 2019-BNK19	No
A-2-B	$45,000,000	$44,845,058	BANK 2019-BNK19	No
Total	$180,000,000	$179,380,230

The Borrower and the Borrower Sponsors. The borrower is Waterford Lakes Town Center LLC, a Delaware limited liability company with at least two independent directors (the “Waterford Lakes Town Center Borrower”). Legal counsel to the Waterford Lakes Town Center Borrower delivered a non-consolidation opinion in connection with the origination of the Waterford Lakes Town Center Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Washington Prime Group, L.P. The parent of the non-recourse carveout guarantor is Washington Prime Group Inc. (NYSE: WPG), a retail REIT that owns, manages, acquires and develops retail properties. Washington Prime Group Inc. was formed in May 2014 following a spin-off from Simon Property Group and acquired Glimcher Realty Trust (NYSE: GRT) in January 2015.

The Property. The Waterford Lakes Town Center Property is a 691,265 square foot, eight-building portion of a larger 965,765 square foot anchored retail center built in 1998 and located at 413 North Alafaya Trail in Orlando, Florida. The Waterford Lakes Town Center Property is anchored by Regal Cinema, Best Buy, Jo-Ann Fabrics, Bed Bath & Beyond, Ross Dress For Less and T.J. Maxx, and shadow anchored by a non-collateral Super Target, Ashley Furniture and LA Fitness. Junior anchors include Barnes & Noble, Office Max, PetSmart and Old Navy. After the top three anchor tenants, no single tenant represents more than 3.2% of NRA or 2.8% of underwritten base rent. Notable in-line restaurant and retail tenants include Chuck E Cheese’s, Tilly’s, Ulta, Skechers, Pier 1, Victoria’s Secret, Five Below, Banana Republic Factory Store, Wahlburgers, Rack Room Shoes, Lane Bryant, A+ Kids Learning Academy, California Pizza Kitchen and Justice. The Waterford Lakes Town Center Property includes 4,603 parking spaces (approximately 4.77 spaces per 1,000 square feet for the total 965,765 square foot retail center). During the borrower sponsor’s ownership, from 2015 to 2018, the borrower sponsor invested a total of approximately $13.6 million into the Waterford Lakes Town Center Property for capital expenditures and tenant allowances.

As of February 1, 2019, the Waterford Lakes Town Center Property was 98.9% occupied by 104 tenants. Historical year-end occupancy has been between 98.0% and 99.5% since 2016. Since 2017, 13 new in-line tenants (39,515 square feet) signed leases at the Waterford Lakes Town Center Property at a weighted average rent of $29.09 per square foot, and 20 in-line tenants (77,348 square feet) renewed leases at a weighted average rent of $30.36 per square foot (a 16.4% increase over previous rents).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$89,690,115
413 North Alafaya Trail	Waterford Lakes Town Center	Cut-off Date LTV:	66.8%
Orlando, FL 32828		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the tenancy at the Waterford Lakes Town Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRA	% of Total NRA	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)	Jan. 2019 TTM Tenant Sales PSF / Occ. Cost

Collateral Anchor Tenants
Regal Cinema	NR/NR/NR	86,231	8.9%	$21.00	$1,810,851	11.5%	1/31/2020	2, 5-year	N	$670,760 / 16.3%(4)
Best Buy	BBB/Baa1/BBB	46,094	4.8%	$16.00	$737,504	4.7%	1/31/2021	2, 5-year	N	NAP
Jo-Ann Fabrics	NR/NR/NR	35,000	3.6%	$13.25	$463,750	2.9%	1/31/2024	2, 5-year	N	$114 / 16.0%
Bed Bath & Beyond	NR/Baa3/BB+	30,616	3.2%	$14.22	$435,360	2.8%	1/31/2020	1, 5-year	N	NAP
Ross Dress for Less	NR/A3/A-	30,184	3.1%	$11.40	$344,098	2.2%	1/31/2021	2, 5-year	N	$633 / 2.6%
T.J. Maxx	NR/A2/A+	30,000	3.1%	$10.00	$300,000	1.9%	1/31/2020	1, 5-year	N	NAP
Total Collateral Anchor Tenants		258,125	26.7%	$15.85	$4,091,563	25.9%

Junior Anchor Tenants
Barnes & Noble	NR/NR/NR	23,925	2.5%	$16.25	$388,781	2.5%	2/3/2020	NAP	N	$164 / 12.6%
Office Max	NR/NR/NR	23,406	2.4%	$13.40	$313,640	2.0%	9/30/2020	3, 5-year	N	NAP
PetSmart	NR/Caa3/B-	19,288	2.0%	$14.51	$279,792	1.8%	1/31/2021	3, 5-year	N	$508 / 3.9%
Old Navy	NR/Baa2/BB+	15,650	1.6%	$18.70	$292,664	1.9%	6/30/2025	NAP	N	$471 / 6.5%
Forever 21	NR/NR/NR	11,711	1.2%	$22.40	$262,326	1.7%	6/30/2026	NAP	N	$346 / 9.6%
Chuck E Cheese’s	NR/NR/NR	11,121	1.2%	$24.46	$272,020	1.7%	6/30/2020	2, 5-year	N	$179 / 17.7%
Tilly’s	NR/NR/NR	10,400	1.1%	$28.44	$295,776	1.9%	1/31/2027	NAP	N	$289 / 13.6%
Cooper’s Hawk Winery & Restaurant	NR/NR/NR	10,320	1.1%	$35.20	$363,264	2.3%	4/30/2029	2, 5-year	N	$546 / 8.7%
Ulta	NR/NR/NR	10,000	1.0%	$28.34	$283,400	1.8%	2/28/2029	2, 5-year	N	$998 / 3.5%
Total Junior Anchor Tenants		135,821	14.1%	$20.26	$2,751,663	17.4%

Occupied In-Line Tenants(5)		289,528	30.0%	$30.99	$8,972,047	56.7%
Vacant Space		7,791	0.8%	$0.00	$0	0.0%
Collateral Total		691,265	71.6%	$23.14	$15,815,273	100.0%

Non-Collateral Tenants(6)
Target	A-/A2/A	188,500	19.5%		$264,277
Ashley Furniture	NR/NR/NR	45,000	4.7%		$62,118
LA Fitness	NR/NR/NR	41,000	4.2%		$56,596
Non-Collateral Outparcel Tenants		0	0.0%		$26,212
Total Non-Collateral Anchor Tenants		274,500	28.4%		$409,204

Total Collateral and Non-Collateral		965,765	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Collateral Total Annual U/W Base Rent PSF excludes Vacant Space.

(4)	Sales for Regal Cinema are on a per screen basis. The theater has 20 screens.

(5)	Includes Express Fashions (9,100 square feet, 1.3% of NRA), which has a signed lease but is not expected to take occupancy or commence paying rent until August 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

(6)	The Non-Collateral Tenants contribute real estate taxes and common area maintenance to the Waterford Lakes Town Center Property. The Non-Collateral Outparcel Tenants include Barbeque Integrated, Chick-Fil-A, Darden Restaurants, Duffy’s of Waterford Lakes, Miller’s Ale House and T.G.I. Friday’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$89,690,115
413 North Alafaya Trail	Waterford Lakes Town Center	Cut-off Date LTV:	66.8%
Orlando, FL 32828		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.3%

Major Tenants.

Regal Cinema (86,231 square feet, 8.9% of NRA, 11.5% of underwritten base rent). Regal Cinema operates 20 screens, including 3D and IMAX, under an original December 1999 lease that was most recently renewed in February 2015 through January 2020, increasing its rent from $20.00 per square foot to $21.00 per square foot with no concessions given. Regal Cinema has two five-year renewal options remaining with notice by August 4, 2019. The lender reserved $22,500,000 at loan origination in connection with the Regal Cinema space or renewal of the Regal Cinema lease to be released upon the lease replacement or renewal for a term through January 2025. See “Escrows” below for further details. At the Waterford Lakes Town Center Property, Regal Cinema achieved sales per screen of $607,347, $564,213 and $677,052 as of year-end 2016, 2017 and 2018, respectively.

Best Buy (46,094 square feet, 4.8% of NRA, 4.7% of underwritten base rent). Best Buy occupies 46,094 square feet under an original October 2000 lease that was most recently renewed in February 2016 through January 2021, increasing its rent from $15.00 per square foot to $16.00 per square foot with no concessions given. Best Buy has two five-year renewal options remaining with six months’ notice at fixed rents. Best Buy is not required to report sales pursuant to its lease. The Best Buy lease is guaranteed by Best Buy Co., Inc.

Jo-Ann Fabrics (35,000 square feet, 3.6% of NRA, 2.9% of underwritten base rent). Jo-Ann Fabrics occupies 35,000 square feet under an original November 2003 lease that was most recently renewed in February 2019 through January 2024, increasing its rent from $12.50 per square foot to $13.25 per square foot with no concessions given. Jo-Ann Fabrics has two five-year renewal options remaining with six months’ notice at fixed rents. At the Waterford Lakes Town Center Property, Jo-Ann Fabrics achieved sales per square foot of $118, $111 and $116 as of year-end 2016, 2017 and 2018, respectively.

The following table presents certain information relating to the lease expiration schedule at the Waterford Lakes Town Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRA	% of Total NRA	Cumulative Expiring NRA	Cumulative % of Total NRA	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	2	4,052	0.6%	4,052	0.6%	$127,508	0.8%	$31.47
2020	30	252,888	36.6%	256,940	37.2%	$5,401,352	34.2%	$21.36
2021	21	158,103	22.9%	415,043	60.0%	$3,212,649	20.3%	$20.32
2022	7	35,210	5.1%	450,253	65.1%	$1,105,745	7.0%	$31.40
2023	8	21,384	3.1%	471,637	68.2%	$793,529	5.0%	$37.11
2024	5	47,198	6.8%	518,835	75.1%	$853,799	5.4%	$18.09
2025	4	27,745	4.0%	546,580	79.1%	$556,501	3.5%	$20.06
2026	8	42,395	6.1%	588,975	85.2%	$1,110,324	7.0%	$26.19
2027	9	43,470	6.3%	632,445	91.5%	$1,079,825	6.8%	$24.84
2028	4	11,661	1.7%	644,106	93.2%	$320,962	2.0%	$27.52
2029	4	29,597	4.3%	673,703	97.5%	$962,173	6.1%	$32.51
Thereafter	2	9,771	1.4%	683,474	98.9%	$290,905	1.8%	$29.77
Vacant	0	7,791	1.1%	691,265	100.0%	$0	0.0%	$0.00
Total/Weighted Average	104	691,265	100.0%			$15,815,273	100.0%	$23.14(2)

(1)	Information obtained from the underwritten rent roll.

(2)	Total Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Waterford Lakes Town Center Property:

Historical Occupancy

2016	2017	2018	2/1/2019(1)
98.0%	99.3%	99.5%	98.9%

(1)	Includes Express Fashions (9,100 square feet, 1.3% of NRA), which has a signed lease but is not expected to take occupancy or commence paying rent until August 2019. We cannot assure you that this tenant will take occupancy or pay rent as anticipated or at all.

The following table presents historical in-line sales at the Waterford Lakes Town Center Property:

Historical In-Line Retail Sales(1)

2016	2017	2018
$470	$464	$485

(1)	In-Line Tenants include tenants less than 10,000 square feet and exclude temporary tenants. Sales as presented are per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$89,690,115
413 North Alafaya Trail	Waterford Lakes Town Center	Cut-off Date LTV:	66.8%
Orlando, FL 32828		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Waterford Lakes Town Center Property:

Cash Flow Analysis

	2016	2017	2018	TTM 2/28/2019	U/W	%(1)	U/W $ per SF
Base Rent(2)	$14,839,793	$15,356,813	$15,655,403	$15,678,341	$15,815,273	67.6%	$22.87
Overage/Percentage Rent	392,675	313,787	510,592	546,078	459,231	2.0	0.66
Kiosks/Temporary/Specialty	46,671	60,377	78,791	82,982	57,684	0.2	0.08
Reimbursements	5,742,626	6,177,051	6,341,883	6,166,885	6,380,226	27.3	9.22
Grossed Up Vacant Space	0	0	0	0	323,867	1.4	0.47
Other Revenue	336,911	334,974	384,063	370,816	357,728	1.5	0.52
Net Rental Income	$21,358,676	$22,243,002	$22,970,732	$22,845,102	$23,394,010	100.0%	$33.82
Vacancy & Credit Loss	(146,403)	(30,443)	(69,776)	(44,776)	(1,151,700)	7.3	(1.67)
Effective Gross Income	$21,212,273	$22,212,559	$22,900,956	$22,800,326	$22,242,309	100.0%	$32.16

Real Estate Taxes	$1,845,642	$1,794,259	$1,901,900	$1,912,811	$1,984,815	8.9%	$2.87
Insurance	187,863	184,316	202,533	208,234	272,070	1.2	0.39
Management Fee	374,426	384,274	400,640	401,544	667,269	3.0	0.96
Other Operating Expenses	2,378,073	2,467,292	2,614,020	2,618,901	2,667,532	12.0	3.86
Total Operating Expenses	$4,786,004	$4,830,141	$5,119,093	$5,141,490	$5,591,686	25.1%	$8.08

Net Operating Income	$16,426,269	$17,382,418	$17,781,863	$17,658,836	$16,650,623	74.9%	$24.07
TI/LC	0	0	0	0	224,267	1.0	0.32
Replacement Reserves	0	0	0	0	138,253	0.6	0.20
Net Cash Flow	$16,426,269	$17,382,418	$17,781,863	$17,658,836	$16,288,103	73.2%	$23.55

NOI DSCR(3)	1.44x	1.52x	1.56x	1.55x	1.46x
NCF DSCR(3)	1.44x	1.52x	1.56x	1.55x	1.43x
NOI DY(3)	9.2%	9.7%	9.9%	9.8%	9.3%
NCF DY(3)	9.2%	9.7%	9.9%	9.8%	9.1%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Base Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent is based on the in place rent roll dated February 6, 2019 and includes contractual rent steps of $213,594 taken through May 31, 2020.

(3)	DSCR and DY based on the Waterford Lakes Town Center Whole Loan amount.

Appraisal. The appraiser concluded to an “as-is” appraised value of $268,600,000 with a valuation date of March 1, 2019.

Environmental Matters. According to the Phase I environmental report dated March 11, 2019, there was no evidence of any recognized environmental conditions at the Waterford Lakes Town Center Property.

Market Overview and Competition. The Waterford Lakes Town Center Property is located on the east side of Orlando, Florida, at the intersection of N. Alafaya Trail and Waterford Lakes Parkway, which has an average daily traffic count of 59,000 vehicles per day. The Waterford Lakes Town Center Property can be accessed at three points along Waterford Lakes Parkway, and at four points, including a signalized stop, along N. Alafaya Trail just north of the East-West Expressway. The East-West Expressway connects the Waterford Lakes Town Center Property to the Orlando central business district by an approximately 15-minute drive. The Waterford Lakes Town Center Property is located approximately three miles south of the University of Central Florida (“UCF”) main campus (which has 68,571 students enrolled on campus) and approximately five miles west of the Valencia College East campus.

According to the appraiser, the Waterford Lakes Town Center Property is located in the Orlando metro market, which is positioned amongst demand drivers and attractions including Walt Disney World Resort, Universal Orlando (Comcast), Adventist Health System/Florida Hospital, UCF and the I-4 Ultimate Improvement Project. Notable projects under development in the city of Orlando include Creative Village (a 68-acre site that is planned to include a UCF and Valencia College campus, 1.2 million square feet of office and creative space, and 150,000 square feet of retail and commercial space), the Orlando Magic Complex (a year-round sports and entertainment complex also including a 250-room hotel, a 300-unit residential tower, 80,000 square feet of event space, 100,000 square feet of retail space, and the 200,000 square foot office headquarters for the NBA Orlando Magic), the $300 million Skyplex indoor entertainment complex, Universal Resort's Volcano Bay water park, and Disney's 2019 opening of Star Wars Land.

According to the appraiser, the Orlando metro retail market has a current average vacancy rate of 2.7% as compared to the trailing 5-year and trailing 10-year vacancy rate of 3.8%, and has had annual rent growth which has remained above the metro's long-term average since 2013. The strong demand can be attributed to the tourism industry bringing in record-breaking visitor volume (72 million visitors in 2017), a population growth rate of between 2.0% and 2.7% year-over-year since 2012, and a job growth rate of between 2.6% and 4.4% year-over-year since 2012. The Orlando metro unemployment rate was 3.3% in 2018 and the metro has experienced wage growth of between 4.6% and 8.1% year-over-year since 2014, fueling personal consumption.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius was 14,749, 100,675 and 207,786, respectively. The 2018 estimated median household income within a one-, three- and five-mile radius was $44,505, $51,696 and $55,942, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$89,690,115
413 North Alafaya Trail	Waterford Lakes Town Center	Cut-off Date LTV:	66.8%
Orlando, FL 32828		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.3%

Submarket Information - The Waterford Lakes Town Center Property is located in the West University submarket of the Orlando Metro market, which for the fourth quarter of 2018 contained approximately 4.6 million square feet of inventory with a vacancy rate of 4.8%, and average asking rent of $18.70 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Waterford Lakes Town Center Property:

Market Rent Summary

	Small In-Line	Large In-Line	Jr. Anchor	Anchor	Theater
Market Rent (PSF)	$35.00	$26.50	$16.50	$13.00	$21.00
Lease Term (Years)	5	5	10	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	10.0% Midterm	10.0% Midterm	10.0% Midterm

The following table presents certain information from the appraisal relating to comparable properties to the Waterford Lakes Town Center Property:

Comparable Properties

Property Name Address	Distance from Subject	Submarket	Year Built	Property Class	Total GLA (SF)
Waterford Lakes Town Center 413 N. Alafaya Trail Orlando, FL	NAP	West University	1998	A	691,265(1)
University Commons 4498 N Alafaya Trail Orlando, FL	4.2 miles	East/University	2008	B	72,303
Phillips Crossings 8003 Turkey Lake Road Orlando, FL	21.1 miles	Southwest/Tourist	2008	B	147,376
Colonial Plaza 2522 E Colonial Dr Orlando, FL	10.7 miles	West/Ocoee/Winter Garden	1956	B	106,030
Gardens on Millenia 4963 Gardens Park Blvd. Orlando, FL	16.7 miles	Orlando	2016	A	12,218
The Towers at Waterford Lakes 504 N Alafaya Trail Orlando, FL	1.0 mile	East/University	2006	B	51,356
The Towers at Waterford Lakes 570 N Alafaya Trail Orlando, FL	1.0 mile	East/University	2006	B	31,200
Oviedo Crossings 1950-1954 W 426 Road Oviedo, FL	9.0 miles	Winter	2000	B	66,613
Colonial Plaza 2410-2418 E Colonial Drive Orlando, FL	10.6 miles	East/University	1956	C	48,919

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$89,690,115
413 North Alafaya Trail	Waterford Lakes Town Center	Cut-off Date LTV:	66.8%
Orlando, FL 32828		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.3%

Escrows.

Real Estate Taxes – The Waterford Lakes Town Center Whole Loan documents require upfront escrows in the amount of $339,161 for real estate taxes and monthly escrows of 1/12th of the estimated annual taxes due (currently $169,580).

Insurance – For so long as (i) the Waterford Lakes Town Center Property is covered by a blanket insurance policy and (ii) no event of default is continuing, monthly escrows for insurance premiums are waived.

Replacement Reserves – The Waterford Lakes Town Center Whole Loan documents require monthly escrows in the amount of $11,521 for replacement reserves until a cap of $500,000 is reached.

Tenant Improvements and Leasing Commissions Reserve - The Waterford Lakes Town Center Whole Loan documents require upfront escrows in the amount of $5,000,000 for rollover reserves and monthly escrows of $57,605 for tenant improvements and leasing commissions until a cap of $7,500,000 is reached.

Unfunded Obligations Reserve - The Waterford Lakes Town Center Whole Loan documents require upfront escrows in the amount of $1,485,464 for unfunded obligations of tenant improvements and leasing commissions relating to the tenants: Domu, Le Crave Express, Slapfish Restaurant, Ulta, Express Factory, MadRag and Panera.

Regal Cinema Reserve – The Waterford Lakes Town Center Whole Loan documents require upfront escrows in the amount of $22,500,000 for the Regal Cinema space or renewal of the Regal Cinema lease. Provided no event of default is continuing, upon Regal Cinema (or a replacement tenant) having leased all of Regal Cinema’s space for a term through January 2025, the Regal Cinema Reserve will be released to the Waterford Lakes Town Center Borrower less any tenant improvements, leasing commissions and free rent. Unless the debt yield for two consecutive quarters is greater than 10.0%, if the renewal or replacement rent is less than 100% of the current Regal Cinema lease rent, the Regal Cinema Reserve release amount will be prorated.

Lockbox and Cash Management. The Waterford Lakes Town Center Whole Loan requires a hard lockbox with springing cash management. The Waterford Lakes Town Center Borrower is required to direct all tenants to deposit rents directly to the lender-controlled lockbox account and to have all cash revenues deposited to such lockbox account.

During the occurrence and continuance of a Trigger Period (as defined below) or an event of default, funds in the lockbox account are required to be remitted weekly to the lender-controlled cash management account for payment of debt service, required reserves and budgeted operating expenses, then (i) during the continuance of a Major Tenant Reserve Period (as defined below), for deposit into a major tenant rollover reserve for reimbursement of tenant improvements and leasing commissions with respect to the affected space, or (ii) otherwise, into an excess cash flow reserve as additional collateral for the Waterford Lakes Town Center Whole Loan.

A “Trigger Period” will occur when any of (i) the debt yield is less than 8.25%, tested quarterly, until the debt yield is at least 8.25% for two consecutive quarters (provided no Major Tenant Reserve Period or event of default is continuing); (ii) the Waterford Lakes Town Center Borrower fails to deliver required annual, quarterly or monthly financial reports beyond 10 business days’ written notice, until such reports are delivered; and (iii) a Major Tenant Reserve Period is occurring.

A “Major Tenant Reserve Period” will commence upon any of (i) with respect to Regal Cinema or any two Major Leases (as defined below): (a) an event of default under such lease after the passage of cure and notice periods; (b) the tenant or any guarantor of such lease is subject to a bankruptcy or similar insolvency proceeding; or (c) the tenant goes dark, vacates or ceases to occupy a substantial portion of the leased premises or discontinues its operations at its leased premises for more than 90 consecutive days or more than 150 days in any 12-month period (other than for repair or permitted alteration); or (ii) solely with respect to any two Major Leases, the tenant has not provided notice of renewal by the earlier of (a) the date required under such lease and (b) six months prior to the expiration of such lease.

A Major Tenant Reserve Period will end upon (1) the New Lease Conditions (as defined below) being satisfied; (2) the Debt Yield/Reserve Conditions (as defined below) being satisfied; or (3) in the case of clause (i)(a) of the definition of Major Tenant Reserve Period, the cure of the event of default; (4) in the case of clause (i)(b) of the definition of Major Tenant Reserve Period, the applicable bankruptcy or similar insolvency proceeding being terminated and each applicable lease being affirmed, assumed or assigned satisfactory to the lender or, with respect to the bankruptcy or similar insolvency proceedings of any guarantor of a lease, an acceptable replacement guarantor executing the lease guaranty or an acceptable security deposit being delivered to the Waterford Lakes Town Center Borrower; or (5) in the case of clause (ii) of the definition of Major Tenant Reserve Period, the date on which the tenant renews or extends for all of its space under such lease and sufficient funds are available in the major tenant rollover reserve for all anticipated leasing commissions, tenant improvements and free rent periods in connection with such renewal or extension.

A “Major Lease” means any lease (other than the Regal Cinema lease) that (i) is more than 30,000 square feet when aggregated with all other leases at the Waterford Lakes Town Center Property with the same or affiliated tenants, and assuming the exercise of all expansion rights, (ii) contains an option or preferential right to purchase all or any portion of the Waterford Lakes Town Center Property, (iii) is with an affiliate of the Waterford Lakes Town Center Borrower as tenant, or (iv) is entered into during the continuance of an event of default under the Waterford Lakes Town Center Whole Loan.

The “New Lease Conditions” mean that (A) either (i) the entirety of the related space is leased pursuant to one or more Qualified Major Leases (as defined below) or (ii) at least such portion of the subject space triggering a Major Tenant Reserve Period is leased pursuant to one or more Qualified Major Leases such that the aggregate contractual rents from such Qualified Major Lease(s) is equal to or greater than the contractual rents payable under the preceding lease(s), and (B) sufficient funds are available in the major tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$89,690,115
413 North Alafaya Trail	Waterford Lakes Town Center	Cut-off Date LTV:	66.8%
Orlando, FL 32828		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	9.3%

rollover reserve for (x) all anticipated leasing commissions, tenant improvements and free rent periods set forth in all such Qualified Major Leases and (y) any shortfalls in operating expenses or required payments under the Waterford Lakes Town Center Whole Loan as a result of any anticipated down time prior to the commencement of payments under such Qualified Major Lease(s).

The “Debt Yield/Reserve Conditions” mean both (i) the then current debt yield is at least 9.62%, and (ii) the funds in the major tenant rollover reserve and the tenant improvements and leasing commissions reserve is equal to $9,000,000.

A “Qualified Major Lease” means with respect to each lease triggering a Major Tenant Reserve Period: (i) the original lease as either extended per its terms or modified with the lender’s approval, or (ii) a minimum five-year replacement lease that is on market terms with respect to rent and recoveries and tenant improvement allowances.

Property Management. The Waterford Lakes Town Center Property is managed by Washington Prime Management Associates, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Waterford Lakes Town Center Whole Loan documents require that the property insurance policy required to be maintained provides coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Waterford Lakes Town Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

Floor	Tenant		
19	Publicis 14,484 SF | 1/2029		
18	Publicis 19,061 SF | 1/2029		
17	Publicis 19,334 SF | 1/2029		
16	Atlassian 19,375 SF | 9/2029		
15	Atlassian 19,334 SF | 9/2029		
14	Atlassian 19,341 SF | 9/2029		
13	Atlassian 18,327 SF | 9/2029		
12	Atlassian 22,804 SF | 9/2029		
11	Atlassian 23,017 SF | 9/2029		
10	Atlassian 23,017 SF | 9/2029		
9	Twitch 22,976 SF | 5/2028		
8	Twitch 23,017 SF | 5/2028		
7	Twitch 22,976 SF | 5/2028		
6	Twitch 23,017 SF | 5/2028		
5	Twitch 22,561 SF | 5/2028		
4	Twitch 24,068 SF | 5/2028		
3	Twitch 19,717 SF | 5/2028		
2	Twitch 23,738 SF | 5/2028		
1	Vacant 3,995 SF	Twitch Separate lobby entrance for Twitch 3,440 SF | 5/2028	

VACANT | 2028 | 2029

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

350 Bush Street
350 Bush Street
San Francisco, CA 94104
SAN FRANCISCO
Telegraph Hill
Chinatown
Financial District
Union Square
SoMa
NORTHEAST WATERFRONT HISTORIC DISTRICT
EMBARCADERO CENTER
CABLE CAR LINE
CENTRAL SUBWAY (Under Construction)
MUNI METRO
BART
Transamerica Pyramid
Transamerica Redwood Park
Portsmouth Square
St. Mary's Square
Union Square
Sydney G. Walton Square
Ferry Park
Embarcadero Plaza
Justin Herman Plaza
Yerba Buena Gardens
YERBA BUENA SQUARE
MOSCONE CONVENTION CENTER
Maritime Plaza
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
ABC Broadcast Center
KPIX TV
Omni San Francisco
The Fairmont San Francisco
InterContinental Mark Hopkins
Ritz Carlton
Bank of America Bldg.
California Center
100 Pine Center
101 California
388 Market Street
One Front Street
333 Market Street
Pacific Gas and Electric
Southern Pacific Bldg.
One Market Plaza
Federal Reserve Bank of SF
100 Spear
One Bush Plaza
Hallidie Building
100 Montgomery
455 Market Street
525 Market Street
50 Fremont Center
Millennium Tower
Park Tower at Transbay (Under Constr.)
Salesforce Tower
Crocker Galleria
Grand Hyatt SF
Sir Francis Drake
Macy's
Golden Gate University
100 First St.
TRANSBAY TRANSIT CENTER
JPMorgan Chase Bldg.
WeWork
Foundry Square I
Foundry Square II
Foundry Square III
Foundry Square IV
Bit Torrent
Academy of Art University
Four Seasons Hotel SF
SF Marriott Marquis
Contemporary Jewish Museum
Museum of the African Diaspora
The Mexican Museum
Yerba Buena Center for the Arts
SF Museum of Modern Art
W San Francisco
201 Third Street
Riverbed Technology
LinkedIn
UBM Tech
Terra Gallery and Event Ctr.
Hallidie Plaza
Westfield San Francisco Centre
Metreon
Moscone North
Moscone South
Moscone West
Children's Creativity Museum
SF Mint
Univ. of the Pacific School of Dentistry
Yahoo
Inter Continental SF
Comcast SportsNet
EMBARCADERO & GREEN
EMBARCADERO & BROADWAY
EMBARCADERO
MONTGOMERY
POWELL
UNION SQUARE
YERBA BUENA/ MOSCONE
Union St
Green St
Vallejo St
Broadway
Pacific Ave
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Eddy St
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Clementina St
Jessie St
Tehama St
Montgomery St
Sansome St
Battery St
Front St
Davis St
Drumm St
Embarcadero
Kearny St
Grant Ave
Stockton St
Powell St
Main St
Beale St
Fremont St
1st St
2nd St
3rd St
4th St
5th St
80
Pittsburg
Concord
San Rafael
Richmond
Berkeley
Oakland
Alameda
Walnut Creek
Orinda
Moraga
Danville
San Ramon
Dublin
Pleasanton
Castro Valley
San Leandro
Hayward
Union City
Fremont
Newark
Daly City
South San Francisco
San Francisco Bay
Pacific Ocean
Burlingame
San Mateo
Redwood City
Menlo Park
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE
Milpitas
Half Moon Bay
Woodside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – 350 Bush Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	A-sf/A(sf)/A(sf)		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$85,000,000		Location:	San Francisco, CA
	Cut-off Date Balance(1):	$85,000,000		Size:	387,599 SF
	% of Initial Pool Balance:	6.5%		Cut-off Date Balance Per SF(1):	$477.30
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$477.30
	Borrower Sponsors:	Gemdale USA Corporation; Vision Real Estate Development, Inc.		Year Built/Renovated:	2018/NAP
	Guarantors:	Gemdale USA Corporation; Vision Real Estate Development, Inc.		Title Vesting:	Fee
	Mortgage Rate:	3.912162%		Property Manager:	LPC West, Inc.
	Note Date:	April 22, 2019		Current Occupancy (As of):	99.0% (4/22/2019)
	Seasoning:	3 months		YE 2018 Occupancy:	99.0%
	Maturity Date:	May 11, 2029		YE 2017 Occupancy(7):	NAV
	IO Period:	120 months		YE 2016 Occupancy(7):	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy(7):	NAV
	Amortization Term (Original):	NAP		Appraised Value(5):	$522,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF(5):	$1,346.75
	Call Protection(2):	L(27),D(86),O(7)		Appraisal Valuation Date(5):	August 1, 2019
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3):	Yes		YE 2018 NOI(6):	$6,902,758
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($100,000,000) / Senior Mezzanine ($65,000,000) / Junior Mezzanine ($35,000,000)		YE 2017 NOI(7):	NAV
				YE 2016 NOI(7):	NAV
				YE 2015 NOI(7):	NAV
				U/W Revenues:	$36,764,325
				U/W Expenses:	$10,457,726
Escrows and Reserves(4)				U/W NOI(6):	$26,306,599
	Initial	Monthly	Cap	U/W NCF:	$25,085,662
Taxes	$409,996	$205,001	NAP	U/W DSCR based on NOI/NCF(1):	3.58x / 3.41x
Insurance	$69,579	$23,192	NAP	U/W Debt Yield based on NOI/NCF(1):	14.2% / 13.6%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.2% / 13.6%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(3)(5):	35.4%
Existing TI/LC Obligations Reserve	$6,651,482	$0	NAP	LTV Ratio at Maturity(1)(3)(5):	35.4%
Development Work Reserve	$153,188	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$185,000,000	74.0%	Loan payoff	$147,331,917	58.9%
Mezzanine debt(3)	65,000,000	26.0	Upfront reserves	7,284,245	2.9
			Closing costs	1,224,279	0.5
			Return of equity	94,159,559	37.7
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 350 Bush Street Whole Loan (as defined in “The Mortgage Loan” section below).

(2)	Defeasance of the 350 Bush Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 350 Bush Street Whole Loan to be securitized and (b) April 22, 2022. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in August 2019.

(3)	The equity interest in the 350 Bush Street Borrower (as defined in “The Borrower and the Sponsors” section below) has been pledged to secure mezzanine indebtedness with an original principal balance of $65,000,000. As of the Note Date, a separate 350 Bush Street EB-5 Junior Mezzanine Loan of up to $35,000,000 (as defined in the “Mezzanine Loan and Preferred Equity” section below) remains outstanding. As of the Cut-off Date, the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 350 Bush Street New Debt (as defined in the “Mezzanine Loan and Preferred Equity” section below) are 10.5%, 10.5%, 2.32x, 47.9% and 47.9%, respectively, while the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the fully advanced 350 Bush Street Total Debt (as defined in the “Mezzanine Loan and Preferred Equity” section below) are 9.2%, 9.2%, 2.30x, 54.6% and 54.6%, respectively. See the “Mezzanine Loan and Preferred Equity” section below for a full discussion.

(4)	See “Escrows” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

(5)	The Appraised Value shown reflects a “prospective value upon stabilization” which assumes that all remaining capital costs and tenant improvements have been paid, free rent periods have expired and the vacant retail space has been leased (see “The Property” section below for further discussion of the retail space). At loan closing, the 350 Bush Street Borrower escrowed $6,651,482 for all existing tenant improvements. There is no free rent, leasing commissions or gap rent outstanding as all tenants are currently paying full, unabated rent for the entirety of their spaces. The appraiser also concluded to an “as-is” appraised value of $493,000,000 as of August 2, 2018, which results in a Cut-off Date LTV Ratio of 37.5% and Maturity Date LTV Ratio of 37.5% for the 350 Bush Street Whole Loan.

(6)	See “Operating History and Underwritten Net Cash Flow” below for a further discussion of the increase from Most Recent NOI to UW NOI.

(7)	Prior historical operating statements and occupancy are not applicable, as the 350 Bush Street Property was constructed in 2018.

The Mortgage Loan. The mortgage loan (the “350 Bush Street Mortgage Loan”) is part of a whole loan (the “350 Bush Street Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $185,000,000. The 350 Bush Street Whole Loan is secured by a first priority fee mortgage encumbering a Class A office building located in San Francisco, California (the “350 Bush Street Property”). The 350 Bush Street Mortgage Loan is evidenced by the non-controlling promissory notes A-2 and A-3 in the aggregate original principal amount of $85,000,000. The controlling promissory note A-1 in the original principal amount of $100,000,000 (the “350 Bush Street Serviced Companion Loan”) was contributed to the BANK 2018-BNK18 trust . The 350 Bush Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2019-BNK18	Yes
A-2	$65,000,000	$65,000,000	BANK 2019-BNK19	No
A-3	$20,000,000	$20,000,000	BANK 2019-BNK19	No
Total	$185,000,000	$185,000,000

The Borrower and Borrower Sponsors. The borrower is 350 Bush Street Owner LLC (the “350 Bush Street Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the 350 Bush Street Borrower delivered a non-consolidation opinion in connection with the origination of the 350 Bush Street Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Gemdale USA Corporation (“Gemdale”) and Vision Real Estate Development, Inc. (a subsidiary of Gemdale), each a Delaware corporation. Gemdale is a real estate investment and development company headquartered in Pasadena, California, with offices in New York City, San Francisco, Boston, Seattle and Dallas. The company primarily develops commercial, multifamily rental and for-sale residential projects and focuses on Class A ground-up developments in key gateway high barrier-to-entry markets. Gemdale was the original developer of the 350 Bush Street Property and its portfolio includes office projects in San Francisco, Los Angeles, San Jose, Orange County, California, Boston and New York City. Gemdale is the U.S. subsidiary of Gemdale Corporation, one of China’s largest real estate developers. Gemdale Corporation was founded in 1988 and first listed on the Shanghai Stock Exchange in 2001. In 2017, Gemdale Corporation built and sold residential condominiums totaling approximately 82.9 million square feet across 40 cities in China.

The Property. The 350 Bush Street Property is a 387,599 square foot, 19-story Class A office building located in San Francisco, California. Constructed in 2018 and situated on a 0.8-acre site, the 350 Bush Street Property was 99.0% leased to three technology and communications tenants as of April 22, 2019 (with approximately 61.5% of the NRA and 60.9% of underwritten base rent attributed to investment grade tenants). The 350 Bush Street Property includes two ground-level retail spaces totaling 3,995 square feet (1.0% of NRA), with frontage on Bush Street and Pine Street, respectively, which are currently vacant and account for all economically vacant space in the building. Construction along the side of the 350 Bush Street Property fronting Bush Street integrated the historic San Francisco Mining Exchange (“Mining Exchange”), the second oldest exchange in the United States after the New York Stock Exchange. The historic Mining Exchange hall serves as the lobby for the 350 Bush Street Property and includes a three-story atrium and a museum that showcases the history of the building and San Francisco’s mining industry. The 350 Bush Street Property features five landscaped terraces on the 3rd, 5th, 18th and 19th floors and on the rooftop. According to the appraisal, the 350 Bush Street Property is one of only two office buildings in the San Francisco Financial District built since 2016. The 350 Bush Street Property includes two levels of basement parking totaling 110 parking spaces, which is operated by Ace Parking III, LLC.

Major Tenants.

Largest Tenant: Twitch (A+/A3/AA- by Fitch/Moody’s/S&P, 185,510 square feet, 47.9% of NRA; 46.2% of underwritten base rent). Twitch Interactive, Inc. (“Twitch”), a subsidiary of Amazon, Inc. (“Amazon”), is a live streaming platform and community for video game players. Founded in 2011 and headquartered at the 350 Bush Street Property, Twitch originally focused almost entirely on video games but has since expanded to include streams dedicated to artwork creation, music, talk shows, and TV series. In August 2014, Amazon acquired Twitch for approximately $970 million. The platform has approximately 15 million daily active users and the Twitch iOS/Android apps have had over 83 million downloads. Twitch reports approximately 23 billion minutes watched per month, as of April 2019. Twitch took occupancy of its space at the 350 Bush Street Property (floors two through nine) in July 2018. Twitch’s lease is guaranteed by Amazon and has two, five-year renewal options at the fair market rental rate following its lease expiration in May 2028.

2nd Largest Tenant: Atlassian (145,215 square feet, 37.5% of NRA; 39.1% of underwritten base rent). Atlassian, Inc. (“Atlassian”) is a software company focused on providing various combinations of collaborative products designed for all types of businesses. Founded in 2002 in Sydney, Australia, Atlassian (NASDAQ: TEAM) has approximately 3,000 employees and over 125,000 customers, including NASA, Blackrock, Airbnb, Audi, Twitter, and Tesla. Atlassian has over 4,000 apps in its marketplace and reported fiscal year (“FY”) 2018 revenue of approximately $874 million, which is a 41.0% increase from FY 2017. As of May 1, 2019, Atlassian’s market

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

capitalization was approximately $26.2 billion. Atlassian took occupancy of its Phase I space at the 350 Bush Street Property (106,506 square feet on floors 10 through 14) in October 2018 and is targeting an October 2019 move in date for Phase II (38,709 square feet on floors 15 and 16). Atlassian is currently paying full, unabated rent on its entire 145,215 square foot space. Atlassian may terminate its lease for its entire space effective June 1, 2027 with 12 months prior notice, subject to a termination fee in an amount equal to the present value of the remaining base rent obligation through the end of the remaining term, discounted 7.5% per annum from June 1, 2018. Atlassian has one, five-year renewal option at the fair market rental rate following its lease expiration in September 2029.

3rd Largest Tenant: Publicis (Baa2/BBB+ by Moody’s/S&P, 52,879 square feet, 13.6% of NRA; 14.7% of underwritten base rent). Publicis Groupe, S.A. (“Publicis”), founded in 1926, is the world’s third largest communications group. The company has approximately 80,000 employees across over 100 countries and reported revenues of approximately €9.95 billion in FY 2018, which is an increase of approximately 1.1% over FY 2017. Publicis took occupancy of its space at the 350 Bush Street Property (floors 17 through 19) in June 2018. Publicis has one, five-year renewal option at 95% of the fair market rental rate following its lease expiration in January 2029.

The following table presents certain information relating to the tenancy at the 350 Bush Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Twitch	A+/A3/AA-(1)	185,510	47.9%	$63.86(2)	$11,846,664(2)	46.2%	5/31/2028	2, 5-year	N
Atlassian(3)	NR/NR/NR	145,215	37.5%	$69.01(4)	$10,021,287(4)	39.1%	9/30/2029	1, 5-year	Y(5)
Publicis	NR/Baa2/BBB+(1)	52,879	13.6%	$71.07(6)	$3,758,111(6)	14.7%	1/31/2029	1, 5-year	N
Occupied Collateral Total		383,604	99.0%	$66.80	$25,626,062	100.0%

Vacant Space(7)		3,995	1.0%

Collateral Total		387,599	100.0%

(1)	The Twitch lease is guaranteed by Amazon, Inc., the rated entity. The Publicis lease is guaranteed by the Sapient Corporation, which is a subsidiary of Publicis Groupe S.A., the rated entity.

(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above represent Twitch’s current contractual rent. The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for Twitch totaling $1,675,737, which implies a total underwritten rental rate of $72.89 per SF (see “Operating History and Underwritten Net Cash Flow” below).

(3)	Atlassian took occupancy of its Phase I space (106,506 square feet on floors 10 through 14) in October 2018 and is targeting an October 2019 move in date for Phase II (38,709 square feet on floors 15 and 16). Atlassian is currently paying full, unabated rent on all of its 145,215 square feet of space.

(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF include a contractual rent step for Atlassian in June 2019 totaling $291,882. Atlassian’s current contractual rent is $67.00 per SF.

(5)	Atlassian may terminate its lease effective June 1, 2027 with 12 months prior notice, subject to a termination fee in an amount equal to the present value of the remaining base rent obligation through the end of the remaining term, discounted 7.5% per annum from June 1, 2018, which will be deposited in reserve with the lender (subject to a cap of $16,000,000 so long as no event of default exists).

(6)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above represent Publicis’ current contractual rent. The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for Publicis totaling $517,806, which implies a total underwritten rental rate of $80.86 per SF (see “Operating History and Underwritten Net Cash Flow” below).

(7)	All vacant space is related to two ground level retail spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

The following table presents certain information relating to the lease rollover schedule at the 350 Bush Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	185,510	47.9%	185,510	47.9%	$11,846,664	46.2%	$63.86
2029	2	198,094	51.1%	383,604	99.0%	$13,779,398	53.8%	$69.56
Thereafter	0	0	0.0%	383,604	99.0%	$0	0.0%	$0.00
Vacant	0	3,995	1.0%	387,599	100.0%	$0	0.0%	$0.00
Total/Weighted Average	3	387,599	100.0%			$25,626,062	100.0%	$66.80

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the 350 Bush Street Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	4/22/2019(2)
NAV	NAV	NAV	99.0%	99.0%

(1)	Information obtained from the borrower. The 350 Bush Street Property was constructed in 2018.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 350 Bush Street Property:

Cash Flow Analysis

	2018(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$17,838,654	$25,334,180	65.5%	$65.36
Rent Average Benefit(3)	0	2,193,543	5.7	5.66
Contractual Rent Steps	0	291,882	0.8	0.75
Grossed Up Vacant Space	0	379,525	1.0	0.98
Gross Potential Rent	$17,838,654	$28,199,130	72.9%	$72.75
Other Income(4)	40,303	66,600	0.2	0.17
Parking Income	124,120	170,820	0.4	0.44
Free Rent Adjustment	(10,999,863)	0	0.0	0.00
Total Recoveries	5,187,314	10,250,244	26.5	26.45
Net Rental Income	$12,190,528	$38,686,794	100.0%	$99.81
(Vacancy & Credit Loss)	0	(1,922,469)(5)	(6.8)	(4.96)
Effective Gross Income	$12.190,528	$36,764,325	95.0%	$94.85

Real Estate Taxes	1,416,256	3,921,790	10.7	10.12
Insurance	447,387	256,000	0.7	0.66
Management Fee	281,132	919,108	2.5	2.37
Other Operating Expenses	3,142,995	5,360,828	14.6	13.83
Total Operating Expenses	$5,287,770	$10,457,726	28.4%	$26.98

Net Operating Income	$6,902,758	$26,306,599	71.6%	$67.87
Replacement Reserves	0	58,140	0.2	0.15
TI/LC	0	1,162,797	3.2	3.00
Net Cash Flow	$6,902,758	$25,085,662	68.2%	$64.72

NOI DSCR(6)	0.94x	3.58x
NCF DSCR(6)	0.94x	3.41x
NOI Debt Yield(6)	3.7%	14.2%
NCF Debt Yield(6)	3.7%	13.6%

(1)	The 350 Bush Street Property was built in 2018, and the lease commencement dates for Twitch, Atlassian and Publicis ranged from January 2018 to February 2019. The increase in Effective Gross Income and Net Operating Income from 2018 to UW was driven in part by (i) all three tenants taking full occupancy of their spaces and all rent abatement periods expiring and (ii) the inclusion of a contractual rent step for Atlassian in June 2019 totaling $291,882 and straight-line rent averaging for investment grade tenants Twitch and Publicis over their remaining lease terms totaling $2,193,543.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents straight-line rent averaging over the remaining lease terms for investment grade tenants Twitch and Publicis.

(4)	Other Income includes antenna rent, work order fees and other miscellaneous income.

(5)	The underwritten economic vacancy is 5.0%. The 350 Bush Street Property was 99.0% occupied as of April 22, 2019.

(6)	The debt service coverage ratios and debt yields are based on the 350 Bush Street Whole Loan.

Appraisal. The appraiser concluded to a “prospective value upon stabilization” for the 350 Bush Street Property of $522,000,000 as of August 1, 2019, which assumes that all remaining capital costs and tenant improvements have been paid, free rent periods have expired and the vacant retail space has been leased. At loan closing, the 350 Bush Street Borrower escrowed $6,651,482 for all existing tenant improvements. There is no free rent, leasing commissions or gap rent outstanding as all tenants are currently paying full, unabated rent for the entirety of their spaces. The appraiser also concluded to an “as-is” appraised value of $493,000,000 as of August 2, 2018.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2018, there was no evidence of any recognized environmental conditions at any of the 350 Bush Street Property.

Market Overview and Competition. The 350 Bush Street Property is located within the Financial District of San Francisco, California, approximately three blocks northwest of the Montgomery St. Bay Area Rapid Transit (BART) Station, which is serviced by the Yellow (Antioch, CA), Blue (Dublin/Pleasanton, CA), Green (Daly City, CA) and Red (Richmond, CA) lines and connects to the San Francisco Municipal Transportation Authority network of buses, light rail and cable cars. The central subway extension project, planned to open in late 2019, is expected to serve approximately 35,000 new customers per day and is expected to bring the T-Third Street light rail commuter line from its existing 4th and King Station (approximately 1.4 miles southeast of the 350 Bush Street Property) into a new

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

subway running beneath 4th and Stockton Streets (approximately four blocks southwest of the 350 Bush Street Property). The 350 Bush Street Property is situated approximately 13.8 miles north of the San Francisco International Airport and 18.1 miles northwest of the Oakland International Airport. Approximately 5 blocks southwest of the 350 Bush Street Property is Westfield San Francisco Centre, an approximately 1.3 million square foot Unibail-Rodamco-Westfield-owned super regional mall anchored by Nordstrom and Bloomingdale’s, featuring various boutique shops, dining and entertainment options, including a Lego Store and a nine-screen Century San Francisco Centre Theatre.

According to a third-party market research provider, the estimated 2019 population within a one-, three- and five-mile radius of the 350 Bush Street Property was approximately 145,501, 434,211 and 693,793, respectively; and the estimated 2019 average household income within the same radii was approximately $114,487, $139,388 and $141,361, respectively.

According to a third-party market research report, the 350 Bush Street Property is situated within the Financial District Office submarket of the San Francisco Office Market. As of April 25, 2019, the Financial District Office submarket reported a total inventory of approximately 30.5 million square feet with a 7.5% vacancy rate and average asking rent of $69.80 per SF, triple net. The submarket vacancy rate has decreased from 13.4% in 2010 and has averaged 9.1% from 2010 through 2018.

The appraiser identified six directly competitive office properties totaling approximately 6.8 million square feet, with an average occupancy rate of 93.7% and direct asking rents ranging from $85.00 to $117.00 per SF, full-service (asking rents based on 10 comparable leases; with one property reporting two comparable leases at rental rates of $57.50 per SF and $68.50 per SF, triple net, with expense charges quoted at $25.00 per SF).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 350 Bush Street Property:

Market Rent Summary

	Office – Lower (Floor 02-09)	Office – Mid (Floor 10-16)	Office – Upper (Floor 17-19)
Market Rent (PSF)	$91	$94	$96
Lease Term (Years)	10	10	10
Lease Type (Reimbursements)	Full-Service	Full-Service	Full-Service
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents information relating to comparable office property sales for the 350 Bush Street Property:

Comparable Property Sale Summary

Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Adjusted Sale Price(1)	Sale Price PSF	Appraiser’s Adjusted Sale Price PSF(1)
350 Bush Street (subject) San Francisco, CA	NAP	2018/NAP	387,599	99%
Foundry Square III; 505 Howard Street San Francisco, CA	Dec. 2016	2014/NAP	291,093	100%	$332,030,000	$332,030,000	$1,140.63	$1,140.63
55 Hawthorne Street San Francisco, CA	Dec. 2016	1970/2011	136,432	100%	$123,000,000	$125,200,000	$901.55	$917.67
303 2nd Street San Francisco, CA	Nov. 2016	1988/NAP	740,047	95%	$721,000,000	$721,000,000	$974.26	$974.26
100 First Plaza; 100 1st Street San Francisco, CA	Aug. 2016	1988/NAP	466,000	89%	$434,100,000	$437,700,000	$931.55	$939.27
140 New Montgomery Street San Francisco, CA	April 2016	1925/2013	295,177	100%	$284,000,000	$284,000,000	$962.13	$962.13

(1)	Adjusted sale price for all cash equivalency, lease-up and/or deferred maintenance (as applicable).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

The following table presents certain information relating to comparable office leases for the 350 Bush Street Property:

Comparable Leases Summary(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
350 Bush Street Property 350 Bush Street San Francisco, CA	2018/NAP	387,599	99%	-	Twitch	Jan. 2018 / 10.3 Yrs	185,510	$63.86(1)	Triple Net
					Atlassian	Jan. 2018 / 11.3 Yrs	145,215	$67.00(1)	Triple Net
					Publicis	May 2018 / 10.7 Yrs	52,879	$71.07(1)	Triple Net
415 Mission Street 415 Mission Street San Francisco, CA	2018/NAP	1,400,000	90%	0.4 Miles	CBRE (New)	Aug. 2018 / 10.0 Yrs	38,137	$100.00	Full Service
					VY Capital (New)	2018 / 10.0 Yrs	18,833	$117.00	Full Service
One Market Plaza 1 Market Street San Francisco, CA	1976/NAP	1,504,700	95%	0.6 Miles	Ironwood Capital Mgt. (Renewal)	May 2019 / 5.2 Yrs	17,860	$107.00	Full Service
555 California Street 555 California Street San Francisco, CA	1969/NAP	1,497,000	95%	0.1 Miles	UBS (Renewal)	Feb. 2017 / 11.5 Yrs	54,877	$85.00	Full Service
					HMI (New)	Feb. 2018 / 8.2 Yrs	13,737	$109.00	Full Service
4 Embarcadero Center 4 Embarcadero Center San Francisco, CA	1979/NAP	938,200	83%	0.6 Miles	Stockbridge Capital (Renewal)	Dec. 2016 / 3 Yrs	22,313	$98.00	Full Service
The Ferry Building 1 Embarcadero Center San Francisco, CA	1898/2002	262,500	100%	0.7 Miles	Taylor & Co. Law (New)	Aug 2018 / 2.2 Yrs	6,185	$100.00	Full Service
					Shack 15/Meltwater (Renewal)	Jun 2018 / 10.7 Yrs	45,795	$95.00	Full Service
101 California Street 101 California Street San Francisco, CA	1982/NAP	1,243,000	99%	0.4 Miles	Prudential Mortgage Capital (New)	Apr 2018 / 10 Yrs	25,633	$57.50	Triple Net
					CBRE (Short- Term Renewal)	Aug 2017 / 1 Yr	25,660	$68.50	Triple Net

(1)	Information for the 350 Bush Street Property is based on the underwritten rent roll. Atlassian has a current annual base rental rate of $67.00 per SF and was underwritten to $69.01 per SF based on its contractual escalation in June 2019. The rental rates shown above for Twitch and Publicis represent each tenant’s current contractual rental rates. The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for Twitch and Publicis (see “Underwritten Net Cash Flow” below).

Escrows.

Real Estate Taxes - The 350 Bush Street Borrower is required to deposit an upfront real estate tax reserve of $409,996 and ongoing monthly escrows in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $205,001).

Insurance - The 350 Bush Street Borrower is required to deposit an upfront insurance reserve of $69,579 and ongoing monthly escrows in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months (initially $23,192).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period (as defined in the “Lockbox and Cash Management” section below), the 350 Bush Street Whole Loan documents require ongoing monthly replacement reserves of $6,460, which the lender may require the 350 Bush Street Borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the 350 Bush Street Property.

Rollover Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 350 Bush Street Whole Loan documents require ongoing monthly rollover reserves of $96,900.

Existing TI/LC Obligations Reserve – The 350 Bush Street Borrower is required to deposit an upfront reserve of $6,651,482 for tenant improvements related to Twitch ($2,880,136) and Atlassian ($3,771,346).

Development Work Reserve – The 350 Bush Street Borrower is required to deposit an upfront reserve of $153,188 for the expected cost of development work, including basement improvements, window washing rig screens and davit corners, amenity deck landscaping, permit closeouts and the receipt of final lien waivers, as required per a development agreement.

Lockbox and Cash Management. The 350 Bush Street Whole Loan documents require that the 350 Bush Street Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and that the 350 Bush Street Borrower direct all tenants to pay rent directly into such lockbox account. The 350 Bush Street Whole Loan documents also require that all rents received by the 350 Bush Street Borrower or the property manager be deposited into the lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 350 Bush Street Whole Loan documents. Prior to the occurrence of a Cash Trap Event Period, any excess cash flow will be disbursed to the 350 Bush Street Borrower. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items are required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 350 Bush Street Whole Loan during the continuance of the Cash Trap Event Period (subject to a cap in the amount of the Excess Cash Go Dark Event Cap or LOC (as defined below) if the Cash Trap Event Period results solely from a Go Dark Event (as defined below) related to the lease of an Investment Grade Tenant (as defined below)).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 350 Bush Whole Loan documents;

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) for the 350 Bush Street New Debt being less than 1.15x;

(iii)	the lender receiving written notice from the senior mezzanine lender that a loan default has occurred under the 350 Bush Street Senior Mezzanine Loan (as defined below); or

(iv)	the occurrence of a Lease Sweep Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the NCF DSCR for the 350 Bush Street New Debt being equal to or greater than 1.15x for one calendar quarter;

●	with regard to clause (iii), the senior mezzanine lender delivering written notice to the lender that such mezzanine loan default has been cured or waived; or

●	with regard to clause (iv), a Lease Sweep Period Cure (as defined below).

A “Lease Sweep Period” will commence upon the earlier of the following:

(i)	24 months prior to the lease expiration dates of the Twitch or Atlassian (each, a “Major Tenant”) leases unless renewed or extended;

(ii)	the date any Major Tenant discontinues its business at 50% or more of its space at the 350 Bush Street Property (or gives notices of its intent to do so) (a “Go Dark Event”); provided, however, that a Cash Trap Event Period triggered by a Go Dark Event related to the lease of an Investment Grade Tenant will be subject to a cap in the amount of the Excess Cash Go Dark Event Cap or LOC (as defined below);

(iii)	the date any Major Tenant’s lease is surrendered or terminated prior to its then current expiration; or

(iv)	any Major Tenant filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding.

A “Lease Sweep Period Cure” will occur upon the following:

●	with regard to clause (i) of the definition of Lease Sweep Period:

o	(a) the date on which the applicable Major Tenant extends or renews the term of its lease pursuant to the terms of its lease or an approved lease amendment and, in either case, sufficient funds as reasonably determined by the lender having been accumulated in the excess cash flow and/or rollover reserve subaccounts to cover all qualified leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension;

o	(b) a Major Tenant Re-Tenanting Event (as defined below); or

o	(c) a DSCR Cure Event (as defined below).

●	with regard to clause (ii) of the definition of Lease Sweep Period:

o	(a) a Major Tenant Re-Tenanting Event;

o	(b) a DSCR Cure Event;

o	(c) the applicable Major Tenant has resumed its business at the 350 Bush Street Property for one month; or

o	(d) if the applicable Major Tenant is an Investment Grade Tenant (as defined below), the date on which more than 50% of the applicable Major Tenant space is occupied and open for business by such Major Tenant and/or one or more Qualified Subtenants (as defined below) for which (1) the 350 Bush Street Borrower and such Qualified

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

Subtenant have entered into a sublease recognition agreement (as outlined in the loan documents) and (2) all Occupancy Conditions (as defined below) have been satisfied, provided however, that this clause (d) is contingent upon such Major Tenant and such Qualified Subtenant continuing to each be an Investment Grade Tenant.

●	with regard to clause (iii) of the definition of Lease Sweep Period:

o	(a) a Major Tenant Re-Tenanting Event; or

o	(b) a DSCR Cure Event.

●	with regard to clause (iv) of the definition of Lease Sweep Period:

o	(a) solely if the Major Tenant’s lease has been terminated as a result of a bankruptcy or similar insolvency proceeding, a Major Tenant Re-Tenanting Event;

o	(b) a DSCR Cure Event; or

o	(c) such bankruptcy or similar insolvency proceeding has terminated and/or the applicable Major Tenant’s lease has been affirmed and assumed in a manner reasonably satisfactory to the lender.

“DSCR Cure Event” means the date on which the NCF DSCR for the 350 Bush Street New Debt is at least 1.20x without consideration of any revenue from the applicable Major Tenant lease.

“Excess Cash Go Dark Event Cap or LOC” means in connection with a Lease Sweep Period occurring as a result of a Go Dark Event with respect to an Investment Grade Tenant lease, an amount equal to (or a letter of credit with a face amount of) the product of (i) $50.00 multiplied by (ii) the aggregate rentable square footage of the applicable lease.

“Investment Grade Tenant” means any tenant (or parent entity of any tenant which parent entity has delivered a guaranty to the 350 Bush Street Borrower, guaranteeing such tenant’s obligations under its lease, a “Guaranteed Tenant”) that (i) maintains a long-term unsecured debt rating of at least “BBB+” (or its equivalent) by S&P or Moody’s, or (ii) is an unrated investment grade tenant or Guaranteed Tenant which has a credit score of at least BBB+ and the lender has reasonably determined is substantially similar to at least an investment grade credit rating.

“Major Tenant Re-Tenanting Event” will occur when (1) all or a portion of the Major Tenant’s space is leased pursuant to one or more Qualified Leases (as defined below) sufficient to generate an NCF DSCR for the 350 Bush Street New Debt of at least 1.15x and (2) all Occupancy Conditions have been fully satisfied or expressly waived in writing by the lender.

“Occupancy Conditions” mean delivery by the 350 Bush Street Borrower to the lender of evidence (including an estoppel certificate) that (a) the applicable Major Tenant space is tenanted under one or more Qualified Leases (or Qualified Subleases, as applicable), (b) each such tenant (or Qualified Subtenants, as applicable) is in possession of all of its space and open for business, (c) all contingencies under all such lease(s) have been satisfied, (d) either all TI/LCs have either been completed and paid in full or are reserved with the lender, (e) either such tenant (or Qualified Subtenant, as applicable) has commenced paying full contractual rent and any initial free rent period has expired or such rent amounts have been reserved with the lender and (f) the rent commencement date under all such lease(s) (or Qualified Sublease(s), as applicable) has been set.

“Qualified Lease” means either: (a) the original Major Tenant lease, as extended, renewed or modified in accordance with (1) the express renewal option set forth in such Major Tenant lease or (2) a modification of the Major Tenant lease approved by the lender or (b) a replacement lease (i) with an initial term of not less than five years, (ii) entered into in accordance with the 350 Bush Street Whole Loan documents and (iii) providing for rental rates comparable to existing local market rates for similar properties and is otherwise on commercially reasonable terms.

“Qualified Sublease” means a sublease of all or a portion of the Major Tenant space (a) to an Investment Grade Tenant (b) which occupies the space under a sublease which (i) provides for rental rates at least equal to the rental rates under the applicable Major Tenant lease, (ii) has a term that either (1) expires no earlier than the remainder of the term of the Major Tenant lease or (2) if the remaining term of the applicable Major Tenant lease is longer than five years, is at least five years (but no longer than the remainder term of the applicable Major Tenant lease) and (iii) is otherwise on terms and conditions reasonably approved by the lender (collectively, a “Qualified Subtenant”).

Property Management. The 350 Bush Street Property is managed by LPC West, Inc.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In connection with the origination of the 350 Bush Street Whole Loan, Wells Fargo Bank, National Association, funded and placed with the entities listed below (which are each affiliates of Apollo Global Management, LLC or Athene Asset Management LLC), a $65,000,000 mezzanine loan (the “350 Bush Street Senior Mezzanine Loan”) to 350 Bush Street Holding LLC (collectively, the 350 Bush Street Whole Loan and the 350 Bush Street Senior Mezzanine Loan are referred to herein as the “350 Bush Street New Debt”). The 350 Bush Street Senior Mezzanine Loan is secured by 100.0% of the direct equity interest in the 350 Bush Street Borrower. The 350 Bush Street Senior Mezzanine Loan accrues interest at a rate of 5.2500% per annum and requires payments of interest-only through the maturity date of May 11, 2029 (co-terminous with the 350 Bush Street Whole Loan).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$85,000,000
350 Bush Street San Francisco, CA 94104	350 Bush Street	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	35.4% 3.41x 14.2%

350 Bush Street Senior Mezzanine Loan Summary

Mezzanine Note	Original Balance	Cut-off Date Balance	Note Holder
A-1	$20,000,000	$20,000,000	The Lincoln National Life Insurance Company
A-2	$15,000,000	$15,000,000	Athene Annuity & Life Assurance Company
A-3	$10,000,000	$10,000,000	Voya Insurance and Annuity Company
A-4	$5,000,000	$5,000,000	Athene Annuity and Life Company
A-5	$5,000,000	$5,000,000	Athene Annuity and Life Company
A-6	$5,000,000	$5,000,000	Athene Annuity and Life Company
A-7	$5,000,000	$5,000,000	American Equity Investment Life Insurance Company
Total	$65,000,000	$65,000,000

The existing capitalization includes an EB-5 junior mezzanine loan of up to $35,000,000 (the “350 Bush Street EB-5 Junior Mezzanine Loan”) between MIM Bush Pine, LLC, as lender (“350 Bush Street EB-5 Junior Mezzanine Lender”) and Bush Pine Mezzanine Owner LLC (an indirect equity owner of the 350 Bush Street Borrower), as borrower (“350 Bush Street EB-5 Junior Mezzanine Borrower), which loan was entered into in August 2015 and remains outstanding after the origination of the 350 Bush Street New Debt (collectively, the 350 Bush Street New Debt and the 350 Bush Street EB-5 Junior Mezzanine Loan are referred to herein as the “350 Bush Street Total Debt”). The 350 Bush Street EB-5 Junior Mezzanine Loan is fully subordinate to the 350 Bush Street New Debt and is secured by a pledge of direct equity interest in the 350 Bush Street EB-5 Junior Mezzanine Borrower. The 350 Bush Street EB-5 Junior Mezzanine Loan accrues interest at a rate of 0.2500% per annum and requires payments of interest-only (such interest payments will be made from excess cash flow to the extent disbursed to the 350 Bush Street Borrower under the 350 Bush Street Whole Loan or from equity contributions permitted pursuant to the 350 Bush Street Whole Loan documents). The initial maturity date of the 350 Bush Street EB-5 Junior Mezzanine Loan is October 31, 2020 (which can be extended for up to two or three one-year extension terms per the conditions outlined in the 350 Bush Street EB-5 Junior Mezzanine Loan documents). In the event the 350 Bush Street EB-5 Junior Mezzanine Loan is not repaid within 15 days of the fully extended maturity date, the interest rate will increase to 7.0000% per annum. Pursuant to the intercreditor agreements, the 350 Bush Street EB-5 Junior Mezzanine Lender is prohibited from enforcing any rights against its collateral until the 350 Bush Street Whole Loan and the 350 Bush Street Senior Mezzanine Loan are repaid and satisfied in full. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Total Mezzanine Debt Summary
	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
350 Bush Street Senior Mezzanine Loan	$65,000,000	5.2500%	120	0	120	2.32x	10.5%	47.9%
350 Bush Street EB-5 Junior Mezzanine Loan	$35,000,000	0.2500%	60(1)	0	60	2.30x	9.2%	54.6%

(1)	The 350 Bush Street EB-5 Junior Mezzanine Loan was entered into in August 2015 with the first advance occurring in October 2015. The original maturity date of the 350 Bush Street EB-5 Junior Mezzanine Loan is October 31, 2020.

Ground Lease. None.

Right of First Refusal. Twitch has a right of first refusal to purchase the 350 Bush Street Property if the 350 Bush Street Borrower receives an offer to purchase the 350 Bush Street Property from a Competitor (as defined below) (the “ROFR”). The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.

A “Competitor” means any affiliate of the following companies that is generally used as a real estate holding company (or any single purpose entity formed for such purpose) or operating entity: Microsoft Corporation, Alphabet Inc., Apple Inc., Facebook, Inc., Valve Corporation, Zynga, Inc., Netflix, Inc., Samsung Electronics Co. Ltd., Tencent Holdings Limited or Sony Corporation.

Letter of Credit. A letter of credit issued by Credit Industriel et Commercial in the amount of $4,672,000 was delivered by Publicis and a letter of credit issued by Bank of America, N.A. in the amount of $810,784 was delivered by Atlassian, each as a security deposit for its respective lease. The 350 Bush Street Borrower is the beneficiary of each letter of credit and the letters of credit have been assigned to the lender. The 350 Bush Street Borrower is entitled to draw on the letters of credit, subject to the terms of each tenant’s lease. Any proceeds drawn from either letter of credit are required to be deposited with the lender in the rollover reserve and disbursed in connection with the 350 Bush Street Whole Loan documents.

Terrorism Insurance. The 350 Bush Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 350 Bush Street Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 350 Bush Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 350 Bush Street Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

Earthquake Insurance. The 350 Bush Street Whole Loan documents do not require earthquake insurance; however, at the time of loan origination, earthquake insurance coverage was in-place. The seismic report indicated a probable maximum loss of 13.0% for the 350 Bush Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

30 HUDSON YARDS BUILDING

OBSERVATION DECK
SKY LOBBY
KKR
RELATED
DNB
AROSA
WELLS FARGO
WARNERMEDIA
WELLS FARGO
Collateral
Non - Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

30 Hudson Yards
20-30 Hudson Yards
New York, NY 10001
Theater District
West Side
Chelsea
Hudson River
Hudson River Park
Lincoln Tunnel
Midtown-Port Imperial Ferry
Midtown-Lincoln Harbor Ferry
W. 39th Street Ferry Terminal
Pier 78
Interactive Fountain
Circle Line Ferries
Consulate General of the People's Rep. of China
One River Place
Silver Towers
Riverbank West
Upright Citizens Brigade Theatre
Travel Inn Hotel
Cachet Boutique Hotel
YOTEL New York
One MiMA Tower
Westside Theatre
Playwrights Horizons
Pod Times Square Hotel
Inter Continental Times Sq.
Port Authority Bus Terminal
AMTRAK
DoubleTree NY Times Sq. West
Staybridge Suites
Hampton Inn Times Sq. South
Verizon Corporate Office
NY Museum of Contemporary Art
Cassa Times Square
Jacob Javits Convention Center
DiMenna Center for Classical Music
Casamia 36 Hotel
Courtyard Marriott
Hilton Garden Inn
TheatreLab
Homewood Suites
Bella Abzug Park
Hudson Mercantile
Hudson River Hotel
TRYP Times Sq. South
Even Hotel
3 Hudson Boulevard (Under Constr.)
The Spiral (Under Constr.)
Manhattan Center
The New Yorker
34TH ST/ HUDSON YARDS
55 Hudson Yards (Under Constr.)
50 Hudson Yards (Under Constr.)
New York & Company Corp. Office
35 Hudson Yards
Western Yard (Under Development)
HUDSON YARDS
Vessel
The Shops & Restaurants at Hudson Yards
James A. Farley General Post Office
NJ TRANSIT
AMTRAK
Port Authority-West 30th Street Midtown Heliport
15 Hudson Yards
The Shed
10 Hudson Yards
The High Line Elevated Park
1 Hudson Yards
Abington House
Morgan General Mail Facility
Terminal Warehouse Building
Starrett-Lehigh Building
Hotel Americano
Target Corporate Office
Gagosian
Gladstone Gallery
HG Contemporary Gallery
CHELSEA GALLERIES
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Pier 62 Skatepark
12th Ave.
11th Ave.
10th Ave.
9th Ave.
Dyer Ave.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
9A
495
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
North Bergen
West New York
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
Chelsea
MANHATTAN
Greenpoint
East River
Greenwich Village
Williamsburg
Hoboken
Hudson River
NEW JERSEY
SoHo
Little Italy
Tribeca
Lower East Side
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – 30 Hudson Yards

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	A-sf/BBB(sf)/BBB(sf)		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$84,400,000		Location:	New York, NY
	Cut-off Date Balance(1):	$84,400,000		Size:	1,463,234 SF
	% of Initial Pool Balance:	6.5%		Cut-off Date Balance Per SF(1):	$765.43
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$765.43
	Borrower Sponsor:	30 HY WM REIT Owner LP		Year Built/Renovated:	2019/NAP
	Guarantor:	NAP		Title Vesting:	Fee
	Mortgage Rate(2):	3.1100%		Property Manager:	Tenant-managed
	Note Date:	June 14, 2019		Current Occupancy (As of):	100.0% (8/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy(5):	NAP
	Maturity Date:	July 6, 2029		YE 2017 Occupancy(5):	NAP
	IO Period:	120 months		YE 2016 Occupancy(5):	NAP
	Loan Term (Original):	120 months		YE 2015 Occupancy(5):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(6):	$2,200,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$1,503.52
	Call Protection(3):	L(25),GRTR 1% or YM or D(90),O(5)		As-Is Appraisal Valuation Date:	May 23, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		TTM NOI(5):	NAP
	Additional Debt Type (Balance):	Pari Passu ($1,035,600,000) /Subordinate ($310,000,000)		YE 2018 NOI(5):	NAP
				YE 2017 NOI(5):	NAP
				YE 2016 NOI(5):	NAP
				U/W Revenues:	$164,291,079
				U/W Expenses:	$42,267,893
Escrows and Reserves(4)				U/W NOI:	$122,023,186
	Initial	Monthly	Cap	U/W NCF:	$121,730,539
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.45x / 3.44x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	10.9% / 10.9%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.9% / 10.9%
Contraction Space Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.9%
Condominium Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1):	50.9%

Sources and Uses
Sources			Uses
Original senior loan amount	$1,120,000,000	50.6%	Purchase price	$2,155,000,000	97.4%
Subordinate B-Note	310,000,000	14.0	Closing costs	56,978,273	2.6
Sponsor cash equity	781,978,273	35.4
Total Sources	$2,211,978,273	100.0%	Total Uses	$2,211,978,273	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 30 Hudson Yards Senior Loan (as defined below). The U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based upon the 30 Hudson Yards Whole Loan (as defined below) are 2.51x/2.50x, 8.5%/8.5%, 8.5%/8.5%, 65.0% and 65.0%, respectively.

(2)	The 30 Hudson Yards Senior Loan has an interest rate of 3.1100% and the 30 Hudson Yards Subordinate Companion Loan (as defined below) has an interest rate of 4.21709677%. The 30 Hudson Yards Whole Loan accrues interest at a weighted average interest rate of 3.3500%.

(3)	Defeasance or prepayment of the 30 Hudson Yards Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 30 Hudson Yards Whole Loan to be securitized and (b) June 14, 2022. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in August 2019.

(4)	See “Escrows” section.

(5)	Prior historical operating statements and occupancy are not applicable, as the 30 Hudson Yards Property was constructed in 2019.

(6)	The appraiser also concluded to a hypothetical market value “as dark” of $1,650,000,000 as of June 1, 2019.

The Mortgage Loan. The mortgage loan (the “30 Hudson Yards Mortgage Loan”) is part of a whole loan (the “30 Hudson Yards Whole Loan”) that is evidenced by 29 pari passu senior promissory notes in the aggregate original principal amount of $1,120,000,000 (the “30 Hudson Yards Senior Loan”) and three pari passu subordinate promissory notes in the aggregate original principal amount of $310,000,000 (the “30 Hudson Yards Subordinate Companion Loan”). The 30 Hudson Yards Whole Loan is secured by a first priority fee mortgage encumbering a 26-floor office condominium unit within a Class A office building located in New York, New York (the “30 Hudson Yards Property”). The 30 Hudson Yards Whole Loan was co-originated on June 14, 2019 by Deutsche Bank AG, New York Branch; Wells Fargo Bank, National Association; and Goldman Sachs Bank USA. The 30 Hudson Yards Mortgage Loan is evidenced by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

the non-controlling promissory Notes A-3-C1, A-3-C2, A-3-C3, A-3-C4 and A-3-C5 in the aggregate original principal amount of $84,400,000. As shown in the “Note Summary” table below, 16 promissory notes in the original aggregate principal amount of $1,008,000,000 are expected to be contributed to the HY 2019-30HY securitization trust. The 30 Hudson Yards Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the HY 2019-30HY securitization trust. The remaining 30 Hudson Yards Senior Loan pari passu notes are referred to herein as the “30 Hudson Yards Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
30 Hudson Yards Senior Loan
A-1-S1	$134,400,000	$134,400,000	HY 2019-30HY	Yes
A-2-S2	$80,640,000	$80,640,000	HY 2019-30HY	Yes
A-2-S3	$53,760,000	$53,760,000	HY 2019-30HY	Yes
A-3-S1	$44,800,000	$44,800,000	HY 2019-30HY	Yes
A-1-S2	$26,880,000	$26,880,000	HY 2019-30HY	Yes
A-1-S3	$17,920,000	$17,920,000	HY 2019-30HY	Yes
A-2-S1	$94,800,000	$94,800,000	HY 2019-30HY	Yes
A-3-S2	$26,880,000	$26,880,000	HY 2019-30HY	Yes
A-3-S3	$17,920,000	$17,920,000	HY 2019-30HY	Yes
A-1-C1	$70,000,000	$70,000,000	HY 2019-30HY	Yes
A-1-C2	$60,000,000	$60,000,000	HY 2019-30HY	Yes
A-1-C3	$50,000,000	$50,000,000	Deutsche Bank AG, New York Branch	No
A-1-C4	$40,320,000	$40,320,000	Deutsche Bank AG, New York Branch	No
A-1-C5	$40,320,000	$40,320,000	Deutsche Bank AG, New York Branch	No
A-1-C6	$40,000,000	$40,000,000	Deutsche Bank AG, New York Branch	No
A-1-C7	$40,000,000	$40,000,000	Deutsche Bank AG, New York Branch	No
A-1-C8	$30,000,000	$30,000,000	Deutsche Bank AG, New York Branch	No
A-1-C9	$20,000,000	$20,000,000	HY 2019-30HY	Yes
A-1-C10	$12,560,000	$12,560,000	Deutsche Bank AG, New York Branch	No
A-2-C1	$50,000,000	$50,000,000	HY 2019-30HY	Yes
A-2-C2	$30,000,000	$30,000,000	Goldman Sachs Bank USA	No
A-2-C3	$27,520,000	$27,520,000	Goldman Sachs Bank USA	No
A-2-C4	$13,440,000	$13,440,000	Goldman Sachs Bank USA	No
A-2-C5	$13,440,000	$13,440,000	Goldman Sachs Bank USA	No
A-3-C1	$25,000,000	$25,000,000	BANK 2019-BNK19	No
A-3-C2	$25,000,000	$25,000,000	BANK 2019-BNK19	No
A-3-C3	$17,520,000	$17,520,000	BANK 2019-BNK19	No
A-3-C4	$8,440,000	$8,440,000	BANK 2019-BNK19	No
A-3-C5	$8,440,000	$8,440,000	BANK 2019-BNK19	No
Total (Senior Loan)	$1,120,000,000	$1,120,000,000

30 Hudson Yards Subordinate Companion Loan
B-1	$186,000,000	$186,000,000	HY 2019-30HY	Yes
B-2	$62,000,000	$62,000,000	HY 2019-30HY	Yes
B-3	$62,000,000	$62,000,000	HY 2019-30HY	Yes
Total (Subordinate Companion Loan)	$310,000,000	$310,000,000
Total (Whole Loan)	$1,430,000,000	$1,430,000,000

The Borrower and Borrower Sponsors. The borrower is 30 HY WM Unit Owner LP, a Delaware limited partnership and single purpose entity with two independent directors (the “30 Hudson Yards Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 30 Hudson Yards Mortgage Loan.

The borrower sponsor is 30 HY WM REIT Owner LP, which is affiliated with a joint venture among affiliates of The Related Companies, L.P. (“Related”), Arizona State Retirement System (“ASRS”) and Allianz, SE (“Allianz”). The borrower sponsor recently acquired the 30 Hudson Yards Property subject to a sale-leaseback agreement with WarnerMedia.

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related owns and manages a portfolio of assets valued at over $60 billion and has offices and major developments in Boston, Chicago, Los Angeles, San Francisco,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

South Florida, Washington, DC and London. ASRS is a state agency that administers a pension plan, long term disability plan, retiree health insurance plans and other benefits to qualified government workers for the state of Arizona. More than a half-million of Arizona’s public employees belong to the ASRS, which encompasses state employees, the three state universities, community college districts, school districts and charter schools, all 15 counties, most cities and towns, and a variety of political subdivisions, such as fire and water districts. Allianz is a European financial services company headquartered in Munich, Germany with core businesses in insurance and asset management. As of year-end 2018, Allianz had approximately €1,961 billion of assets under management.

The Property. The 30 Hudson Yards Property comprises the WarnerMedia Condo Unit (see “Condominium Regime” section), which consists of 1,463,234 square feet across 26 floors (construction floors 12 through 38 and display floors 16 through 51) of a 68-story (90-story based on display floors), 2.6 million square foot Class A office tower within the Hudson Yards development of Manhattan, New York City (“30 Hudson Yards Building”). Built in 2019, the 30 Hudson Yards Building features direct connectivity to the adjacent Shops & Restaurants at Hudson Yards, a seven-story, 676,229 square-foot retail center, with retailers such as Cartier, Coach, Zara, H&M, Watches of Switzerland and Fendi, as well as restaurant and food options including Hudson Yards Grill, Bouchon Bakery, Shake Shack and Jack’s Coffee. The 30 Hudson Yards Building stands approximately 1,296 feet tall, making it the second tallest office building in New York City, and features panoramic views, outdoor terraces, a triple-height lobby and future direct connection to the new No. 7 subway station. The 30 Hudson Yards Building also features a 1,000-foot-high observation deck that features approximately 7,500 square feet of viewing space (estimated to open in the first quarter of 2020; not part of the collateral). The 30 Hudson Yards Building was designed to achieve LEED Certified Gold designation.

The 30 Hudson Yards Property features large, column-free floor plates, high ceiling heights (18’ on the base floors (display floors 16 to 36) and 13’6” on the tower floors (display floors 37 to 51)). Four floors within the 30 Hudson Yards Property are used for amenity space including a fitness center, a cafeteria, technology bar and a sky lobby. In addition, the 30 Hudson Yards Property contains its own private entrance to the 30 Hudson Yards Building along West 33rd Street and Tenth Avenue, which provides access to the tenant’s sky lobby on display floor 35.

Condominium Regime. The 30 Hudson Yards Property is subject to a condominium declaration for the 20-30 Hudson Yards Condominium, which comprises two separate properties: the 30 Hudson Yards Building and the adjacent 20 Hudson Yards, which houses the Shops at Hudson Yards (the “20 HY Retail Unit”). The 20-30 Hudson Yards Condominium comprises eight units: the WarnerMedia Condo Unit (the 30 Hudson Yards Property; 36.09% common interest), the 20 HY Retail Unit (33.39% common interest), five additional office units (28.04% common interest collectively) and the Observation Deck Unit (2.48% common interest).

The 30 Hudson Yards Property is also part of the “Tower Board” of the 20-30 Hudson Yards Condominium, which governs the affairs of the 30 Hudson Yards Building and limited common elements. The Tower Boards comprises seven units: the WarnerMedia Condo Unit (the 30 Hudson Yards Property; 53.44% interest), five additional office units (42.25% interest collectively) and the Observation Deck Unit (4.30% interest). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Preliminary Prospectus.

Major Tenant.

WarnerMedia (1,463,234 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 6/30/2034 lease expiration) – WarnerMedia (formerly Time Warner Inc.) is a global media and entertainment company with businesses in television networks, film and TV entertainment and publishing. Comprising HBO, Turner, and Warner Bros., WarnerMedia creates premium content, operates one of the world’s largest television and film studios and owns a library of entertainment. In June 2018, WarnerMedia was acquired by AT&T, bringing together global media and entertainment companies Warner Bros., HBO, and Turner with AT&T’s leadership in technology and video, mobile and broadband customer relationships. The transaction was valued at approximately $85.0 billion. With approximately $531.9 billion in assets and approximately $170.8 billion in revenue as of year-end 2018, AT&T is the largest telecommunications company in the United States. WarnerMedia currently represents approximately 24.9% and 11.1% of AT&T’s assets and revenues, respectively.

WarnerMedia is consolidating all of its primary New York-based business segments, including Turner, HBO, Warner Bros. and CNN, into the 30 Hudson Yards Property. WarnerMedia previously leased approximately 2.04 million square feet across eight locations throughout Manhattan, and consolidated into the 30 Hudson Yards Property, which will serve as the company’s corporate headquarters and is expected to house approximately 5,000 employees. WarnerMedia signed a 15-year, triple net, lease at the 30 Hudson Yards Property with a lease expiration in June 2034 with four, 5-year renewal options (at fair market rent). The lease is structured with an initial base rental rate of $75.00 per square foot with 2.5% annual rent escalations. AT&T (rated A-/Baa2/BBB by Fitch/Moody’s/S&P) serves as the guarantor of the WarnerMedia Lease. WarnerMedia reportedly invested approximately $700 million ($478 per square foot) on the fit-out of its space at the 30 Hudson Yards Property. There are no free rent periods or outstanding tenant improvements or leasing costs.

Effective June 14, 2024, WarnerMedia has the right to contract up to 10 contiguous full floors (display floors 42 through 51; 404,325 square feet; 27.6% of net rentable area), exercisable from the highest contraction floor on down at the 30 Hudson Yards Property. WarnerMedia’s contraction option is subject to a fee equal to $24,000,000 per floor contracted and prior written notice no later than (i) 30 months for a contraction of five or more floors, (ii) 24 months for a contraction of three or four floors, and (iii) 18 months for a contraction of one or two floors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

The following table presents certain information relating to the tenancy at the 30 Hudson Yards Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
WarnerMedia	A-/Baa2/BBB	1,463,234	100.0%	$75.00	$109,742,550	100.0%	6/30/2034	4, 5-year	Y(3)
Occupied Collateral Total		1,463,234	100.0%	$75.00	$109,742,550	100.0%

Vacant Space		0	0.0%

Collateral Total		1,463,234	100.0%

(1)	Ratings are those of AT&T, which is the guarantor of the WarnerMedia lease.

(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above represent WarnerMedia’s current contractual rental rate. The lender’s underwriting gives separate credit for (i) a contractual rent step in June 2020; and (ii) straight-line rent averaging of (a) the non-contraction space through the remaining lease term and (b) the contraction space through the contraction option effective date in June 2024. The total implied underwritten rental rate for WarnerMedia, inclusive of the rent step and straight line credit, is approximately $86.87 per square foot. See “Underwritten Net Cash Flow” below.

(3)	Effective June 14, 2024, WarnerMedia has the right to contract up to 10 contiguous full floors (display floors 42 through 51; 404,325 square feet; 27.6% of net rentable area), exercisable from the highest contraction floor on down at the 30 Hudson Yards Property. The contraction option is subject to a fee equal to $24,000,000 per floor contracted and prior written notice no later than (i) 30 months for a contraction of five or more floors, (ii) 24 months for a contraction of three or four floors, and (iii) 18 months for a contraction of one or two floors (see “The Property” above and “Escrows” below).

The following table presents certain information relating to the lease rollover schedule at the 30 Hudson Yards Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	1,463,234	100.0%	1,463,234	100.0%	$109,742,550	100.0%	$75.00
Vacant	0	0	0.0%	1,463,234	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	1,463,234	100.0%			$109,742,550	100.0%	$75.00

(1)	Information obtained from the underwritten rent roll.

(2)	WarnerMedia’s contraction option is not considered in the Lease Expiration Schedule (see “Major Tenant” table above).

The following table presents historical occupancy percentages at the 30 Hudson Yards Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	8/1/2019(2)
NAP	NAP	NAP	NAP	100.0%

(1)	The 30 Hudson Yards Property was completed in 2019.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 30 Hudson Yards Property:

Cash Flow Analysis

	U/W	%(1)	U/W $ per SF
Base Rent	$109,742,550	64.8%	$75.00
Rent Average Benefit(2)	14,618,240	8.6	9.99
Contractual Rent Step(3)	2,743,564	1.6	1.88
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$127,104,354	75.0%	$86.87
Other Income	0	0.0	0.00
Total Recoveries	42,267,893	25.0	28.89
Net Rental Income	$169,372,247	100.0%	$115.75
(Vacancy & Credit Loss)	(5,081,167)	(4.0)(4)	(3.47)
Effective Gross Income	$164,291,079	97.0%	$112.28

Real Estate Taxes (PILOT)	21,270,425(5)	12.9	14.54
Insurance	1,547,918	0.9	1.06
Management Fee	1,000,000	0.6	0.68
Condo Association Fees	5,847,159	3.6	4.00
Other Operating Expenses	12,602,391	7.7	8.61
Total Operating Expenses	$42,267,893	25.7%	$28.89

Net Operating Income	$122,023,186	74.3%	$83.39
Replacement Reserves	292,647	0.2	0.20
TI/LC	0	0.0	0.00
Net Cash Flow	$121,730,539	74.1%	$83.19

NOI DSCR(6)	3.45x
NCF DSCR(6)	3.44x
NOI Debt Yield(6)	10.9%
NCF Debt Yield(6)	10.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents straight-line rent averaging of (a) WarnerMedia’s non-contraction space through the remaining lease term and (b) the contraction space through the contraction option effective date in June 2024.

(3)	Represents WarnerMedia’s contractual rent step in June 2020.

(4)	The underwritten economic vacancy is 4.0%. The 30 Hudson Yards Property was 100.0% occupied as of August 1, 2019.

(5)	Represents the average of the projected PILOT payments over the 15-year lease term (see “PILOT/IDA Leases” section for further details on the PILOT agreement).

(6)	The debt service coverage ratios and debt yields are based on the 30 Hudson Yards Senior Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 30 Hudson Yards Property of $2,200,000,000 as of May 23, 2019. The appraiser also concluded to a hypothetical market value “as dark” of $1,650,000,000 as of June 1, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated May 30, 2019, there was no evidence of any recognized environmental conditions at the 30 Hudson Yards Property.

Market Overview and Competition. The 30 Hudson Yards Property is located at 500 West 33rd Street, on the southwest corner of the intersection of 33rd Street and 10th Avenue in New York, New York. The 30 Hudson Yards Property is situated within the Hudson Yards development, one of the largest private real estate development projects in the United States. Once fully developed, Hudson Yards is expected to include more than 18.0 million square feet of commercial and residential space, along with more than 100 shops, a collection of restaurants, approximately 4,000 residences, affordable housing, The Shed (entertainment venue), 14 acres of open space, a 750-seat public school and an Equinox Hotel. The Hudson Yards neighborhood is traditionally bound by the Hell’s Kitchen neighborhood to the North, the Midtown, Times Square, Garment District and Penn Station neighborhoods to the east, and the West Chelsea neighborhood to the south. In September 2015, the Metropolitan Transportation Authority (MTA) completed an approximately $2.4 billion, 7,000-foot extension of the MTA’s No. 7 Flushing subway line (providing access to Queens), which was extended to include an additional subway stop at the corner of 34th Street and Eleventh Avenue (adjacent to the 30 Hudson Yards Property), from the previous last stop at 41st Street and Seventh Avenue (approximately 1.0 miles northeast of the 30 Hudson Yards Property). The 30 Hudson Yards Property is situated approximately 0.6 miles northwest of Penn Station.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

Submarket Information – According to the appraisal, the 30 Hudson Yards Property is situated within the Far West Side submarket of the New York Office Market. As of June 10, 2019, the Far West Side submarket reported a total inventory of approximately 6.9 million square feet with a 2.4% vacancy rate and average asking rents of $119.03 per square foot, gross. The appraiser concluded to market rents ranging from $100.00 to $120.00 per square foot, modified gross, for the various floors of office space at the 30 Hudson Yards Property (see table below).

Appraiser’s Comp Set – The appraiser identified 11 directly competitive office properties totaling approximately 17.4 million square feet, with an average occupancy rate of 92.2% and base rents ranging from $94.40 to $178.27 per square foot, modified gross.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 30 Hudson Yards Property:

Market Rent Summary(1)(2)

	Office Floors 16 to 24	Office Floors 35 to 43	Office Floors 44 to 51
Market Rent (PSF)	$100.00	$110.00	$120.00
Lease Term (Years)	15	15	15
Lease Type (Reimbursements)	MG	MG	MG
Rent Increase Projection	$10.00 PSF every 60 months	$10.00 PSF every 60 months	$10.00 PSF every 60 months

(1)	Information obtained from the appraisal.

(2)	WarnerMedia’s contractual rental rate at the 30 Hudson Yards Property is $75.00 per square foot, triple net, with 2.5% annual escalations. The appraiser determined a modified gross equivalent contract rent for WarnerMedia of $106.01 per square foot.

The table below presents certain information relating to comparable sales pertaining to the 30 Hudson Yards Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
237 Park Avenue	New York, NY	1,251,717	May-19	$1,250,000,000	$998.63
3 Columbus Circle	New York, NY	753,405	Nov-18	$690,000,000	$915.84
425 Lexington Avenue	New York, NY	728,171	Nov-18	$701,000,000	$962.69
666 Fifth Avenue	New York, NY	1,437,546	Aug-18	$1,286,082,681	$894.64
1745 Broadway	New York, NY	672,363	Apr-18	$633,000,000	$941.46
1515 Broadway	New York, NY	1,897,131	Nov-17	$1,950,000,000	$1,027.87
245 Park Avenue	New York, NY	1,779,515	May-17	$2,210,000,000	$1,241.91
10 Hudson Yards	New York, NY	1,861,084	Aug-16	$2,150,000,000	$1,155.24
1095 Sixth Avenue	New York, NY	1,179,033	Aug-16	$2,353,000,000	$1,995.70
11 Madison Avenue	New York, NY	2,287,905	Aug-16	$2,600,000,000	$1,136.41

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

The following tables present certain information relating to comparable office leases for the 30 Hudson Yards Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy(2)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
30 Hudson Yards Property	2019/NAP	1,463,234	-	100.0%	Warner Media	1,463,234	Jun-19	15.0 Yrs	$75.00(3)	NNN
55 Hudson Yards New York, NY	2018/NAV	1,434,038	0.2 miles	91.5%	Vista Equity Partners Apple Third Point	28,429 29,881 89,043	Nov-18 Feb-19 Nov-18	16.0 Yrs 11.2 Yrs. 10.0 Yrs.	$104.00 $104.00 $130.00	MG MG MG
520 Madison Avenue New York, NY	1982/NAV	1,062,111	2.4 miles	94.8%	Madison Realty Capital	19,000	Feb-19	10.7 Yrs	$118.00	MG
425 Park Avenue New York, NY	2020/NAV	705,243	2.7 miles	NAP	Citadel	161,200	Jan-19	12.5 Yrs	$178.27	MG
1095 Avenue of the Americas New York, NY	1972/2008	1,484,325	1.6 miles	96.0%	Lloyds Bank	34,846	Jan-19	10.0 Yrs	$150.00	MG
1114 Avenue of the Americas New York, NY	1971/2001	1,557,000	1.6 miles	85.1%	Vinson & Elkins, LLP The Trade Desk	76,497 95,580	Jan-19 Nov-18	16.0 Yrs 12.0 Yrs	$95.00 $139.00	MG MG
50 Hudson Yards New York, NY	2022/NAV	2,900,000	0.1 miles	NAP	Confidential	400,000	Jan-19	10.0 Yrs	$110.00	MG
1 Vanderbilt Avenue New York, NY	2020/NAV	1,730,989	1.9 miles	NAP	TD Securities The Carlyle Group	118,872 95,367	Dec-18 Jul-18	16.5 Yrs 15.8 Yrs	$130.00 $166.00	MG
441 Ninth Avenue New York, NY	2019/NAV	700,000	0.7 miles	NAP	Peloton Interactive, LLC	312,000	Nov-18	15.0 Yrs	$106.66	MG
1271 Avenue of the Americas New York, NY	1957/NAV	2,100,000	2.0 miles	86.0%	Bessemer Trust Company	236,631	Sep-18	22.0 Yrs	$107.00	MG
66 Hudson Boulevard New York, NY	2022/NAV	2,814,581	0.3 miles	NAP	Alliance Bernstein	186,226	May-18	20.0 Yrs	$105.00	MG
390 Madison Avenue New York, NY	1953/2018	862,154	2.1 miles	100.0%	JP Morgan Chase	417,157	Mar-18	10.7 Yrs	$94.40	MG

(1)	Information obtained from the appraisal.

(2)	Information obtained from a third party market research provider.

(3)	WarnerMedia’s contractual rental rate at the 30 Hudson Yards Property is $75.00 per square foot, triple net, with 2.5% annual escalations. The appraiser determined a modified gross equivalent contract rent for WarnerMedia of $106.01 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

Large Headquarter and Net Lease Comparables(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy(2)	Tenant	Tenant Size (SF)	Lease Term	Annual Base Rent PSF	Lease Type
30 Hudson Yards Property	2019/NAP	1,463,234	-	100.0%	Warner Media	1,463,234	15.0 Yrs	$75.00(3)	NNN
50 Hudson Yards New York, NY	2022/NAV	2,900,000	0.1 miles	NAP	BlackRock	847,081	22.0 Yrs	$128.50	MG
1100 Avenue of the Americas New York, NY	1983/2019	357,940	1.7 miles	100.0%	Bank of America	357,940	20.0 Yrs	$118.00	MG
424 Fifth Avenue New York, NY	1916/2020	697,029	1.6 miles	100.0%	WeWork	697,029	20.0 Yrs	$129.97	MG
One Columbus Circle New York, NY	2003/NAV	2,106,732	1.9 miles	99.8%	Deutsche Bank	1,063,104	22.0 Yrs	$119.00	MG

(1)	Information obtained from the appraisal.

(2)	Information obtained from a third party market research provider.

(3)	WarnerMedia’s contractual rental rate at the 30 Hudson Yards Property is $75.00 per square foot, triple net, with 2.5% annual escalations. The appraiser determined a modified gross equivalent contract rent for WarnerMedia of $106.01 per square foot.

Escrows.

Real Estate Taxes – Upon the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section), the 30 Hudson Yards Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – Upon the occurrence and continuance of (a) WarnerMedia no longer being required to pay its portion of insurance premiums, (b) the decline in the long-term issuer credit rating of WarnerMedia (or its guarantor) below the BBB-, (c) WarnerMedia committing a monetary or material non-monetary default under its lease, beyond any applicable notice and cure periods, (d) the WarnerMedia lease not being in full force and effect or (e) the 30 Hudson Yards Property’s insurance coverage is not included in a blanket policy approved by the lender or such policy is not in full force and effect, the 30 Hudson Yards Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, notwithstanding any prior springing conditions, the reserve will spring upon the occurrence and continuance of a Cash Trap Event Period.

Replacement Reserve – Upon the occurrence and continuance of (a) July 6, 2024 or (b) a Cash Trap Event Period, the 30 Hudson Yards Whole Loan documents require ongoing monthly replacement reserves of one-twelfth of the amount of $0.20 per square foot of the 30 Hudson Yards Property.

Contraction Reserve – Upon WarnerMedia exercising a contraction option, the 30 Hudson Yards Whole Loan documents require a reserve deposit in the amount of (i) $125 multiplied by (ii) the square footage of the applicable contraction space, less the aggregate square footage of the three highest contraction floors.

Condominium Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 30 Hudson Yards Whole Loan documents require ongoing monthly reserves of one-twelfth of the common expenses payable by the 30 Hudson Yards Borrower as owner of its condominium unit that the lender estimates will be payable during the next ensuing 12 months.

Lockbox and Cash Management. The 30 Hudson Yards Whole Loan documents require that the 30 Hudson Yards Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and that the borrower direct all tenants to pay rent directly into such lockbox account. The 30 Hudson Yards Whole Loan documents also require that all rents received by the 30 Hudson Yards Borrower be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the 30 Hudson Yards Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 30 Hudson Yards Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 30 Hudson Yards Whole Loan; provided, however, during a Cash Trap Event Period solely triggered by clause (v) of the definition of Lease Sweep Period below, only 50% of excess cash flow is required to be swept to an excess cash flow subaccount (with the remainder being disbursed to the 30 Hudson Yards Borrower).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt yield (“NCF DY”) for the 30 Hudson Yards Whole Loan falling below 6.5% at the end of any calendar quarter (“Low DY Period”), provided, however, solely in the event that the NCF DY is less than 6.5% as a result of the WarnerMedia contraction option (as discussed in the “Major Tenant” section above), no Low DY Period will apply until such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

time as the NCF DY first increases to or above 6.5% and then subsequently decreases below 6.5% as of the end of any calendar quarter; or

(iii)	the occurrence and continuation of a Lease Sweep Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above:

o	(a) the NCF DY for the 30 Hudson Yards Whole Loan being greater than or equal to 6.5% for two consecutive calendar quarters; or

o	(b) the 30 Hudson Yards Borrower delivering to the lender as additional collateral and security for the payment of the debt, immediately available funds or one or more letters of credits (not to exceed, in the aggregate, 10.0% of the outstanding principal balance of the 30 Hudson Yards Whole Loan) having an aggregate notional amount, that, if applied as a prepayment of the outstanding principal balance of the 30 Hudson Yards Whole Loan, would cause the NCF DY to equal or exceed 6.5%; or

●	with regard to clause (iii), a Lease Sweep Period Cure (as defined below).

A “Lease Sweep Period” will commence upon the earliest to occur of the following:

(i)	WarnerMedia (or its lease guarantor) filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding;

(ii)	WarnerMedia failing to pay base rent under its lease or committing a material monetary or material non-monetary default under its lease, beyond any applicable notice and cure periods;

(iii)	the date that WarnerMedia “goes dark” in a portion of its space equal to at least (x) 800,000 rentable square feet minus (y) any amount of WarnerMedia contraction space that has been re-tenanted pursuant to leases approved by the lender (which are required to extend at least five years beyond the loan maturity date, each said lease being a, “Qualified Lease”) (the “Threshold SF”). For the purposes of this clause, a sublease by WarnerMedia to a subtenant of a portion of its space will not constitute “dark” space except during the last two years of the loan term;

(iv)	WarnerMedia electing to contract or actually contracting (other than pursuant to the contraction option), surrender, cancel or terminate its lease (or portion thereof) or electing not to renew its lease, in each case such that WarnerMedia will no longer occupy at least the Threshold SF; or

(v)	the decline in the long-term issuer credit rating of WarnerMedia (or its lease guarantor) below “BB-” by S&P or its equivalent by any other rating agency engaged in connection with any securitization of the 30 Hudson Yards Whole Loan (“Rating Threshold”); provided, however, this clause will not apply to any replacement tenant unless such tenant (or its lease guarantor) meets the Rating Threshold as of the date that such replacement lease commences.

A “Lease Sweep Period Cure” will occur upon:

●	with regard to clause (i), WarnerMedia (or its lease guarantor, as applicable) no longer being insolvent, such bankruptcy or similar insolvency proceeding having ceased and WarnerMedia’s lease having been reaffirmed pursuant to a final, non-appealable order of a court of competent jurisdiction;

●	with regard to clause (ii), the cure of the applicable default and no other failure by WarnerMedia to pay base rent under its lease or other material monetary or material nonmonetary default by WarnerMedia under its lease then exist;

●	with regard to clause (iii), WarnerMedia no longer being “dark” such that operations are being conducted in a portion of the WarnerMedia space at least equal to the Threshold SF (for the purposes of this clause, a sublease by WarnerMedia to a subtenant of a portion of its space will not constitute “dark” space except for during the last two years of the loan term);

●	with regard to clause (iii) or (iv), 95% (or 100% if WarnerMedia has exercised any contraction option) of the affected WarnerMedia space is leased pursuant to one or more Qualified Leases in conjunction with the Occupancy Conditions (as defined below) being fulfilled; or

●	with regard to clauses (i), (ii), (iii), (iv) and (v) above, the amount of excess cash flow attributed to a Lease Sweep Period is equal to the applicable Lease Sweep Deposit Amount (as defined below).

“Occupancy Conditions” include (x) all approved leasing expenses, free rent periods and/or rent abatement periods set forth in all applicable Qualified Leases and all other landlord obligations of an inducement nature have been completed or paid in full (“Leasing Inducements”) or (y) sufficient funds have accumulated in the excess cash flow subaccount attributed to Lease Sweep Periods to cover all Leasing Inducements, provided that, with respect to clause (y), the 30 Hudson Yards Borrower will have the right to deliver to the lender immediately available funds for deposit an amount sufficient to satisfy the amounts required in clause (y) and/or deliver one or more letters of credit (not to exceed, in the aggregate, 10.0% of the outstanding principal balance of the 30 Hudson Yards Whole Loan) having an aggregate notional amount equal to the amount required in clause (y).

The “Lease Sweep Deposit Amount” means (a) if a Lease Sweep Period is continuing solely pursuant to clause (iii) of the definition of Lease Sweep Period, an amount equal to the total rentable square feet of the WarnerMedia lease (exclusive of (x) any rentable square footage covered by unexercised expansion options and (y) if the contraction option has been exercised, from and after the fifth anniversary of loan origination, the contraction space square footage; collectively the, “Excluded Space”) multiplied by $87.00, (b) if a Lease Sweep Period is continuing solely pursuant to clause (v) of the definition of Lease Sweep Period, an amount equal to the total rentable square feet of the WarnerMedia lease (exclusive of any Excluded Space) multiplied by $50.00, and (c) in all other circumstances, an amount equal to the total rentable square feet of the WarnerMedia lease (exclusive of any Excluded Space) multiplied by $125.00.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$84,400,000
20-30 Hudson Yards New York, NY 10001	30 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	50.9% 3.44x 10.9%

Property Management. The 30 Hudson Yards Property is self-managed by WarnerMedia.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 30 Hudson Yards Property also secures the 30 Hudson Yards Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,035,600,000 and the 30 Hudson Yards Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $310,000,000. The 30 Hudson Yards Pari Passu Companion Loans and the 30 Hudson Yards Subordinate Companion Loan are coterminous with the 30 Hudson Yards Mortgage Loan. The 30 Hudson Yards Pari Passu Companion Loans accrue interest at the same rate as the 30 Hudson Yards Mortgage Loan, and the 30 Hudson Yards Subordinate Companion Loan accrues interest at an interest rate of 4.21709677%. The 30 Hudson Yards Mortgage Loan and the 30 Hudson Yards Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 30 Hudson Yards Subordinate Companion Loan. The holders of the 30 Hudson Yards Mortgage Loan, the 30 Hudson Yards Pari Passu Companion Loans and the 30 Hudson Yards Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 30 Hudson Yards Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—The 30 Hudson Yards Whole Loan ” in the Preliminary Prospectus.

The following table presents certain information relating to the 30 Hudson Yards Subordinate Companion Loan:

B-Note Summary

B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
30 Hudson Yards Subordinate Companion Loan	$310,000,000	4.21709677%	120	0	120	2.50x	8.5%	65.0%

Ground Lease. None.

PILOT/IDA Leases. The 30 Hudson Yards Borrower leases the 30 Hudson Yards Property to the New York City Industrial Development Agency (the “Agency”) (the “Company Lease”), and the Agency subleases the 30 Hudson Yards Property back to the 30 Hudson Yards Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively the “IDA Leases”). The benefits of this lease structure to the 30 Hudson Yards Borrower are a mortgage recording tax exemption and real property tax abatements. As such, the 30 Hudson Yards Borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of any mortgage or other lien), the 30 Hudson Yards Borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”) to secure the PILOT Payments (collectively, the “PILOT Mortgage”). The HYIC has issued revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044 (such period, the “Initial Term”), with annual automatic one-year extensions thereafter, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the 30 Hudson Yards Borrower (such date, the “Expiration Date”); provided that, after the Initial Term, the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of any revenue bonds issued by HYIC for which an assignment of the PILOT Amount payable under the Agency Lease is used to repay the bondholders.

The 30 Hudson Yards Property is subject to a tax abatement through 2038:

●	40% tax abatement through 2023;

●	2024 through 2034: taxes are due in amount equal to 103% of the preceding year’s PILOT payment;

●	2035: taxes due in amount equal to the greater of (a) 68% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

●	2036: taxes due in amount equal to the greater of (a) 76% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

●	2037: taxes due in amount equal to the greater of (a) 84% of unabated taxes and (b) 103% of the preceding year’s PILOT payment; and

●	2038: taxes due in amount equal to the greater of (a) 92% of unabated taxes and (b) 103% of the preceding year’s PILOT payment.

For additional information with respect to the IDA Leases and PILOT Payments, see “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Preliminary Prospectus.

Terrorism Insurance. The 30 Hudson Yards Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 30 Hudson Yards Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 30 Hudson Yards Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 30 Hudson Yards Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$72,000,000
1 University Square Drive	University Square	Cut-off Date LTV:	73.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$72,000,000
1 University Square Drive	University Square	Cut-off Date LTV:	73.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$72,000,000
1 University Square Drive	University Square	Cut-off Date LTV:	73.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	11.0%

University Square
1 University Square Drive
Princeton, NJ 08540
Princeton
Princeton Junction
Plainsboro Township
West Windsor Township
Kingston
Rocky Hill
Princeton Airport
Franklin Park
Kendall Park
Monmouth Junction
South Brunswick Township
North Brunswick Township
NY City 40 miles
Hopewell Township
Lawrence Township
Slackwood
TRENTON
Hamilton Township
Mercerville
SOMERSET COUNTY
MIDDLESEX COUNTY
MERCER COUNTY
Princeton University
Carnegie Lake
Mercer County Park
Mercer Lake
Delaware & Raritan Canal State Park
NJ TRANSIT NORTHEAST CORRIDOR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – University Square

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	MSMCH		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$72,000,000		Location:	Princeton, NJ
	Cut-off Date Balance:	$72,000,000		Size:	331,872 SF
	% of Initial Pool Balance:	5.5%		Cut-off Date Balance Per SF:	$216.95
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$196.22
	Borrower Sponsor:	Andrew Penson		Year Built/Renovated:	2005/NAP
	Guarantor:	Andrew Penson		Title Vesting:	Fee
	Mortgage Rate:	3.8000%		Property Manager:	Cushman & Wakefield U.S., Inc.
	Note Date:	6/26/2019		Current Occupancy (As of)(2):	85.5% (3/20/2019)
	Seasoning:	1 month		YE 2018 Occupancy(2):	89.3%
	Maturity Date:	July 1, 2029		YE 2017 Occupancy(2):	99.4%
	IO Period:	60 months		YE 2016 Occupancy:	99.4%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$97,700,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per SF:	$294.39
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraisal Valuation Date:	April 26, 2019
	Call Protection:	L(25),D(90),O(5)		Underwriting and Financial Information
	Lockbox Type:	Springing		TTM NOI (3/31/2019):	$7,744,151
	Additional Debt:	None		YE 2018 NOI:	$8,031,253
	Additional Debt Type (Balance):	NAP		YE 2017 NOI:	$9,151,272
				YE 2016 NOI:	$9,079,788
				U/W Revenues:	$12,737,624
				U/W Expenses:	$4,806,203
				U/W NOI:	$7,931,421
Escrows and Reserves(1)				U/W NCF:	$7,174,753
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.97x / 1.78x
Taxes	$78,438	$39,219	NAP	U/W Debt Yield based on NOI/NCF:	11.0% / 10.0%
Insurance	$8,477	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF	12.2% / 11.0%
Replacement Reserve	$0	$6,030	NAP	Cut-off Date LTV Ratio:	73.7%
TI/LC Reserve	$0	$45,233	$1,000,000	LTV Ratio at Maturity:	66.7%
Outstanding TI/LC Funds	$4,158,980	$0	NAP
Environmental Escrow	$173,993	$0	NAP
Deferred Maintenance	$55,108	$0	NAP

Sources and Uses
Sources			Uses
Loan Amount	$72,000,000	74.3%	Purchase price(3)	$91,567,020	94.4%
Cash equity contribution	24,954,246	25.7	Upfront reserves	4,474,996	4.6
			Closing costs	912,230	0.9
Total Sources	$96,954,246	100.0%	Total Uses	$96,954,246	100.0%

(1)	See “Escrows” section for a full description of Escrows.

(2)	The decrease in occupancy from YE 2017 to YE 2018 is primarily due to a tenant vacating 35,027 square feet of space. The decrease in occupancy from YE 2018 to Current (3/20/2019) is primarily due to Blackrock, Inc. surrendering 12,957 square feet of space

(3)	The purchase price is net of a seller credit of $4,232,980 (a tenant allowance of $4,158,980 and $74,000 in free rent that was due to the largest tenant under the lease in effect prior to the sale). The gross purchase price was $95,800,000.

The Mortgage Loan. The mortgage loan (the “University Square Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $72,000,000 and is secured by a first priority fee mortgage encumbering a 331,872 square feet class A office building located in Princeton, New Jersey (the “University Square Property”). The proceeds of the University Square Mortgage Loan were primarily used to acquire the University Square Property, to fund reserves and to pay closing costs.

The Borrowers and Borrower Sponsor. The borrower for the University Square Mortgage Loan is comprised of four tenant-in-common co-borrowers, PrincetonAV Owner LLC (approximately 66.3%), Mendy Princeton LLC (approximately 10.6%), Heshie Princeton LLC (approximately 11.7%) and Mordechai Princeton LLC (approximately 11.5%) (collectively, the “University Square Borrowers”), each a single purpose Delaware limited liability company, each with one independent director in its organizational structure. Legal counsel to the University Square Borrowers delivered a non-consolidation opinion in connection with the origination of the University

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$72,000,000
1 University Square Drive	University Square	Cut-off Date LTV:	73.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	11.0%

Square Mortgage Loan. Each co-borrower is controlled by Andrew Penson. Andrew Penson has approximately 13% ownership interest in PrincetonAV Owner LLC and approximately 0.9% interest in each other borrower and is also the borrower sponsor and non-recourse carveout guarantor for the University Square Mortgage Loan. Andrew Penson is the founder of Argent Ventures, a New York based real estate investment firm founded in 1997 that invests in office, retail, industrial, hotel and residential properties. The University Square Borrowers and non-recourse carveout guarantor has been involved in foreclosures and deeds in lieu of foreclosure. See “Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The University Square Property consists of a 5-story office building, totaling 331,872 square feet, on an approximately 18.5-acre site in Princeton, New Jersey. The University Square Property was originally built in 2005 and features a granite clad exterior, a two story atrium lobby, four elevators, conference rooms with seating for 48 people, a fitness center with locker rooms and sauna, security systems with video surveillance, 24/7 tenant access key cards, concierge service and a full service cafeteria with seating for over 100 people. The University Square Property contains an asphalt paved surface lot with 1,145 parking spaces (3.45 spaces per 1,000 square feet). The University Square Property is in close proximity to downtown Princeton, the Trenton-Mercer Airport, Princeton University and the New Jersey Transit. The University Square Property was 84.4% leased as of March 20, 2019 to 3 tenants, all of which are either investment grade companies or wholly owned subsidiaries of investment grade companies, and has had an average occupancy of 97% over the last nine years. The decline in occupancy from 2017 to 2018 was due to a tenant vacating 35,207 SF of space and from 2018 to 2019 was due to Blackrock, Inc. surrendering 12,957 SF of space.

Major Tenants.

Largest Tenant: Blackrock, Inc. (209,799 square feet, 63.2% of NRA, 76.0% of underwritten base rent, 9/30/2028 lease expiration). Blackrock, Inc. (“Blackrock”) has been a tenant at the University Square Property since 2010 and is an investment management company that provides a range of investment and risk management services to institutional and retail clients worldwide. Headquartered in New York City, Blackrock, Inc. employs approximately 13,000 employees and operates 70 offices in 30 countries. Since 2010, Blackrock, Inc. has executed three lease amendments and two extensions. Blackrock, Inc. has a lease expiration of September 30, 2028 and has the option to renew its lease for either (i) two, five-year terms or (ii) one, ten-year term.

2nd Largest Tenant: Axis Reinsurance Company (35,684 square feet, 10.8% of NRA, 12.1% of underwritten base rent, 9/30/2020 lease expiration). Axis Reinsurance Company has been a tenant at the University Square Property since November 16, 2009 and is a reinsurance company founded in 2001 that offers property and casualty reinsurance to insurance companies. Since 2009, Axis Reinsurance Company has executed two lease amendments and has leased an additional 9,068 square feet. Axis Reinsurance Company has a lease expiration of September 30, 2020 with two, five-year renewal options.

3rd Largest Tenant: Mercer (US) Inc. (34,537 square feet, 10.4% of NRA, 11.9% of underwritten base rent, 4/30/2021 lease expiration). Mercer (US) Inc. has been a tenant at the University Square Property since 2016 and is a global human resources consulting firm founded in 1945 that offers services in compensation, employee benefits, human capital strategy, investment consulting and program administration. Mercer (US) Inc. employs more than 20,500 employees in over 130 countries. Mercer (US) Inc. has a lease expiration of April 30, 2021 with one, five-year renewal option remaining.

The following table presents certain information relating to the tenancy at the University Square Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Blackrock, Inc.	NR/Aa3/AA-	209,799	63.2%	$41.52	$8,710,523	76.0%	9/30/2028	2, 5-year, 1,10-year	N
Axis Reinsurance Company	A-/Baa1/A-	35,684	10.8%	$38.90	$1,388,030	12.1%	9/30/2020	2, 5-year	N
Mercer (US) Inc.	NR/Ba3/BB-	34,537	10.4%	$39.35	$1,359,031	11.9%	4/30/2021	1, 5-year	N
Total Major Tenants		280,020	84.4%	$40.92	$11,457,584	100.0%

Non-major Tenants(3)		3,688	1.1%	$0.00	$0	0.0%

Occupied Collateral Total		283,708	85.5%	$40.92	$11,457,584	100.0%

Vacant Space		48,164	14.5%

Collateral Total		331,872	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Other Tenants includes approximately 3,688 square feet related to the on-site café and building network maintenance room, which have no attributed Annual U/W Rent and are excluded from the Annual U/W Base Rent PSF and Occupied Collateral Total.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$72,000,000
1 University Square Drive	University Square	Cut-off Date LTV:	73.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover schedule at the University Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)(4)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	$0.00
2019	2	3,648	1.1%	3,648	1.1%	$0.00	0.0%	$0.00
2020	1	35,684	10.8%	39,332	11.9%	$1,388,030	12.1%	$38.94
2021	2	34,577	10.4%	73,909	22.3%	$1,359,031	11.9%	$39.35
2022	0	0	0.0%	73,909	22.3%	$0.00	0.0%	$0.00
2023	0	0	0.0%	73,909	22.3%	$0.00	0.0%	$0.00
2024	0	0	0.0%	73,909	22.3%	$0.00	0.0%	$0.00
2025	0	0	0.0%	73,909	22.3%	$0.00	0.0%	$0.00
2026	0	0	0.0%	73,909	22.3%	$0.00	0.0%	$0.00
2027	0	0	0.0%	73,909	22.3%	$0.00	0.0%	$0.00
2028	1	209,799	63.2%	283,708	85.5%	$8,710,523	76.0%	$41.52
2029	0	0	0.0%	283,708	85.5%	$0.00	0.0%	$0.00
Thereafter	0	0	0.0%	283,708	85.5%	$0.00	0.0%	$0.00
Vacant	0	48,164	14.5%	331,872	100.0%	$0.00	0.0%	$0.00
Total/Weighted Average	6	331,872	100.0%			$11,457,584	100.0%	$40.92

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Approximately 3,688 square feet are related to the on-site café and building network maintenance room, which have no attributed Annual U/W Rent and are excluded from annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF.

(4)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	3/20/2019(2)
100.0%	100.0%	100.0%	100.0%	99.4%	99.4%	89.3%	95.5%

(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$72,000,000
1 University Square Drive	University Square	Cut-off Date LTV:	73.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the University Square Property:

Cash Flow Analysis(1)

	2016	2017	2018	3/31/2019 TTM	U/W(2)	%(3)	U/W $ per SF
Rents in Place	$12,160,803	$12,233,769	$11,156,049	$10,910,463	$13,335,980	91.2%	40.18
Gross Potential Rent	$12,160,803	$12,233,769	$11,156,049	$10,910,463	$13,335,980	91.2%	$40.18
Other Income	89,828	23,239	(1,101)	(4,154)	0	0.0	0.00
Total Recoveries	1,355,325	1,547,039	1,448,865	1,327,281	1,280,040	8.8	3.86
Net Rental Income	$13,605,956	$13,804,047	$12,603,813	$12,233,590	$14,616,020	100.0%	$44.04
(Vacancy & Credit Loss)	0	0	0	0	(1,878,396)	(14.1%)(4)	(5.66)
Effective Gross Income	$13,605,956	$13,804,047	$12,603,813	$12,233,590	$12,737,624	87.1%	$38.38

Real Estate Taxes	1,802,235	1,841,965	1,881,010	1,887,518	1,920,942	15.1	5.79
Insurance	46,375	46,409	46,578	46,922	85,850	0.7	0.26
Management Fee	409,806	422,127	416,209	349,580	382,129	3.0	1.15
Other Operating Expenses	2,267,752	2,342,274	2,228,763	2,205,419	2,417,282	19.0	7.28
Total Operating Expenses	$4,526,168	$4,652,775	$4,572,560	$4,489,439	$4,806,203	37.7%	$14.48

Net Operating Income	$9,079,788	$9,151,272	$8,031,253	$7,744,151	$7,931,421	62.3%	$23.90
Replacement Reserves	0	0	0	0	66,374	0.5	0.20
TI/LC	0	0	0	0	690,294	5.4	2.08
Net Cash Flow	$9,079,788	$9,151,272	$8,031,253	$7,744,151	$7,174,753	56.3%	$21.62

NOI DSCR (IO)	3.27x	3.30x	2.90x	2.79x	2.86x
NOI DSCR (P&I)	2.26x	2.27x	1.99x	1.92x	1.97x
NCF DSCR (IO)	3.27x	3.30x	2.90x	2.79x	2.59x
NCF DSCR (P&I)	2.26x	2.27x	1.99x	1.92x	1.78x
NOI Debt Yield	12.6%	12.7%	11.2%	10.8%	11.0%
NCF Debt Yield	12.6%	12.7%	11.2%	10.8%	10.0%

(1)	U/W Gross Potential Rent is based on the underwritten rent roll dated March 20, 2019 and includes rent steps through July 2020 totaling $66,307 and a straight line rent adjustment of $496,892 applied to the U/W rent for Blackrock, Inc.

(2)	The increase in Gross Potential Rent and Net Operating Income from TTM 3/31/2019 to U/W is primarily driven by (i) a straight line rent adjustment of $496,892 applied to the U/W rent for Blackrock, Inc., and (ii) Blackrock Inc. starting to pay rent for 1,850 SF of space after receiving 10 months of free rent.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	The underwritten economic vacancy is 14.1%. The University Square Property is 85.5% occupied as of March 20, 2019.

Appraisal. The appraiser concluded to an “as is” appraised value of $97,700,000 with a valuation date of April 26, 2019.

Environmental Matters. According to a Phase I environmental site assessment dated April 25, 2019, there was no evidence of any recognized environmental conditions at the University Square Property. The Phase I identified four controlled recognized environmental conditions associated with compliance under New Jersey environmental laws.  All CRECS achieved no further action status pursuant to approved engineering and institutional controls. In addition, a passive vapor mitigation system was installed underlying a building at the Mortgaged Property. At origination, the borrowers obtained an environmental insurance policy from Lloyd’s of London (Beazley), with the lender as an additional named insured, with its successors, assigns and/or affiliates, and with per incident and aggregate limits of $3,000,000, and a deductible of $50,000 and a term extending through the maturity date. In addition, the University Square Borrowers deposited reserves for environmental costs and the costs of purchasing additional insurance as described under “Escrows” below.

Market Overview and Competition. The University Square Property is located within Princeton, New Jersey. Land uses immediately surrounding the University Square Property are predominantly office buildings, retail establishments, Nassau Park Pavilion and the Hyatt Regency Hotel. Primary access to the University Square Property is provided by NJ Highway Route 1, Alexander Road, Washington Road and the New Jersey Transit which provides train service along the Northeastern Corridor. The University Square Property is approximately a ten minute commute to downtown Princeton, approximately a five minute commute to Princeton University and approximately a twenty-five minute commute to Trenton-Mercer Airport. According to the appraisal, as of the fourth quarter of 2018, the Central New Jersey market had an inventory of approximately 66.8 million square feet, overall vacancy in the market of approximately 21.8% and direct Class A asking rent was $35.24. The estimated 2018 population within a one-, three- and five- mile radius is 3,450, 48,509 and 100,767, respectively. According to the appraisal, the estimated 2018 median household income within a one-, three- and five- mile radius is $129,161, $138,603 and $126,805, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$72,000,000
1 University Square Drive	University Square	Cut-off Date LTV:	73.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	11.0%

Submarket Information – According to a third party report, as of the fourth quarter of 2018, the Princeton submarket had an inventory of approximately 7.7 million square feet, overall vacancy in the submarket of approximately 21.9% and direct Class A asking rent was $30.66 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the University Square Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Office	$39.00	84	Gross + Tenant Electric	$0.50 psf per annum

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the University Square Property identified by the appraisal:

Comparable Sales(1)

Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
University Square Princeton, NJ	Mar-2019	331,872	100.0%	$95,800,000(2)	$288.67(2)
Country Club Plaza I & II Paramus, NJ	Nov-2018	302,223	98.0%	$74,000,000	$244.85
Park 80 West Plaza I & II Saddle Brook, NJ	Aug-2018	492,935	92.0%	$118,000,000	$239.38
Somerset Financial Center Bedminster, NJ	Jul-2018	230,000	83.0%	$62,500,000	$271.74
Princeton Place at Hopewell Hopewell, NJ	Sep-2017	282,162	100.0%	$73,600,000	$260.84
Landmark III Secaucus, NJ	Jul-2017	445,060	99.0%	$115,000,000	$258.39
1776 On the Green Morristown, NJ	Jan-2017	145,262	88.0%	$32,050,000	$220.64
Hopewell Corporate Campus, Pod B Hopewell, NJ	Jan-2017	553,941	100.0%	$148,000,000	$267.18

(1)	Information obtained from the appraisal.

(2)	Purchase price net of seller credits was $91,567,020, or $275.91 PSF.

The following table presents certain information relating to eight comparable leases to those at the University Square Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Mos.)	Initial Rent/SF	Reimbursements
Carnegie Center West 902 Carnegie Center West Princeton, NJ	2007	150,000	Essential Properties	13,450	Dec. 2018	120	$37.00	Gross + TE
277 and 281 Witherspoon Street 277 & 281 Witherspoon Street Princeton, NJ	1984	61,930	Asentech LLC	2,838	Aug. 2018	84	$35.50	Gross + TE
277 and 281 Witherspoon Street 277 & 281 Witherspoon Street Princeton, NJ	1984	61,930	Professional Physical Therapy	3,000	June 2018	124	$35.50	Gross + TE
Princeton Place at Hopewell 1700-1800 American Boulevard Hopewell, NJ	2001	282,162	Cenlar FSB	28,269	April 2017	51	$31.00	Gross + TE
Gallup Building 47 Hulfish Street Princeton, NJ	1985	71,500	N/A	3,705	N/A	N/A	$45.00	Gross + TE
Princeton Pike Corporate Center 5 2000 Lenox Drive Princeton, NJ	2000	119,731	N/A	15,033	N/A	N/A	$35.00	Gross + TE
1 Palmer Square East 1 Palmer Square East Princeton, NJ	1964	60,000	N/A	5,215	N/A	N/A	$45.00	Gross + TE
Roszel Square Building 21 Roszel Road Princeton, NJ	2015	62,500	N/A	7,469	N/A	N/A	$35.00	Gross + TE

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$72,000,000
1 University Square Drive	University Square	Cut-off Date LTV:	73.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	11.0%

Escrows.

Real Estate Taxes – The University Square Mortgage Loan documents provide for an upfront reserve of approximately $78,438 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the annual real estate taxes that the lender estimates will be payable during the next twelve months (initially $39,219).

Insurance – The University Square Mortgage Loan documents provide for an upfront deposit of approximately $8,477 for insurance premiums, and ongoing monthly deposits to an insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums (however, such monthly deposits are waived if (a) no event of default has occurred and is continuing, (b) the University Square Borrowers maintain a blanket policy approved by the lender in its reasonable discretion and (c) the University Square Borrowers provide the lender with evidence of renewal of such policies prior to the expiration dates of the policies and provides paid receipts for the payment of the insurance premiums by no later than ten days prior to the expiration dates of the policies).

Deferred Maintenance – The University Square Mortgage Loan documents provide for an upfront reserve of $55,108 for required repairs, representing 125% of a total estimated cost of $44,086 for required repairs, including patching, crack sealing, sealing and striping pavement and parking areas.

Replacement Reserve – The University Square Mortgage Loan documents provide for monthly deposits to a capital expenditure reserve of approximately $6,030.

TI/LC Reserve – The University Square Mortgage Loan documents provide for monthly deposits to a rollover reserve of $45,223 for tenant improvements and leasing commissions, provided that the University Square Borrowers are not required to make such monthly deposits as long as the Rollover Funds Cap Criteria (as defined below) remain satisfied. “Rollover Funds Cap Criteria” means that (i) the amount then on deposit in the rollover funds equals or exceeds $1,000,000 and (ii) Blackrock, Inc. maintains an investment grade rating with all national credit rating agencies.

Outstanding TI/LC Funds– The University Square Mortgage Loan documents provide for an upfront reserve of $4,158,980 for outstanding unfunded tenant improvements and/or leasing commissions.

Environmental Cost Funds – The University Square Mortgage Loan documents provide for an upfront reserve of $146,352 for environmental costs, which is required to be released to the University Square Borrowers in annual increments of approximately $11,708, and to be released to the University Square Borrowers in full if they provide a No Further Action letter issued by the New Jersey Department of Environmental Protection (“NJDEP”) confirming that no further remediation work is required in connection with the University Square Property.

Environmental Insurance – The University Square Mortgage Loan documents provide for an upfront reserve of $27,641 for environmental insurance, (the estimated cost of three year “tail” coverage under the environmental policy), which is required to be released to the University Square Borrowers in full if they provide a No Further Action letter issued by the New Jersey Environmental Protection Department confirming that no further remediation work is required in connection with the University Square Property.

Lockbox and Cash Management. The University Square Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the University Square Borrowers are required to establish a lockbox account and direct tenants to deposit all rents directly into the lockbox account. If, notwithstanding such direction, any of the University Square Borrowers or property manager receive any rents, it is required to deposit such rents into the lockbox account within two business days of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the University Square Borrowers are required to cooperate with a cash management bank designated by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required), as described above under “Escrows”, (ii) to pay debt service on the University Square Mortgage Loan, (iii) to make deposits into the capital expenditure reserve and rollover reserve, as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the University Square Mortgage Loan during the continuance of the Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the University Square Borrowers.

A “Cash Sweep Event Period” means a period:

(a)	commencing upon an event of default under the University Square Mortgage Loan and ending if no event of default exists; or

(b)	commencing upon the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter and ending upon the amortizing debt service coverage ratio being at least 1.20x for the immediately preceding 12 consecutive calendar months; or

(c)	commencing upon a Major Tenant (as defined below) taking or being the subject of a bankruptcy filing or other bankruptcy or insolvency events and ending if one of the following has occurred: (i) the Major Tenant’s lease is affirmed in bankruptcy and the University Square Borrowers deliver to the lender a reasonably acceptable tenant estoppel certificate stating that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$72,000,000
1 University Square Drive	University Square	Cut-off Date LTV:	73.7%
Princeton, NJ 08540		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	11.0%

such Major Tenant is in occupancy of the entirety of its space, open for business and paying full unabated contractual rent (an “Acceptable Tenant Estoppel Certificate”), or (ii) the entirety of the Major Tenant’s space is re-let to one or more replacement tenant(s) pursuant to replacement lease(s), which tenants and leases are reasonably acceptable to the lender, and the University Square Borrowers deliver to the lender an Acceptable Tenant Estoppel Certificate(s) from each such replacement tenant(s) with respect to such replacement tenant re-let portion of said space (a “Major Tenant Space Re-Let”); or

(d)	commencing once a Major Tenant has, for all or substantially all of such Major Tenant space, “gone dark”, vacated its space, not opened for business or terminated its lease (or given written notice of its intention to do so), excluding temporary closures in connection with casualty, condemnation or remodeling not exceeding 60 days (or such longer period as may be expressly permitted with respect to casualty, condemnation or remodeling under the applicable lease) and ending if either (i) such Major Tenant is in occupancy of the entirety of its space and the University Square Borrowers deliver to the lender an Acceptable Tenant Estoppel Certificate from such Major Tenant, or (ii) the occurrence of a Major Tenant Space Re-Let; or

(e)	commencing on the earlier to occur of (i) any Major Tenant not renewing or extending such Major Tenant’s lease by the day which is 18 months prior to the expiration of its lease, (ii) any Major Tenant giving notice to vacate or exercising any termination option under its lease, or (iii) any Major Tenant canceling or terminating its lease and ending if either (x) such Major Tenant renews or extends its lease on terms and conditions acceptable to the lender and the University Square Borrowers deliver to the lender an Acceptable Tenant Estoppel Certificate, or (y) the occurrence of a Major Tenant Space Re-Let.

A “Major Tenant” means each of (i) Blackrock, Inc., and (ii) any replacement tenant.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None

Terrorism Insurance. The University Square Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the University Square Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the University Square Property. The loan documents also require business income/loss insurance covering no less than the 18-month period commencing at the time of loss, together with a 12 month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

Nova Place – Southern Elevation

Unit 7
Unit 1
Unit 3
(NPOC)
Unit 5
Unit 2
Unit 2
Unit 4
Unit 6
Unit 7

Nova Place – Northern Elevation

Unit 7
Unit 2
Unit 4
Unit 5
Unit 1
Unit 3
Unit 6

Unit 1 Concourse | Unit 2 Concourse | Unit 3 Not Part of the Collateral | Unit 4 Tower 1 | Unit 5 Tower 2 | Unit 6 Garage Unit | Unit 7 Concourse

DOWNTOWN
Rivers Casino
Carnegie Science Center
Stage AE
Heinz Field
PNC Park
Andy Warhol
Museum
National Aviary
Children's Museum
of Pittsburgh

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

Nova Place
100 South Commons
Pittsburgh, PA 15212
PITTSBURGH
Fineview
Fineview Park
Fineview Fields
Spring Hill-City View
Spring Garden
ALLEGHENY COUNTY
Central Northside
Snyder Pavilion
Allegheny General Hospital
Carnegie Library of Pittsburgh
Allegheny Center
East Allegheny
Penn Brewery
Heinz Corporate Library
National Aviary
Allegheny Commons
Children's Museum of Pittsburgh
New Hazlett Theater
DEUTSCHTOWN HISTORIC DISTRICT
Allegheny West
Community College of Allegheny County
Allegheny Campus Library
Byers Hall
North Shore
Allegheny River
ALLEGHENY
LIGHT RAIL
NORTH SIDE
Heinz Field
Highmark Sportsworks
Stage AE
PNC Park
The Andy Warhol Museum
Alcoa Corporate Center
Willie Stargell Statue
Roberto Clemente Statue
Carnegie Science Center
Pittsburgh Law Enforcement Memorial
North Shore Riverfront Park
Vietnam Veteran's Monument
Korean War Memorial
Strip District
David L. Lawrence Convention Center
Ohio River
Point State Park
Fort Duquesne
Fort Pitt Museum
Downtown
GATEWAY
WOOD STREET
STEEL PLAZA
Monongahela River
Grandview Park
DUQUESNE INCLINE
FORT PITT TUNNEL
Mount Washington
Highmark Stadium
Pittsburgh Intl. Airport 15 miles
Gateway Clipper Fleet
SMITHFIELD STREET BRIDGE
PNC Firstside Center
1ST AVE
Bluff
Duquesne University
Arthur J. Rooney Athletic Field
PPG Paints Arena
Allegheny Co. Courthouse
Federated Tower
The Westin Convention Center
US District Courthouse
Gulf Tower
U.S. Steel Tower
Omni William Penn Hotel
BNY Mellon Center
Market Square
PPG Place
Heinz Hall
Byham Theater
O'Reilly Theater
Benedum Ctr. for the Performing Arts
North Ave
Federal St
East St
Cedar Ave
Madison Ave
Spring Garden Ave
Ohio St
Canal St
East Commons
West Commons
North Commons
South Commons
Ridge Ave
Western Ave
Brighton Rd
Galveston Ave
Allegheny Ave
Chestnut St
River Ave
16th St Bridge
Veterans Bridge
Rachel Carson Bridge
Andy Warhol Bridge
R. Clemente Bridge
Ft. Duquesne Bridge
Fort Pitt Bridge
10th St Bypass
Penn Ave
Liberty Ave
Bedford Ave
Centre Ave
5th Ave
Forbes Ave
4th Ave
2nd Ave
1st Ave
Wood St
Smithfield St
Grant St
W. Carson St
Grandview Ave
Cranberry Township
Franklin Park
McCandless
Allison Park
Penn Hills
Monroeville
Murrysville
Wilkinsburg
Mt. Lebanon
Bethel Park
West Mifflin
McKeesport
Canonsburg
Washington
New Brighton
Economy
Aliquippa
Sewickley
Robinson Township
Upper St. Clair
Plum
Saxonburg
BUTLER COUNTY
BEAVER COUNTY
WASHINGTON COUNTY
WESTMORELAND COUNTY
279
579
376
65
28
30
22

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Nova Place

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$69,000,000		Location:	Pittsburgh, PA
	Cut-off Date Balance(1):	$69,000,000		Size:	1,142,745 SF
	% of Initial Pool Balance:	5.3%		Cut-off Date Balance Per SF(1):	$122.51
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$122.51
	Borrower Sponsors:	Jeremy Leventhal; Alexander Leventhal; Elliot Gould		Year Built/Renovated:	1966/2019
	Guarantors:	Jeremy Leventhal; Alexander Leventhal; Elliot Gould		Title Vesting:	Fee
	Mortgage Rate:	4.1920%		Property Manager:	Self-managed
	Note Date:	June 3, 2019		Current Occupancy (As of)(5):	84.0% (6/1/2019)
	Seasoning:	2 months		YE 2018 Occupancy(5):	76.5%
	Maturity Date:	June 11, 2029		YE 2017 Occupancy(5):	70.3%
	IO Period:	120 months		YE 2016 Occupancy(5):	61.5%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	NAV
	Amortization Term (Original):	NAP		Appraised Value:	$200,050,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$175.06
	Call Protection(2)(3):	L(26),D(90),O(4)		Appraisal Valuation Date:	January 23, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		YE 2018 NOI(6):	$10,035,031
	Additional Debt Type (Balance):	Pari Passu ($71,000,000)		YE 2017 NOI(6):	$9,031,218
				YE 2016 NOI(6):	$7,719,324
				YE 2015 NOI:	NAV
				U/W Revenues:	$22,082,440
				U/W Expenses:	$8,570,650
Escrows and Reserves(4)				U/W NOI(6):	$13,511,790
	Initial	Monthly	Cap	U/W NCF:	$12,967,141
Taxes	$459,339	$153,115	NAP	U/W DSCR based on NOI/NCF(1):	2.26x / 2.17x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.7% / 9.3%
Replacement Reserve	$0	$23,807	$857,059	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.7% / 9.3%
Leasing Reserve	$0	$76,183	$2,742,588	Cut-off Date LTV Ratio(1):	70.0%
Closing Date Leasing Reserve	$4,000,000	$0	NAP	LTV Ratio at Maturity(1):	70.0%
Existing TI/LC Reserve	$1,587,057	$0	NAP
PNC Rollover Reserve	$0	Springing	$10,000,000

Sources and Uses
Sources			Uses
Original whole loan amount	$140,000,000	100.0%	Loan payoff	$103,250,054	73.8%
			Upfront reserves	6,046,396	4.3
			Closing costs	1,737,717	1.2
			Return of equity	28,965,834	20.7
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

(1)	All statistical information related to the Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Nova Place Whole Loan (as defined below).

(2)	Defeasance of the Nova Place Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last note of the Nova Place Whole Loan to be securitized and (b) June 3, 2023. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in August 2019.

(3)	Partial prepayment is permitted in connection with a partial release. See “Partial Defeasance and Partial Release” section.

(4)	See “Escrows” section.

(5)	The increases in historical occupancy are due to new leases signed at the Nova Place Property. See “Historical Occupancy” section for further details.

(6)	See “Cash Flow Analysis” section for a discussion of historical NOI increases and the increase in U/W NOI compared to the most recent NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

The Mortgage Loan. The mortgage loan (the “Nova Place Mortgage Loan”) is part of a whole loan (the “Nova Place Whole Loan”) in the original principal balance of $140,000,000. The Nova Place Whole Loan is secured by a first priority mortgage encumbering the fee interest in an office property in Pittsburgh, Pennsylvania (the “Nova Place Property”). The Nova Place Whole Loan consists of three notes totaling $140,000,000, which are pari passu with each other. The Nova Place Mortgage Loan represents the non-controlling Notes A-2 and A-3, which have an aggregate original principal balance of $69,000,000. The Nova Place Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2019-C51 securitization See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Nova Place Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$71,000,000	$71,000,000	WFCM 2019-C51	Yes
A-2	$49,000,000	$49,000,000	BANK 2019-BNK19	No
A-3	$20,000,000	$20,000,000	BANK 2019-BNK19	No
Total	$140,000,000	$140,000,000

The Borrower and Borrower Sponsors. The borrowers comprise five Delaware limited liability companies, each of which is a single purpose entity with two independent directors: Faros ACA RE LLC, ACA Tower One Unit 4 LLC, ACA Tower Two Unit 5 LLC, ACA Garage Unit 6 LLC, and ACA Unit 7 LLC (collectively, the “Nova Place Borrower”). Legal counsel to the Nova Place Borrower delivered a non-consolidation opinion in connection with the origination of the Nova Place Whole Loan. The borrower sponsors and non-recourse carve-out guarantors of the Nova Place Whole Loan are Jeremy Leventhal, Alexander Leventhal, and Elliot Gould. In lieu of a warm body environmental carve-out guarantor, the lender obtained a $10,000,000 lender environmental collateral protection and liability-type environmental insurance policy.

Jeremy Leventhal, Alexander Leventhal, and Elliot Gould each serve as managing partners of Faros Properties (“Faros”), a real estate investment firm with offices in New York, Boston, and Pittsburgh. Principally funded by the Leventhal and Gould families, Faros was created to invest family capital in long-term real estate investment opportunities in primary markets. Faros’ strategy includes acquiring poorly operated assets, increasing value through operational expertise, and recapitalizing for long-term ownership. Faros has extensive experience in value-add investing and has owned assets in Pittsburgh since 2012, including the City View Apartments, 106 Isabella Street Office Building, Birmingham Place Office Building, Carson Street Commons, and the Park View Apartments.

The Property. Situated on a 13.3-acre site, the Nova Place Property totals 1,142,745 square feet of rentable area and comprises four components:

●	the “Concourse”, a two-story repurposed mall containing 612,969 square feet of office, data center, retail and amenity spaces;

●	“Tower 1”, an eight-story building containing 158,730 square feet of office space;

●	“Tower 2”, a 13-story building containing 278,044 square feet of office space; and

●	a three-level below grade “Garage Unit”, which contains 3,000 parking spaces in addition to 93,002 square feet of rentable area primarily consisting of data closets and storage.

The Nova Place Property was built in phases between 1966 and 1972. The Concourse portion of the Nova Place Property originally served as a shopping mall containing 75 stores and began to decline after Sears vacated its space in 1986. The borrower sponsors acquired the Nova Place Property in February 2015 for a total allocated cost of approximately $68.4 million, at which time it was approximately 63.0% occupied. Since acquisition, the borrower sponsors have invested approximately $33.5 million in capital expenditures at the Nova Place Property, including $22.3 million to upgrade and modernize the Concourse, exterior plaza and amenities and $8.1 million to address structural needs and lighting in the Garage Unit.

Amenities at the Nova Place Property include on-site property management and maintenance, 24-hour security patrol, conference facility, fitness center (Union Fitness), multiple restaurants, Federal Galley bar, a coffee shop, modernized common areas, and parking garage with bike storage. Based on the 3,000 parking spaces within the Garage Unit, the Nova Place Property contains a parking ratio of approximately 2.6 spaces per 1,000 square feet of rentable area. Of the parking spaces, 500 are for the exclusive use of PNC Financial Service (“PNC”), which has its own entrance and exit to the parking garage. As of June 1, 2019 the Nova Place Property was 84.0% occupied by 46 tenants.

The Nova Place Property comprises 201,817 square feet of data center space (of which 93,002 square feet consists of data closets and storage located in the Garage Unit), which accounts for 17.7% of the total net rentable area and 18.5% of underwritten base rent and was 82.4% occupied by 13 tenants as of June 1, 2019. Approximately 86.8% of the leased data center space is occupied by 10 tenants that have been at the Nova Place Property for an average of 16.4 years. The Nova Place Property is situated along the telecommunications trunk line, and the data center tenants benefit from internet access and dual fiber optic feeds from all major fiber optic providers, dedicated dark fiber access, electrical service from two independent power company distribution grids (allowing automatic transfers in the event of a power company failure), back-up generators, ample cooling capacity, and access to 10 major telecommunication carriers and internet service providers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

Major Tenants.

Largest Tenant by UW Base Rent: PNC Financial Service (A+/A3/A- by Fitch/Moody’s/S&P; 395,657 square feet; 34.6% of net rentable area; 27.8% of underwritten base rent; 12/31/2027 lease expiration) – Founded in 1845, PNC is a bank holding company and financial services corporation based in Pittsburgh, Pennsylvania. As of December 31, 2018, PNC had approximately $382 billion of assets, a retail branch network in 19 states and the District of Columbia, approximately 2,400 branches and 9,200 ATMs. PNC has been a tenant at the Nova Place Property since November 1992 through various predecessors including Integra Financial Corporation, which was acquired by National City Corporation in 1996 and subsequently acquired by PNC in 2008. In 2015, PNC executed a 10-year lease extension through December 2027 and has one, 5-year extension option remaining. PNC does not have any termination options.

PNC occupies a total of 395,657 square feet within the Concourse at the Nova Place Property, which is divided between a 318,115 square foot space and a 77,542 square foot space. The 318,115 square foot space is a former department store box previously occupied by Sears until 1986. PNC and its predecessors have occupied the 318,115 square foot space since 1992 and it is currently used as general office space. The 77,542 square foot space is located on the second floor of the southern end of the Concourse, which formerly served as inline retail space, overlooking the interior of the Concourse with panoramic views of the Pittsburgh skyline. PNC expanded into the 77,542 square foot space in 2011 and it is currently used to house asset management personnel. Additionally, PNC utilizes mortgage payment processing technology on site due to the Nova Place Property’s data capabilities and location along the telecommunications trunk line.

2nd Largest Tenant by UW Base Rent: United Healthcare Services, Inc. (A/A3/A+ by Fitch/Moody’s/S&P; 71,500 square feet; 6.3% of net rentable area; 12.2% of underwritten base rent; 6/30/2024 lease expiration) – Founded in 1977, United Healthcare Services, Inc. (“UHC”) is a diversified health and well-being company providing employer-sponsored and individual health benefits plans serving individuals, employers and Medicare and Medicaid beneficiaries. UHC has been a tenant at the Nova Place Property since March 2017 and has two, 3-year extension options remaining following its June 2024 lease expiration. UHC has a termination option for its fourth floor space (23,833 square feet) effective as of June 2022 with a 12-month notice period, and the tenant is currently marketing such space for sublease through January 2022. The termination option is subject to a fee in an amount equal to $332,793 ($13.96 per square foot) plus unamortized TI/LC costs.

3rd Largest Tenant by UW Base Rent: Expedient/Continental Broadband (73,000 square feet; 6.4% of net rentable area; 7.8% of underwritten base rent; 6/30/2020 lease expiration on 20,102 square feet; 9/30/2029 lease expiration on 52,898 square feet) – Expedient/Continental Broadband (“Expedient”) is a cloud and data center infrastructure service (IaaS) provider with local operations in Pittsburgh, Baltimore, Boston, Cleveland, Columbus, Indianapolis, and Memphis. Expedient has been a tenant at the Nova Place Property since April 2008, originally occupying 52,898 square feet of space within the Garage Unit, and expanding into 20,102 square feet of office space in Tower 1 in August 2013. The tenant’s original 52,898 square foot space has a September 2029 lease expiration with one, 5-year extension option remaining, and its 20,102 square foot expansion space has a June 2020 lease expiration with no extension options. Expedient does not have any termination options.

Condominium Regime. As of August 2, 2017, the borrower sponsors recorded the “Nova Place Condominium”, which created eight condominium units (units 1 through 8). The Nova Place Property comprises condo units 1, 2, 4, 5, 6 and 7; and condo units 3 and 8 are not part of the collateral for the Nova Place Whole Loan. The Concourse comprises condo units 1, 2 and 7. The Nova Place Property holds an 87.0% voting interest in the Nova Place Condominium. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

See below for further detail on each condo unit:

●	Unit 1: 395,657 square feet of space within the Concourse, all of which is leased to PNC (29.0% voting interest)

●	Unit 2: 199,979 square feet of space within the Concourse occupied by office, retail and data center tenants (11.0% voting interest)

●	Unit 3: approximately 144,000 square feet of office space (not part of the collateral)

●	Unit 4: Tower 1 (11.0% voting interest)

●	Unit 5: Tower 2 (23.0% voting interest)

●	Unit 6: the Garage Unit (11.0% voting interest)

●	Unit 7: amenity space within the Concourse comprising the exterior plaza area and 17,333 square feet of rentable area occupied by Union Fitness and Federal Galley bar restaurant (2.0% voting interest)

●	Unit 8: certain air rights over the entrance to the Garage Unit (not part of the collateral)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

The following table presents certain information relating to the tenancy at the Nova Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
PNC (Concourse)	A+/A3/A-	395,657	34.6%	$12.10(3)	$4,787,166(3)	27.8%	12/31/2027	1, 5-year	N
UHC (Tower 2)	A/A3/A+	71,500	6.3%	$29.39(4)	$2,101,330(4)	12.2%	6/30/2024	2, 3-year	Y(5)
Expedient(6)	NR/NR/NR	73,000	6.4%	$18.34(6)	$1,338,472	7.8%	Various(6)	(6)	N
Confluence Technologies, Inc. (Tower 1)	NR/NR/NR	40,867	3.6%	$26.99	$1,102,818	6.4%	11/30/2027	2, 5-year	Y(7)
NSABP Foundation, Inc. (Tower 2)	NR/NR/NR	33,328	2.9%	$26.60	$886,361	5.1%	1/31/2029	1, 5-year	N
Total Major Tenants		614,352	53.8%	$16.63	$10,216,147	59.4%

Non-Major Tenant		345,047	30.2%	$20.28	$6,997,064	40.6%

Occupied Collateral Total		959,399	84.0%	$17.94	$17,213,211	100.0%

Vacant Space		183,346	16.0%

Collateral Total		1,142,745	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2020 totaling $635,552 and straight-line rent averaging totaling $316,981 for investment grade tenants PNC ($138,196) and UHC ($178,785) over their remaining lease terms.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent for PNC represents straight-line rent averaging over the remaining lease term totaling $138,196. PNC’s current base rent is $11.75 per square foot.

(4)	Annual U/W Base Rent PSF and Annual U/W Base Rent for UHC represents straight-line rent averaging over the remaining lease term totaling $178,785. UHC’s current base rent is $26.89 per square foot.

(5)	UHC has a termination option for its fourth floor leased space (23,833 square feet) effective as of June 30, 2022 with 12-months’ notice, subject to a termination fee in an amount equal to $332,793 plus unamortized TI/LCs. UHC signed its lease in March of 2017 with the intention of moving into this fourth floor space, and the space is currently being offered for sublease through January 2022.

(6)	Expedient occupies 20,102 square feet of office space with an Annual U/W Base Rent PSF of $22.95 and lease expiration date of June 30, 2020, and 52,898 square feet of space within the Garage Unit with an Annual U/W Base Rent PSF of $16.58 and a lease expiration date of September 30, 2029. Expedient has one, 5-year renewal option on its 52,898 square feet of space following its September 2029 lease expiration.

(7)	Confluence Technologies, Inc. has a termination option effective as of November 30, 2024 with 12-months’ notice, subject to a termination fee in an amount equal to unamortized TI/LCs.

The following table presents certain information relating to the lease rollover schedule at the Nova Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	7,588	0.7%	7,588	0.7%	$16,933	0.1%	$2.23
2019	3	4,567	0.4%	12,155	1.1%	$12,060	0.1%	$2.64
2020	4	34,128	3.0%	46,283	4.1%	$721,650	4.2%	$21.15
2021	5	56,082	4.9%	102,365	9.0%	$1,102,951	6.4%	$19.67
2022	4	17,656	1.5%	120,021	10.5%	$348,669	2.0%	$19.75
2023	1	1,403	0.1%	121,424	10.6%	$21,676	0.1%	$15.45
2024	3	80,583	7.1%	202,007	17.7%	$2,332,888	13.6%	$28.95
2025	4	29,769	2.6%	231,776	20.3%	$797,201	4.6%	$26.78
2026	8	93,042	8.1%	324,818	28.4%	$2,239,138	13.0%	$24.07
2027	6	458,405	40.1%	783,223	68.5%	$6,622,780	38.5%	$14.45
2028	1	800	0.1%	784,023	68.6%	$26,310	0.2%	$32.89
2029	4	95,993	8.4%	880,016	77.0%	$1,969,910	11.4%	$20.52
Thereafter(4)	6	79,383	6.9%	959,399	84.0%	$1,001,045	5.8%	$12.61
Vacant	0	183,346	16.0%	1,142,745	100.0%	$0	0.0%	$0.00
Total/Weighted Average	53(5)	1,142,745	100.0%			$17,213,211	100.0%	$17.94

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

(4)	Includes a conference center totaling 4,689 square feet.

(5)	The Nova Place Property is occupied by 46 tenants subject to 53 leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

The following table presents historical occupancy percentages at the Nova Place Property:

Historical Occupancy

12/31/2016(1)(2)	12/31/2017(1)(2)	12/31/2018(1)(2)	6/1/2019(2)(3)
61.5%	70.3%	76.5%	84.0%

(1)	Information obtained from the Nova Place Borrower.

(2)	The borrower sponsors have signed 30 new leases at the Nova Place Property totaling approximately 28.0% of the net rentable area since January 2017: 10 new leases (13.5% of net rentable area) in 2017; 14 new leases (9.2% of net rentable area) in 2018; and 6 new leases (5.3% of net rentable area) to date in 2019.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Nova Place Property:

Cash Flow Analysis

	2016(1)	2017(1)	2018(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$8,711,376	$10,769,179	$13,240,158	$16,260,678	61.7%	$14.23
Contractual Rent Steps(3)	0	0	0	952,533	3.6	0.83
Grossed Up Vacant Space	0	0	0	4,285,632	16.3	3.75
Gross Potential Rent	$8,711,376	$10,769,179	$13,240,158	$21,498,843	81.5%	$18.81
Other Income(4)	382,165	274,401	467,546	372,778	1.4	0.33
Parking Income	2,981,092	3,293,038	2,938,814	2,971,725	11.3	2.60
Total Recoveries	1,321,909	1,778,553	1,422,664	1,524,726	5.8	1.33
Net Rental Income	$13,396,542	$16,115,171	$18,069,182	$26,368,072	100.0%	$23.07
(Vacancy & Credit Loss)	0	0	0	(4,285,632)(5)	(19.9)	(3.75)
Effective Gross Income	$13,396,542	$16,115,171	$18,069,182	$22,082,440	83.7%	$19.32

Real Estate Taxes	817,740	817,103	1,751,465	1,747,486	7.9	1.53
Insurance	149,689	180,158	168,050	158,300	0.7	0.14
Management Fee	398,917	489,896	566,364	662,473	3.0	0.58
Other Operating Expenses	4,310,872(6)	5,596,796(6)	5,548,272	6,002,391	27.2	5.25
Total Operating Expenses	$5,677,218	$7,083,953	$8,034,151	$8,570,650	38.8%	$7.50

Net Operating Income	$7,719,324	$9,031,218	$10,035,031	$13,511,790	61.2%	$11.82
Replacement Reserves	0	0	0	182,839	0.8	0.16
TI/LC	0	0	0	361,809	1.6	0.32
Net Cash Flow	$7,719,324	$9,031,218	$10,035,031	$12,967,141	58.7%	$11.35

NOI DSCR	1.29x	1.51x	1.68x	2.26x
NCF DSCR	1.29x	1.51x	1.68x	2.17x
NOI Debt Yield	5.5%	6.5%	7.2%	9.7%
NCF Debt Yield	5.5%	6.5%	7.2%	9.3%

(1)	The historical increases in Base Rent and Effective Gross Income are related to increasing occupancy and new leases signed at the Nova Place Property (see “Historical Occupancy” above). Since March 2016, the borrower sponsors have signed 34 new leases totaling 48.4% of underwritten base rent ($8,328,779): 4 new leases totaling 2.6% of underwritten base rent ($440,753) in 2016; 10 new leases totaling 25.8% of underwritten base rent ($4,446,862) in 2017; 14 new leases totaling 9.7% of underwritten base rent ($1,663,229) in 2018; and 6 new leases totaling 10.3% of underwritten base rent ($1,777,935) to date in 2019. The increase in Effective Gross Income from 2018 to U/W was further driven by the inclusion of contractual rent steps through May 2020 totaling $635,552, and straight-line rent averaging totaling $316,981 for investment grade tenants PNC ($138,196) and UHC ($178,785) over their remaining lease terms.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents contractual rent steps through May 2020 and straight-line rent averaging for the investment grade tenants over their remaining lease terms (see “Major Tenants” table above).

(4)	Other Income is primarily comprised of event income which is generated by tenants that use the internal concourse and the outdoor plaza for events, conference center facilities, and other miscellaneous income.

(5)	The underwritten economic vacancy is 19.9%. The Nova Place Property was 84.0% physically occupied as of June 1, 2019.

(6)	The increase in Other Operating Expenses from 2016 to 2017 was driven by repairs & maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Nova Place Property of $200,050,000 as of January 23, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated April 10, 2019, there was no evidence of any recognized environmental conditions at the Nova Place Property. In lieu of a warm body environmental carve-out guarantor, the lender obtained a $10,000,000 lender environmental collateral protection and liability-type environmental insurance policy.

Market Overview and Competition. The Nova Place Property is located in Pittsburgh, Pennsylvania, directly across the Allegheny River from the central business district. The Nova Place Property is situated one block north of Interstate 279, which turns into Interstate 376 and leads to the Pittsburgh International Airport (18.6 miles northwest). The largest employer in the region is the University of Pittsburgh Medical Center (“UPMC”) Health System, which, combined with the University of Pittsburgh, accounts for approximately 58,500 jobs. Along with Carnegie Mellon University (“CMU”), the UPMC medical and educational complex generates additional jobs through multiple spinoff biomedical and technology companies. With CMU’s technological infrastructure and support, technology companies such as Google, Microsoft, Disney, Apple, Uber, and Intel now have corporate offices located in Pittsburgh.

Over the past 15 years, the area within a 1-mile radius of the Nova Place Property has experienced the development and construction of two new sports stadiums (PNC Park (home of the MLB Pittsburgh Pirates) and Heinz Field (home of the NFL Pittsburgh Steelers and University of Pittsburgh Panthers Football)), a Residence Inn by Marriott, a Holiday Inn Express, a Hyatt Place Hotel, Stage AE (an indoor/outdoor entertainment complex), and the Rivers Casino. Additional attractions nearby include the Andy Warhol Museum (0.2 miles south; more than 100,000 visitors annually), the Carnegie Science Center (1.0 mile southwest; more than 700,000 visitors annually), the National Aviary (0.3 miles north; more than 185,000 visitors last year), and the Children’s Museum of Pittsburgh (0.2 miles north; approximately 306,000 visitors annually).

According to a third-party market research provider, the estimated 2019 population within a three- and five-mile radius of the Nova Place Property was approximately 152,277 and 376,042, respectively; and the estimated 2019 average median income within the same radii was approximately $41,091 and $48,389, respectively.

Submarket Information – According to a third-party market research report, the Nova Place Property is situated within the Greater Downtown submarket of the Pittsburgh Office Market. As of the third quarter of 2018, the Greater Downtown submarket reported a total inventory of approximately 15.4 million square feet of office space with a 9.8% vacancy rate and average asking rent of $23.79 per square foot, gross.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Nova Place Property:

Market Rent Summary(1)

	Towers 1 & 2 (Office)	Concourse (PNC)	Concourse (Data)	Concourse (Retail)
Market Rent (PSF)	$26.00	$11.75	$25.00	$10.00
Lease Term (Years)	5	10	5	5
Lease Type (Reimbursements)	Full Service	Full Service	Gross	CAM
Rent Increase Projection	2.0% per annum	2.0% per annum	2.0% per annum	2.0% per annum
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

The following table presents certain information relating to comparable office leases to Nova Place Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size (SF)	Lease Term (Yrs)	Annual Base Rent PSF	Lease Type
District Fifteen 1501 Smallman Street Pittsburgh, PA	2019/NAP	105,000	1.2 miles	97.0%	Facebook	101,886	10.0	$24.00	Net
The Freight House Offices 125 West Station Square Pittsburgh, PA	1976/NAP	104,521	1.5 miles	81.4%	UPMC	36,435	15.0	$28.25	MG
Union Trust Building 501 Grant Street Pittsburgh, PA	1916/2016	594,984	1.0 mile	83.7%	Frost, Brown, Todd	18,000	10.0	$32.25	MG
Union Trust Building 501 Grant Street Pittsburgh, PA	1916/2016	594,984	1.0 mile	83.7%	Marshall, Dennehey	46,090	10.0	$31.25	Gross
Three Crossings 2555 Smallman Street Pittsburgh, PA	2017/NAP	77,501	1.9 miles	93.6%	Robert Bosch	52,000	7.0	$31.50	MG
11 Stanwix 11 Stanwix Street Pittsburgh, PA	1970/2011	467,843	0.9 miles	93.7%	Carmeuse	44,757	5.0	$29.75	MG
EQT Plaza 625 Liberty Avenue Pittsburgh, PA	1987/NAP	615,942	0.7 miles	90.3%	Ranstad Professionals	2,503	5.0	$26.00	MG
11 Stanwix 11 Stanwix Street Pittsburgh, PA	1970/2011	467,843	0.9 miles	93.7%	GPW, PC	21,645	8.0	$24.50	MG
(1)	Information obtained from the appraisal and third party reports.

Escrows.

Real Estate Taxes – The Nova Place Whole Loan documents require an upfront real estate tax reserve of $459,339 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $153,115).

Insurance – The Nova Place Whole Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, (ii) the Nova Place Borrower provides the lender with evidence that the Nova Place Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect, and (iii) the Nova Place Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals.

Replacement Reserve – The Nova Place Whole Loan documents require ongoing monthly replacement reserves in an amount equal to one-twelfth of $0.25 per square foot (currently $23,807), subject to a cap of $0.75 per square foot (currently $857,059) (the “Replacement Reserve Cap”). The Replacement Reserve and the Replacement Reserve Cap may be adjusted if the net rentable square footage of the Nova Place Property were to change following any partial defeasance and/or partial release (see “Partial Defeasance and Partial Release” section).

Leasing Reserve – The Nova Place Whole Loan documents require ongoing monthly general TI/LC reserves in an amount equal to one-twelfth of $0.80 per square foot (currently $76,183), subject to a cap of $2.40 per square foot (currently $2,742,588) (the “Leasing Reserve Cap”). The Leasing Reserve and the Leasing Reserve Cap may be adjusted if the net rentable square footage of the Nova Place Property was to change following any partial defeasance and/or partial release (see “Partial Defeasance and Partial Release” section).

Closing Date Leasing Reserve – The Nova Place Whole Loan documents require an upfront reserve totaling $4,000,000 for qualified leasing expenses according to the terms of the loan documents. The Closing Date Leasing Reserve funds are not considered with respect to the Leasing Reserve Cap.

Existing TI/LC Reserve – The Nova Place Whole Loan documents require an upfront reserve totaling $1,587,057 related to outstanding tenant improvement and leasing commission (“TI/LC”) obligations with respect to eight tenants. As long as no event of default is continuing, if any Existing TI/LC Reserve funds are remaining after applying the funds to the stipulated tenants, the Nova Place Borrower has the right to apply the remaining funds to the Leasing Reserve and such funds will be considered with respect to the Leasing Reserve Cap.

PNC Rollover Reserve – Upon the occurrence of a PNC Trigger Period (see “Lockbox and Cash Management” section) specifically related to PNC, all excess cash flow will be deposited into the PNC Rollover Reserve, subject to a cap of $10.0 million. Upon a PNC Termination Event (as defined below), as long as no event of default is continuing, the Nova Place Borrower has the right to direct the lender to transfer any Leasing Reserve funds and/or Closing Date Leasing Reserve funds to the PNC Rollover Reserve. If, upon the occurrence of a PNC Termination Event, the balance in the PNC Rollover Reserve is less than $10.0 million, the Nova Place Borrower is required to deposit with the lender an amount (in the form of cash or letter of credit) that would cause the balance to equal $10.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

A “PNC Termination Event” will occur upon PNC’s lease expiring, terminating, or being no longer in full force and effect.

Lockbox and Cash Management. The Nova Place Whole Loan documents require that the borrower establish and maintain a lender-controlled lockbox account and that the borrower direct all tenants to pay rent directly into such lockbox account. The Nova Place Whole Loan documents also require that all rents received by the Nova Place Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the Nova Place Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account, and all excess cash flow is required to be swept to an excess cash flow subaccount held by the lender. During a Cash Trap Event Period caused solely by a PNC Trigger Period (as defined below) specifically related to PNC, all excess cash flow is required to be deposited into the PNC Rollover Reserve, subject to a cap of $10.0 million.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the NCF DY falling below 7.0% at the end of any calendar quarter; or

(iii)	the commencement of a PNC Trigger Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clauses (i), (ii) and (iii) above, payment in full or defeasance in full of the Nova Place Whole Loan;

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), (A) the NCF DY being equal to or greater than 7.0% for two consecutive calendar quarters, or (B) the Nova Place Borrower delivering to the lender a letter of credit or cash in an amount that, if applied to prepay the outstanding principal amount of the Nova Place Whole loan, would cause the NCF DY to equal 7.0%; or

●	with regard to clause (iii), a PNC Trigger Period Cure (as defined below).

A “PNC Trigger Period” will commence upon the earliest to occur of the following:

(i)	PNC providing written notice of its intention to terminate or cancel its lease;

(ii)	a default, beyond any notice and grace period, under PNC’s lease;

(iii)	PNC filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding;

(iv)	PNC’s lease expiring, terminating, or no longer being in full force and effect;

(v)	PNC going dark, vacating, ceasing to occupy, or ceasing to conduct business in 50.0% or more of its premises and its credit rating being downgraded to Baa3 or lower by Moody’s or to an equivalent rating by another rating agency which has rated or continues to rate any securitization to which any note(s) of the Nova Place Whole Loan are contributed (“Applicable Rating Agency”); or

(vi)	PNC failing to renew or extend its lease on the terms set forth in its lease on or prior to the earlier of (y) 18 months prior to its lease expiration or (z) the deadline to extend or renew such lease (PNC’s lease currently stipulates an 18-month notice period).

A “PNC Trigger Period Cure” will occur upon the earliest of the following:

●	solely with respect to a PNC Trigger Period specifically related to PNC, the amount in the PNC Rollover Reserve being equal to $10.0 million; provided that, upon the occurrence of a PNC Termination Event, the Nova Place Borrower is required to cause the balance of the PNC Rollover Reserve to be equal to $10.0 million within 10 business days (see “Escrows” section above);

●	with regard to clause (i) above, (x) a Qualified Re-Tenanting Event (as defined below), (y) an Acceptable Lease Extension (as defined below), or (z) PNC revoking or rescinding all applicable termination or cancellation notices;

●	with regard to clause (ii) above, (x) the applicable default having been cured, or (y) in the event PNC’s lease is terminated as a result of such default, a Qualified Re-Tenanting Event;

●	with regard to clause (iii) above, (x) PNC’s lease having been affirmed or assumed in the applicable bankruptcy proceeding and PNC having cured any monetary defaults (or, if applicable, the dismissal of the PNC lease from the proceeding, provided that the bankruptcy (after dismissal) does not have a material adverse effect on PNC’s ability to perform its obligations pursuant to its lease), (y) in the event the PNC lease is rejected in the applicable bankruptcy proceeding, a Qualified Re-Tenanting Event or (z) an Acceptable Lease Extension;

●	with regard to clause (iv) and (vi) above, (x) a Qualified Re-Tenanting Event, or (y) an Acceptable Lease Extension; and

●	with regard to clause (v) above, (x) PNC re-commences operations in 50.0% or more of its space, (y) a Qualified Re-Tenanting Event with respect to the same (or substantially the same) amount of space that was terminated or cancelled which provides for rent that is equal to or greater than the rent previously being paid by PNC, or (z) the credit rating of PNC is subsequently raised above Baa3 by Moody’s (or its equivalent from another Applicable Rating Agency), or an entity with a credit rating above Baa3 by Moody’s (or its equivalent from another Applicable Rating Agency) becomes the guarantor of the applicable PNC lease.

Notwithstanding the foregoing, unless otherwise noted, any reference to PNC in the definitions of PNC Trigger Period and PNC Trigger Period Cure above will also apply to any tenant that occupies at least 400,000 square feet (in the aggregate) of the Nova Place Property (or any lease guarantor of any such tenant).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #6 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 70.0% 2.17x 9.7%

A “Qualified Re-Tenanting Event” will occur upon the applicable space being leased to one or more tenants and the lender receiving satisfactory evidence, including, without limitation, a satisfactory estoppel certificate from each replacement tenant affirming, among other conditions outlined in the Nova Place Whole Loan documents, that (i) each such replacement lease is in full force and effect, (ii) each such replacement tenant is paying full, unabated rent (or such abatement having been reserved) and is in occupancy and open for business in at least 50.0% of its space (or is scheduled to be in occupancy and open for business in substantially all of its space within nine months), and (iii) all tenant improvement costs and leasing commissions have been paid (or such expenses having been reserved).

An “Acceptable Lease Extension” means an extension or renewal of the applicable lease in accordance with the Nova Place Whole Loan documents either (A) with respect to all (or substantially all) of the applicable space, or (B) which lease, if related to less than substantially all of the applicable space, provides for rent that is equal to or greater than the rent under the applicable lease immediately prior to such extension or renewal.

Property Management. The Nova Place Property is managed by an affiliate of the borrower.

Partial Defeasance and Partial Release. Following the lockout release date and prior to March 11, 2029, in connection with a bona fide third-party sale, the Nova Place Borrower has the right to partially defease any of condominium units 1, 2, 4, 5, or 7 (unit 6 may not be defeased), provided that units 1, 2 and 7 must be defeased simultaneously (the “Permitted Defeasance/Release Collateral”), provided, further, that, among other things, (i) no event of default has occurred and is continuing, (ii) payment of a release price of 120.0% of the allocated loan amount with respect to the individual property being released, and (iii) the NCF DY of the remaining properties must be greater than the greater of (x) the NCF DY prior to the release and (y) 8.55%, (iv) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered, and (v) rating agency confirmation is received.

In addition, at any time prior to the maturity date of the Nova Place Whole Loan, in connection with a bona fide third-party sale, the Nova Place Borrower has the right to partially release any of the Permitted Defeasance/Release Collateral, subject to conditions (i) through (v) above, plus the payment of the applicable yield maintenance premium. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Substitutions; Partial Releases; Property Additions” in the Preliminary Prospectus.

Nova Place Property Condominium Units

Condominium Unit	Building Location	Current Occupancy	Allocated Cut-off Date Balance	% of Cut- off Date Balance	Appraised Value	Annual U/W Base Rent	% of Annual U/W Base Rent
1, 2, 7(1)	Concourse	94.9%	$66,098,475	47.2%	$94,450,000	$7,680,039	44.6%
4	Tower 1	85.0%	$19,105,224	13.6%	$27,300,000	$3,384,082	19.7%
5	Tower 2	65.5%	$34,291,427	24.5%	$49,000,000	$5,115,133	29.7%
6(2)	Garage Unit	65.1%(3)	$20,504,874	14.6%	$29,300,000	$1,033,957(3)	6.0%(3)
Total/Weighted Average		84.0%	$140,000,000	100.0%	$200,050,000	$17,213,211	100.0%

(1)	All numbers shown represent the aggregate of condominium units 1, 2 and 7, as such condominium units are required to be partially defeased or partially released simultaneously.

(2)	Condominium unit 6 (the Garage Unit) is not permitted to be partially defeased or partially released.

(3)	Current Occupancy and Annual U/W Base Rent for the Garage Unit represents 93,002 square feet of rentable area consisting primarily of data closets and storage. Income from the 3,000 parking spaces is not included in underwritten base rent and is represented on a separate line item in the lender’s underwriting totaling $2,971,725 (see “Cash Flow Analysis” table below).

Right of First Refusal. PNC has a Right of First Refusal (“ROFR”) to purchase condominium unit 1 of the Nova Place Property if the Nova Place Borrower receives other offers to purchase condominium unit 1 that it is otherwise willing to accept, and the remaining unexpired term of the PNC lease is at least 10 years (including extension options). The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Nova Place Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Nova Place Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Nova Place Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #7	Cut-off Date Balance:	$53,600,000
445 South Street	445 South Street	Cut-off Date LTV:	67.0%
Morristown, NJ 07960		U/W NCF DSCR:	2.24x
		U/W NOI Debt Yield:	10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #7	Cut-off Date Balance:	$53,600,000
445 South Street	445 South Street	Cut-off Date LTV:	67.0%
Morristown, NJ 07960		U/W NCF DSCR:	2.24x
		U/W NOI Debt Yield:	10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #7	Cut-off Date Balance:	$53,600,000
445 South Street	445 South Street	Cut-off Date LTV:	67.0%
Morristown, NJ 07960		U/W NCF DSCR:	2.24x
		U/W NOI Debt Yield:	10.4%

445 South Street
445 South Street
Morristown, NJ 07960
Dover
Rockaway River Commons
Pierson Industries
Denville
NJ TRANSIT
Mount Tabor
Mountain Lakes
Morris Corporate Center
Nielsen Business Center
Boonton Reservoir
Morris Hill Shopping Ctr.
Troy Hills Shopping Ctr.
Vail Rd
Beverwyck Rd
Penn Ave
Shoppes at Union Hill
Powder Mill Plaza West
Pleasant Ave
County College of Morris
Randolph Township
Parsippany-Troy Hills
NYC 26 miles
Lake Parsippany
Mack-Cali Business Campus
Avis Budget Corp. Office
GAF Corp. Office
Tiffany & Co. Corp. Office
Briarcliff Commons
N. Jefferson Rd
Millbrook Ave
James Andrews Mem. Park
MORRIS COUNTY
Morris Plains
MORRISTOWN LINE
Birchwood Manor
Old Troy Park
Bee Meadow Park
Whippany
W. Hanover Ave
ISP Event Center
Morris Plains
Cedar Knolls
Pine Plaza Shopping Center
Whippany Railway Museum
Troy Rd
East Hanover
Bayer Corporation
Sussex Ave
Mennen Sports Arena
Morris County Mall
Hanover
Hanover Commons
Mendham Township
Morristown
The Friends of the Frelinghuysen Arboretum
Morristown Municipal Airport
Novartis Pharmaceuticals
Downtown Morristown
Morristown
Washington's Headquarters Museum
Pinch Brook GC
Mendham Rd
Fort Nonsense
Mayo Performing Arts Center
Honeywell
Hyatt House Morristown
Columbia Tpke
Florham Park Plaza/ Trader Joe's
Nestle Nutrition Company
Morristown Memorial Hospital
Morris County GC
Florham Village Shopping Ctr.
Siemens
Spring Brook Country Club
College of St. Elizabeth
Convent Station
BASF
Columbia Corporate Center
Mendham Golf Course
NY Jets Training Facility
Florham Park
Morristown National Historical Park
Realogy/ Century 21
Fairleigh Dickinson Univ. Madison Campus
Stark's Brigade Monument
Verizon Wireless Corp. Office
AT&T Research Florham Park
Brooklake Country Club
Wick Farm and Garden
Jockey Hollow Visitor Center
The Shakespeare Theatre of NJ
Drew University
Madison
Rose City Shopping Ctr.
Glen Alpin Rd
Blue Mill Rd
Main St
Scherman Hoffman Wildlife Sanctuary
Loantaka Park
Hickory Square
Shunpike Rd
Madison
Chatham
New Vernon
Bernardsville
Lees Hill Rd
Verizon Corporate Campus
Optum 13 Software
Basking Ridge
Bernardsville
Basking Ridge
Great Swamp Natl. Wildlife Refuge
Basking Ridge
Lord Stirling Park
US Fish & Wildlife Services
Great Swamp Greenhouses
Maple Ave
Meyersville Rd
Somerset County
Lyons
Long Hill Rd
New York
Penn.
New Jersey
Port Jervis
Monroe
Peekskill
Vernon Twp.
Franklin
Ringwood
White Plains
Newton
Kinnelon
Ramsey
Paramus
East Stroudsburg
Wayne
Paterson
Yonkers
Hopatcong
Dover
Passaic
Morristown
Whippany
Mendham
Washington
Newark
New York City
Easton
Phillipsburg
Elizabeth
Jersey City
S. Plainfield
Bridgewater Twp.
Edison
Somerset
Flemington
New Brunswick
East Brunswick
Old Bridge
Atlantic Ocean
Lambertville
Princeton
Plainsboro
Doylestown
Long Branch
Eatontown
Lansdale
Trenton
Freehold

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – 445 South Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$53,600,000		Location:	Morristown, NJ
	Cut-off Date Balance:	$53,600,000		Size:	320,274 SF
	% of Initial Pool Balance:	4.1%		Cut-off Date Balance Per SF:	$167.36
	Loan Purpose(1):	Recapitalization		Maturity Date Balance Per SF:	$167.36
	Borrower Sponsor:	Strategic Real Estate, LLC		Year Built/Renovated:	1982/2007
	Guarantor:	Strategic Real Estate, LLC		Title Vesting:	Fee
	Mortgage Rate:	4.1500%		Property Manager:	CBRE Inc.
	Note Date:	June 12, 2019		Current Occupancy (As of):	93.1% (5/31/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	89.5%
	Maturity Date:	July 1, 2029		YE 2017 Occupancy:	89.8%
	IO Period:	120 months		YE 2016 Occupancy:	94.0%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	94.2%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$80,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$249.79
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	April 1, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (4/30/2019)(3):	$4,784,429
	Additional Debt Type (Balance):	NAP		YE 2018 NOI:	$4,714,556
				YE 2017 NOI:	$5,028,714
				YE 2016 NOI:	$5,627,106
				U/W Revenues:	$8,854,669
				U/W Expenses:	$3,290,192
Escrows and Reserves(2)				U/W NOI(3):	$5,564,477
	Initial	Monthly	Cap	U/W NCF:	$5,052,039
Taxes	$239,707	$79,902	NAP	U/W DSCR based on NOI/NCF:	2.47x / 2.24x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.4% / 9.4%
Deferred Maintenance	$74,745	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF	10.4% / 9.4%
Replacement Reserve	$201,500	$5,653	NAP	Cut-off Date LTV Ratio:	67.0%
TI/LC	$0	$40,034	$950,000	LTV Ratio at Maturity:	67.0%
Rent Concession Funds	$71,148	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$53,600,000	100.0%	Return of Equity	$52,203,058	97.4%
			Closing Costs	809,842	1.5
			Upfront reserves	587,100	1.1
Total Sources	$53,600,000	100.0%	Total Uses	$53,600,000	100.0%

(1)	The 445 South Street Borrower (as defined below) purchased the 445 South Street Property (as defined below) in cash in 2013.

(2)	See “Escrows” section for a full description of Escrows and Reserves.

(3)	See “Operating History and Underwritten Net Cash Flow” section below for details regarding the increase from 4/30/2019 TTM NOI to U/W NOI.

The Mortgage Loan. The mortgage loan (the “445 South Street Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a Class A office building located in Morristown, New Jersey (the “445 South Street Property”). The proceeds of the 445 South Street Mortgage Loan were used to refinance existing debt, to fund reserves and to pay closing costs.

The Borrower and Borrower Sponsor. The borrower is Morristown Southgate LLC (the “445 South Street Borrower”), a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the 445 South Street Borrower delivered a non-consolidation opinion in connection with the origination of the 445 South Street Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Strategic Real Estate, LLC. The 445 South Street Borrower’s sole member is CSCEC Holding Company, Inc. which is also the sole member of Strategic Real Estate, LLC. CSCEC Holding Company, Inc. is 100% owned by China State Construction Engineering Corporation, Ltd. (“CSCEC”), a publicly traded company based in Beijing, People’s Republic of China. CSCEC was 56.3% controlled by China State Construction Engineering Corporation as of year-end 2017, which is in turn 100% owned by the State-owned Assets Supervision and Administration Commission of the State Council of China.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #7	Cut-off Date Balance:	$53,600,000
445 South Street	445 South Street	Cut-off Date LTV:	67.0%
Morristown, NJ 07960		U/W NCF DSCR:	2.24x
		U/W NOI Debt Yield:	10.4%

The Property. The 445 South Street Property consists of a four-story office building, totaling 320,274 square feet, on an approximately 32.3 acre site in Morristown, New Jersey. The 445 South Street Property was originally built in 1982 and was most recently renovated in 2007. Since 2014, the 445 South Street Mortgage Loan borrower sponsor has invested approximately $7.9 million on building improvements, tenant improvements, leasing costs and buildout costs. Approximately $4.2 million was invested on building improvements, $3.1 million on tenant improvements and $600,000 on leasing costs and buildout costs. The 445 South Street Property is part of the Southgate Corporate Office Center Condominium which is comprised of two units, each of which includes a building and related land: the 445 South Street Property (63% interest in the general common elements of the condominium) and 435 South Street (37% interest in the general common elements of the condominium). Each condominium unit has the right to appoint two members to a four member board of directors, and has one vote as to matters determined by a vote of unit holders, and accordingly, neither unit controls the condominium. The two condominium units in turn are part of the Southgate Corporate Park. Amenities at the 445 South Street Property include a cafeteria, gym and a covered garage with 55 parking spaces. Additional parking is available on a surface lot with 1,313 parking spaces (4.1 spaces per 1,000 square feet). The 445 South Street Property was 93.1% leased as of May 31, 2019 to seven tenants.

Major Tenants.

Largest Tenant: Covanta Holding Corporation (“Covanta”) (108,252 square feet, 33.8% of NRA, 36.5% of underwritten base rent, 10/31/2025 lease expiration). Covanta has been a tenant at the 445 South Street Property since 2010 and has executed two lease amendments. Covanta has a lease expiring on October 31, 2025 with three, five-year renewal options. Covanta is engaged in the business of waste and energy services. Its mission is to provide sustainable waste and energy solutions through a variety of service offerings including its core business of owning and operating infrastructure for the conversion of waste to energy.

2nd Largest Tenant: The Travelers Indemnity Company (“Travelers”) (80,642 square feet, 25.2% of NRA, 24.9% of underwritten base rent, 1/31/2023 lease expiration). Travelers has been a tenant at the 445 South Street Property since 2010 and has executed four lease amendments. Originally, Travelers occupied 105,698 square feet, but it surrendered 13,515 square feet in 2013 and an additional 11,541 square feet in 2017. Travelers has a lease expiring on January 31, 2023 with one, five-year renewal option. Travelers is an American insurance company that was founded in 1864 in Hartford, Connecticut. The company has approximately 30,000 employees and 13,500 independent agents. Travelers negotiated a decrease in rent as part of a five year extension in 2018.

3rd Largest Tenant: Marsh USA Inc. (“Marsh USA”) (54,376 square feet, 17.0% of NRA, 20.4% of underwritten base rent, 8/31/2021 lease expiration). Marsh USA has been a tenant at the 445 South Street Property since 2011 and has executed one lease amendment. Marsh USA has a lease expiring on August 31, 2021 with two, five-year renewal options. Marsh USA is a wholly-owned subsidiary of Marsh & McLennan Companies (“Marsh & McLennan”), a professional services firm in the areas of risk, strategy and personnel. Marsh & McLennan’s 65,000 employees advise clients in over 130 countries.

The following table presents certain information relating to the tenancy at the 445 South Street Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Covanta	NR/B1/BB-	108,252	33.8%	$27.78	$3,006,829	36.5%	10/31/2025	3, 5-year	N
Travelers	A/A2/A	80,642	25.2%	$25.50	$2,056,371	24.9%	1/31/2023	1, 5-year	N
Marsh USA	A-/Baa1/A-	54,376	17.0%	$31.00	$1,685,656	20.4%	8/31/2021	2, 5-year	N
Arch Reinsurance Company	BBB+/Baa1/A-	22,604	7.1%	$30.88	$698,026	8.5%	10/31/2022	2, 5-year	N
CCA Civil, LLC(3)	A/A2/A	13,515	4.2%	$27.99	$378,285	4.6%	3/31/2022	2, 5-year	N
Total Major Tenants		279,389	87.2%	$28.01	$7,825,167	94.9%

Other Tenants		18,791	5.9%	$22.52	$423,135	5.1%

Occupied Collateral Total		298,180	93.1%	$27.66	$8,248,302	100.0%

Vacant Space		22,094	6.9%

Collateral Total		320,274	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	CCA Civil, LLC is an affiliate of the 445 South Street Borrower. Tenants affiliated with the 445 South Street Borrower represent approximately 6.5% of NRSF and 6.3% of Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #7	Cut-off Date Balance:	$53,600,000
445 South Street	445 South Street	Cut-off Date LTV:	67.0%
Morristown, NJ 07960		U/W NCF DSCR:	2.24x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover schedule at the 445 South Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	54,376	17.0%	54,376	17.0%	$1,685,656	20.4%	$31.00
2022	3	43,294	13.5%	97,670	30.5%	$1,214,854	14.7%	$28.06
2023	1	80,642	25.2%	178,312	55.7%	$2,056,371	24.9%	$25.50
2024	0	0	0.0%	178,312	55.7%	$0	0.0%	$0.00
2025	1	108,252	33.8%	286,564	89.5%	$3,006,829	36.5%	$27.78
2026	1	11,616	3.6%	298,180	93.1%	$284,592	3.5%	$24.50
2027	0	0	0.0%	298,180	93.1%	$0	0.0%	$0.00
2028	0	0	0.0%	298,180	93.1%	$0	0.0%	$0.00
2029	0	0	0.0%	298,180	93.1%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	298,180	93.1%	$0	0.0%	$0.00
Vacant	0	22,094	6.9%	320,274	100.0%	$0	0.0%	$0.00
Total/Weighted Average	7	320,274	100.0%			$8,248,302	100.0%	$27.66

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the 445 South Street Property:

Cash Flow Analysis

	2016	2017	2018	4/30/2019 TTM(1)	U/W(1)	%(2)	U/W $ per SF
Rents in Place	$7,896,227	$7,755,392	$7,594,833	$7,298,383	$8,179,204	85.6%	$25.54
Contractual Rent Steps	0	0	0	0	69,098	0.7	0.22
Grossed Up Vacant Space	0	0	0	0	566,335	5.9	1.77
Gross Potential Rent	$7,896,227	$7,755,392	$7,594,833	$7,298,383	$8,814,637	92.2%	$27.52
Other Income	70,089	84,980	214,903	208,148	182,418	1.9	0.57
Total Recoveries	845,216	363,146	571,447	636,937	562,785	5.9	1.76
Net Rental Income	$8,811,532	$8,203,518	$8,381,184	$8,143,468	$9,559,840	100.0%	$29.85
Concessions	0	0	(645,136)	0	0	0.0	0.00
(Vacancy & Credit Loss)	0	0	0	0	(705,171)	(8.0)(3)	(2.20)
Effective Gross Income	$8,811,532	$8,203,518	$7,736,048	$8,143,468	$8,854,669	92.6%	$27.65

Real Estate Taxes	898,556	912,747	918,817	920,337	928,016	10.5	2.90
Insurance	132,459	127,414	37,478	52,487	60,649	0.7	0.19
Management Fee	90,827	86,190	83,502	214,529	265,640	3.0	0.83
Other Operating Expenses	2,062,584	2,048,454	1,981,694	2,171,687	2,035,887	23.0	6.36
Total Operating Expenses	$3,184,426	$3,174,804	$3,021,492	$3,359,039	$3,290,192	37.2%	$10.27

Net Operating Income	$5,627,106	$5,028,714	$4,714,556	$4,784,429	$5,564,477	62.8%	$17.37
Replacement Reserves	0	0	0	0	64,055	0.7	0.20
TI/LC	0	0	0	0	448,384	5.1	1.40
Net Cash Flow	$5,627,106	$5,028,714	$4,714,556	$4,784,429	$5,052,039	57.1%	$15.77

NOI DSCR	2.50x	2.23x	2.09x	2.12x	2.47x
NCF DSCR	2.50x	2.23x	2.09x	2.12x	2.24x
NOI Debt Yield	10.5%	9.4%	8.8%	8.9%	10.4%
NCF Debt Yield	10.5%	9.4%	8.8%	8.9%	9.4%

(1)	The increase from 4/30/2019 TTM Gross Potential Rent and Net Operating Income to U/W Gross Potential Rent and Net Operating Income is primarily from (i) rent steps taken through April 1, 2020 totaling $69,098, (ii) straight line rent adjustment applied to Travelers and Arch Reinsurance Company totaling $102,248 and (iii) rent from the recent leasing of NaviSynch LLC (11,616 square feet) totaling $284,592.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 8.0%. The 445 South Street Property is 93.1% leased as of May 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #7	Cut-off Date Balance:	$53,600,000
445 South Street	445 South Street	Cut-off Date LTV:	67.0%
Morristown, NJ 07960		U/W NCF DSCR:	2.24x
		U/W NOI Debt Yield:	10.4%

Appraisal. The appraiser concluded to an “as is” appraised value of $80,000,000 with a valuation date of April 1, 2019.

Environmental Matters. According to a Phase I environmental site assessment dated April 22, 2019, there was no evidence of any recognized environmental conditions at the 445 South Street Property.

Market Overview and Competition. The 445 South Street Property is located within Morristown, New Jersey approximately 35 miles west of New York City. Land uses immediately surrounding the 445 South Street Property are predominantly residential and commercial with a mix of multi-story Class A and B office, retail, and recreational uses. Primary access to the 445 South Street Property is provided by the Southgate Parkway which connects with Interstate 287. The Convent Station, Madison, and Morristown train stations are all located within a five-mile radius of the 445 South Street Property. According to a third party report, as of the first quarter of 2019, the metropolitan area market had an inventory of approximately 49.8 million square feet, overall vacancy of 21.7% and direct Class A asking rent of $24.35 per square foot. The estimated 2018 population within a one-, three- and five-mile radius is 5,634, 50,708 and 106,139, respectively, according to a third party report. The estimated 2018 average household income within a one-, three- and five- mile radius is $206,104, $165,033 and $177,383, respectively.

Submarket Information – According to a third party report, as of the first quarter of 2019 the Morristown region submarket had an inventory of approximately 2.7 million square feet, overall vacancy in the submarket of approximately 9.5% and direct Class A asking rent of $33.91 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 445 South Street Property:

Market Rent Summary(1)

	Office	Office – Ground Level	Storage
Market Rent (PSF)	$30.00	$25.00	$20.00
Lease Term (Yrs.)	7	7	7
Lease Type (Reimbursements)	Modified	Modified	Modified
Rent Increase Projection	$0.50 PSF per annum	$0.50 PSF per annum	$0.50 PSF per annum

(1)	Information obtained from the appraisal.

The following table presents certain information relating to five comparable leases to those at the 445 South Street Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Reimbursements
Park Avenue at Morris County 100 Campus Drive Florham Park, NJ	1989	382,520	Fidia Pharma	9,488	March 2017	10.8	$31.50	Modified Gross
Morris Corporate Center I & II 1 Upper Pond Road Parsippany, NJ	1986	515,122	Provenir	10,951	June 2017	5.0	$27.75	Modified Gross
Roseland II 56 Livingston Avenue Roseland, NJ	1980	363,220	Confidential	18,986	Jan. 2019	10.0	$29.50	Modified Gross
180 Park Avenue 180 Park Avenue Florham Park, NJ	2001	221,565	USI Insurance Services	35,415	Oct. 2018	8.3	$28.50	Modified Gross
Columbia Corporate Center 18 Columbia Turnpike Florham Park, NJ	2001	146,023	McGivney, Kluger & Cook	22,022	Feb. 2018	14.9	$25.00	Modified Gross

(1)	Information obtained from the appraisal.

Escrows.

Deferred Maintenance Reserve - The 445 South Street Mortgage Loan documents provide for an upfront reserve of $74,745 for required repairs.

Real Estate Taxes - The 445 South Street Mortgage Loan documents provide for an upfront real estate tax reserve of $239,707 and an ongoing monthly real estate tax reserve in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $79,902).

Insurance - The 445 South Street Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the insurance coverage for the 445 South Street Property is included in a blanket

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #7	Cut-off Date Balance:	$53,600,000
445 South Street	445 South Street	Cut-off Date LTV:	67.0%
Morristown, NJ 07960		U/W NCF DSCR:	2.24x
		U/W NOI Debt Yield:	10.4%

policy approved by the lender in its reasonable discretion, and (iii) the 445 South Street Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals of the insurance policies, no later than 10 days prior to the expiration of the current policy. If such conditions are not satisfied, the 445 South Street Mortgage Loan documents require monthly reserves for insurance premiums in an amount equal to 1/12 of the estimated annual insurance premiums.

Replacement Reserve - The 445 South Street Mortgage Loan documents provide for an upfront reserve of $201,500 for capital expenditures and an ongoing monthly replacement reserve for capital expenditures in an amount equal to $5,653.

TI/LC Reserve - The 445 South Street Mortgage Loan documents provide for an ongoing monthly TI/LC reserve in an amount equal to $40,034, however, such monthly deposits are waived so long as no event of default is continuing and the amount then on deposit in the TI/LC reserve equals or exceeds $950,000, after giving effect to the payment of the applicable TI/LC reserve monthly deposit (the “TI/LC Cap”). If either Marsh USA (or its successors and assigns) or The Travelers Indemnity Company (or its successors and assigns) fails to give notice of renewal of the term of its respective lease within 12 months prior to such tenant expiration, then (A) the TI/LC Reserve monthly deposit will increase to $66,723 and (B) the TI/LC Cap will no longer apply.

Rent Concession Reserve - The 445 South Street Mortgage Loan documents provide for an upfront reserve of $71,148 for rent concessions under the NaviSynch LLC lease for January 2020, February 2020 and March 2020.

Lockbox and Cash Management. The 445 South Street Mortgage Loan is structured with a hard lockbox and springing cash management. The 445 South Street Borrower is required to direct tenants to pay rents directly into the lockbox account, and if, notwithstanding such direction, the 445 South Street Borrower or property manager receive any rents, to deposit such rents into the lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish, and the 445 South Street Borrower is required to cooperate with a cash management bank chosen by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default under the 445 South Street Mortgage Loan is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required), as described above under “Escrows”, (ii) to pay debt service on the 445 South Street Mortgage Loan, (iii) to make deposits into the replacement reserve and the TI/LC reserve, as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the 445 South Street Mortgage Loan during the continuance of the Cash Sweep Event Period (provided that if no event of default exists, such funds may be used to pay lender-approved extraordinary expenses). If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to the 445 South Street Borrower.

A “Cash Sweep Event Period” means the period:

(a)	commencing upon the occurrence of an event of default under the 445 South Street Mortgage Loan and ending upon the cure of such event of default in accordance with the 445 South Street Mortgage Loan documents; or

(b)	commencing upon the debt service coverage ratio of the 445 South Street Mortgage Loan being less than 1.20x for 12 consecutive calendar months and ending upon the debt service coverage ratio being equal to or greater than 1.20x for the immediately preceding 12 consecutive calendar months, based upon the trailing twelve 12 months operating statements and rent rolls; or

(c)	commencing upon any bankruptcy or similar insolvency of a Trigger Tenant (as defined below) and ending upon either (i) such Trigger Tenant’s lease being affirmed in a proceeding pursuant to the bankruptcy code or (ii) such Trigger Tenant’s premises being re-leased to a new tenant on terms and conditions approved by the lender in its sole discretion and the 445 South Street Borrower delivering to the lender a tenant estoppel certificate from such new tenant evidencing that such new tenant is (1) in occupancy of the entire Trigger Tenant’s premises, (2) open for business at such premises and (3) paying full, unabated rent under such new tenant’s lease (a “Trigger Tenant Re-Lease”); or

(d)	commencing upon a Trigger Tenant vacating its premises, and ending upon either (i) such Trigger Tenant being open for business and in occupancy of all of its premises, or (ii) a related Trigger Tenant Re-Lease; or

(e)	commencing upon the date which is the earlier to occur of (a) the date a Trigger Tenant gives notice to the 445 South Street Borrower of the Trigger Tenant’s intention to vacate the Trigger Tenant’s premises or actually terminates its lease or (b) 12 months prior to the expiration date of the Trigger Tenant’s lease unless the Trigger Tenant has previously renewed or extended its lease on terms and conditions acceptable to the lender and ending upon either (i) such Trigger Tenant having renewed or extended its lease on terms and conditions reasonably approved by the lender or (ii) the entire Trigger Tenant’s premises are re-leased to a new tenant on terms and conditions reasonably approved by the lender and the 445 South Street Borrower delivers to the lender a tenant estoppel certificate from such new tenant evidencing that such new tenant (1) is in occupancy of the entire Trigger Tenant’s premises, (2) open for business at the Trigger Tenant’s premises and (3) paying full, unabated rent under such new tenant’s lease.

A “Trigger Tenant” means Covanta Holding Corporation, its successors and assigns and any tenant of the premises that were leased to Covanta Holding Corporation as of the loan origination date pursuant to any lease demising all or any portion of such premises entered into after the loan origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #7	Cut-off Date Balance:	$53,600,000
445 South Street	445 South Street	Cut-off Date LTV:	67.0%
Morristown, NJ 07960		U/W NCF DSCR:	2.24x
		U/W NOI Debt Yield:	10.4%

Property Management. The 445 South Street Property is managed by CBRE Inc.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The 445 South Street Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 445 South Street Borrower provide coverage for terrorism in an amount equal to the “full replacement cost” of the 445 South Street Property. The 445 South Street Mortgage Loan documents also require business income/loss insurance covering no less than the 18-month period commencing at the time of loss, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$52,500,000
500 Bayview Circle	Newport Beach Marriott Bayview	Cut-off Date LTV:	67.3%
Newport Beach, CA 92660		U/W NCF DSCR:	2.95x
		U/W NOI Debt Yield:	13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$52,500,000
500 Bayview Circle	Newport Beach Marriott Bayview	Cut-off Date LTV:	67.3%
Newport Beach, CA 92660		U/W NCF DSCR:	2.95x
		U/W NOI Debt Yield:	13.0%

SANTA ANA
IRVINE
Costa Mesa
Mesa Del Mar
East Side Costa Mesa
Newport Beach
Big Canyon
Corona Del Mar
Woodbridge
University Park
Turtle Ridge
ORANGE COUNTY
John Wayne Orange County Airport
University of California - Irvine
Upper Newport Bay
Newport Bay
Pacific Ocean
Balboa Island
Balboa Peninsula
Lido Isle
San Diego Fwy
Costa Mesa Fwy
LAX 35 miles
Newport Beach Marriott Bayview
500 Bayview Circle
Newport Beach, CA 92660

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Newport Beach Marriott Bayview

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type - Subtype:	Hospitality – Full Service
	Original Principal Balance:	$52,500,000		Location:	Newport Beach, CA
	Cut-off Date Balance:	$52,500,000		Size:	254 Rooms
	% of Initial Pool Balance:	4.0%		Cut-off Date Balance Per Room:	$206,692.91
	Loan Purpose:	Acquisition		Maturity Date Balance Per Room:	$206,692.91
	Borrower Sponsor:	Jon D. Kline		Year Built/Renovated:	1988/2018
	Guarantor:	Kline Hotel Holdings, LLC		Title Vesting:	Fee
	Mortgage Rate:	3.7500%		Property Manager:	Marriott Hotel Services, Inc.
	Note Date:	June 12, 2019		Current Occupancy (As of):	81.0% (4/30/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	82.8%
	Maturity Date:	July 1, 2029		YE 2017 Occupancy:	82.4%
	IO Period:	120 months		YE 2016 Occupancy:	77.1%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	74.1%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$78,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraisal Value Per Room:	$307,086.61
	Call Protection:	L(25), D(88), O(7)		As-Is Appraisal Valuation Date:	May 23, 2019
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (4/30/2019):	$7,450,711
	Additional Debt Type (Balance):	Future Mezzanine		YE 2018 NOI:	$7,473,427
				YE 2017 NOI:	$7,265,717
				YE 2016 NOI:	$7,024,342
				U/W Revenues:	$18,884,429
				U/W Expenses:	$12,051,658
				U/W NOI:	$6,832,771
Escrows and Reserves(2)				U/W NCF:	$5,888,550
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	3.42x / 2.95x
Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.0% / 11.2%
Insurance	$0	Springing	NAP	UW Debt Yield at Maturity based on NOI/NCF:	13.0% / 11.2%
FF&E Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	67.3%
				LTV Ratio at Maturity:	67.3%

Sources and Uses
Sources			Uses
Original loan amount	$52,500,000	65.4%	Purchase Price	$78,000,000	97.0%
Borrower equity	$27,907,513	34.6	Reserves(3)	$1,878,805	2.3
			Closing costs	$528,708	0.7
Total Sources	$80,407,513	100.0%	Total Uses	$80,407,513	100.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	See “Escrows” section for a full description of Escrows and Reserves.

(3)	At loan origination, the borrower sponsor deposited with the property manager, Marriott Hotel Services, Inc. (“Marriott”), $1,398,580 as FF&E reserves and $480,224 as working capital.

The Mortgage Loan. The mortgage loan (the “Newport Beach Marriott Bayview Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $52,500,000 and secured by a first mortgage encumbering the fee interest in a full service hospitality property located in Newport Beach, California (the “Newport Beach Marriott Bayview Property”).

The Borrower and the Borrower Sponsor. The borrower is CHC Bayview Owner, LLC, a Delaware limited liability company with at least one independent director (the “Newport Beach Marriott Bayview Borrower”). Legal counsel to the Newport Beach Marriott Bayview Borrower delivered a non-consolidation opinion in connection with the origination of the Newport Beach Marriott Bayview Mortgage Loan.

The borrower sponsor is Jon D. Kline, Founder and Chief Executive Officer of Clearview Hotel Capital, LLC, a private hotel investment and advisory firm headquartered in Newport Beach, California. Clearview Hotel Capital, LLC was founded in 2007 and has acquired over $2 billion of hotels with its current portfolio including, in addition to the Newport Beach Marriott Bayview Property, thirteen hotels in California, Florida, Georgia, Hawaii, Louisiana, Missouri, Pennsylvania, Texas and Washington, D.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$52,500,000
500 Bayview Circle	Newport Beach Marriott Bayview	Cut-off Date LTV:	67.3%
Newport Beach, CA 92660		U/W NCF DSCR:	2.95x
		U/W NOI Debt Yield:	13.0%

The Property. The Newport Beach Marriott Bayview Property is a nine-story, 254-room all-suite, full service hotel located in Newport Beach, California. The Newport Beach Marriott Bayview Property was built in 1988 on a waterfront location of 5.22 acres overlooking views of the Upper Newport Bay Nature Preserve and is managed by Marriott Hotel Services, Inc. under a management agreement through January 2028.

Between 2013 and 2018, the previous ownership spent $6,525,892 ($25,692/room) on capital improvements designed to modernize the hotel and improve guests’ experiences, including approximately $2.8 million on the lobby and public restrooms and approximately $2.2 million on the building, systems and technology, with the balance of the money spent on restaurant renovations, the creation of additional event space, and other miscellaneous replacements. At loan origination, the borrower sponsor funded approximately $1.4 million to Marriott’s FF&E reserve account currently intended for future renovations to the guestrooms and guest bathrooms, corridors and public space, budgeted at approximately $2.0 million ($7,800/room).

The Newport Beach Marriott Bayview Property guestroom configuration includes 225 king suites, 14 double/double suites and 15 accessible suites. Amenities include a 120-seat restaurant/bar and waterfront terrace serving three meals daily plus room service, an indoor/outdoor swimming pool, sundries shop, 3,775 square feet of meeting space, a business center, fitness room, bike rentals, and on-site parking (297 parking spaces, approximately 1.2 spaces per room.) Guestroom amenities include flat-panel televisions, desks, pull-out sofas and marble bathrooms.

According to the appraisal, the 2018 market segmentation for the Newport Beach Marriott Bayview Property was approximately 60% commercial, 26% leisure and 14% group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Newport Beach Marriott Bayview Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Newport Beach Marriott Bayview Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4//30/2019 TTM	76.6%	$155.04	$118.79	81.0%	$187.72	$152.10	105.8%	121.1%	128.0%
2018	73.8%	$161.29	$118.97	82.8%	$186.12	$154.14	112.3%	115.4%	129.6%
2017	77.2%	$159.41	$123.04	82.4%	$184.23	$151.82	106.8%	115.6%	123.4%
2016	78.7%	$157.85	$124.27	77.1%	$187.96	$144.86	97.9%	119.1%	116.6%
2015	77.8%	$154.37	$120.13	74.1%	$184.00	$136.33	95.2%	119.2%	113.5%
2014	72.6%	$149.95	$108.89	75.2%	$171.88	$129.27	103.6%	114.6%	118.7%
2013	76.7%	$138.01	$105.92	76.9%	$157.90	$121.44	100.2%	114.4%	114.7%
2012	79.2%	$127.85	$101.26	74.5%	$149.85	$111.69	94.1%	117.2%	110.3%
2011	79.2%	$125.28	$99.28	74.2%	$142.85	$105.93	93.6%	114.0%	106.7%

Source: Third party hospitality research reports.

(1)	The Competitive Set includes the Newport Beach Marriott Bayview Property, Embassy Suites by Hilton Irvine Orange County Airport, Hotel Irvine Jamboree Center, Renaissance Newport Beach Hotel, Hilton Irvine Orange County Airport, Hyatt Regency Newport Beach and Ayres Hotel & Suites Costa Mesa.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$52,500,000
500 Bayview Circle	Newport Beach Marriott Bayview	Cut-off Date LTV:	67.3%
Newport Beach, CA 92660		U/W NCF DSCR:	2.95x
		U/W NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Newport Beach Marriott Bayview Property:

Cash Flow Analysis

	2015	2016	2017	2018(1)	4/30/2019 TTM	UW	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	74.1%	77.1%	82.4%	82.8%	81.0%	81.0%
ADR	$184.00	$187.96	$184.23	$186.12	$187.72	$187.72
RevPAR	$136.33	$144.86	$151.82	$154.14	$152.09	$152.09

Room Revenue	$12,639,195	$13,466,757	$14,074,982	$14,291,185	$14,100,886	$14,100,886	74.7%	$55,515
F&B Revenue	2,413,660	3,059,106	3,248,487	3,249,439	3,190,441	3,190,441	16.9	12,561
Other Revenue(3)	1,220,094	1,276,295	1,093,910	1,502,691	1,593,102	1,593,102	8.4	6,272
Total Revenue	$16,272,949	$17,802,158	$18,417,379	$19,043,315	$18,884,429	$18,884,429	100.0%	$74,348

Room Expense	2,855,715	2,930,799	3,192,394	3,244,232	3,118,520	3,118,520	22.1	12,278
F&B Expense	1,846,170	2,084,883	2,061,936	2,030,406	2,001,101	2,001,101	62.7	7,878
Other Department Exp.	331,463	62,532	68,204	72,171	64,276	64,276	4.0	253
Total Depart. Exp.	$5,033,348	$5,078,214	$5,322,534	$5,346,809	$5,183,897	$5,183,897	27.5%	$20,409
Gross Operating Inc.	$11,239,601	$12,723,944	$13,094,845	$13,696,506	$13,700,532	$13,700,532	72.5%	$53,939

Total Undistributed Exp.	4,482,247	5,182,538	5,365,895	5,751,510	5,783,301	5,841,498	30.9	22,998
Gross Operating Profit	$6,757,354	$7,541,406	$7,728,950	$7,944,996	$7,917,231	$7,859,034	41.6%	$30,941

Insurance	187,421	237,816	181,149	186,021	178,926	201,889	1.1	795
Taxes	274,696	279,248	282,084	285,548	287,594	824,374	4.4	3,246
Total Fixed Charges	462,117	517,064	463,233	471,569	466,520	1,026,263	5.4	4,040
Total Operating Exp.	$9,977,712	$10,777,816	$11,151,662	$11,569,888	$11,433,718	$12,051,658	63.8%	$47,447

Net Operating Income	$6,295,237	$7,024,342	$7,265,717	$7,473,427	$7,450,711	$6,832,771	36.2%	$26,901
FF&E	811,920	888,153	918,607	949,706	940,878	944,221	5.0	3,717
Net Cash Flow	$5,483,317	$6,136,189	$6,347,110	$6,523,721	$6,509,833	$5,888,550	31.2%	$23,183

NOI DSCR	3.15x	3.52x	3.64x	3.74x	3.73x	3.42x
NCF DSCR	2.75x	3.07x	3.18x	3.27x	3.26x	2.95x
NOI DY	12.0%	13.4%	13.8%	14.2%	14.2%	13.0%
NCF DY	10.4%	11.7%	12.1%	12.4%	12.4%	11.2%

(1)	The increase in 2018 RevPAR was due to the Renaissance Hotel (formerly The Fairmont) being offline for renovations causing an increase in demand for the remainder of room supply in the competitive set.

(2)	% of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

(3)	Other Revenue includes telephone revenue, gift shop revenue, parking revenue and miscellaneous income.

Appraisal. The appraiser concluded to an “as-is” appraised value of $78,000,000 with a valuation date of May 23, 2019.

Environmental Matters. According to the Phase I environmental report dated May 29, 2019, there was no evidence of any recognized environmental conditions at the Newport Beach Marriott Bayview Property.

Market Overview and Competition. The Newport Beach Marriott Bayview Property is located in the northeastern portion of Newport Beach, California, with frontage along regional freeway State Route 73. Driving time to Irvine, Costa Mesa and Newport Beach are all within approximately ten minutes. Balboa Pier and the beaches of Newport, Laguna and Huntington are within ten miles. John Wayne International Airport, the only commercial airport in Orange County, is 2.9 miles from the Newport Beach Marriott Bayview Property. Within 9.2 miles of the Newport Beach Marriott Bayview Property are three major shopping destinations includes Irvine Spectrum, South Coast Plaza and Fashion Island. Additional demand drivers include the University of California-Irvine (1.8 miles), which for 2018 had enrollment of over 36,700 students and employed 16,400 staff, Irvine Business Center (3.1 miles), which houses several companies including Allergan and Edward Life Sciences, the Anaheim Convention Center (12.5 miles) and Disneyland (16.1 miles).

The Newport Beach Marriott Bayview Property is located in the Anaheim-Santa Ana-Irvine metropolitan statistical area (“MSA”). Top employers in the MSA include Disneyland Resort (30,550 employees), The Walt Disney Co. (29,000 employees), University of California-Irvine (23,605 employees), St. Joseph Health (11,925 employees) and Kaiser Permanente (7,694 employees). The 2019 unemployment rate for the MSA was estimated at 2.9%.

According to the appraisal, the 2019 estimated population within a one-, three- and five-mile radius was 2,325, 173,198 and 456,747, respectively. Within both a one- and three-mile radius, population has grown over 20.1% since 2010. The 2019 estimated median household income within a one-, three- and five-mile radius was $109,821, $85,448 and $89,212, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$52,500,000
500 Bayview Circle	Newport Beach Marriott Bayview	Cut-off Date LTV:	67.3%
Newport Beach, CA 92660		U/W NCF DSCR:	2.95x
		U/W NOI Debt Yield:	13.0%

Primary competitive properties to the Newport Beach Marriott Bayview Property are shown in the tables below:

Competitive Property Summary(1)

						2018 Performance			2018 Penetration

Property, Location	Year Opened	Rooms	Comm.	Group	Leisure	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR

Newport Beach Marriott Bayview 500 Bayview Circle, Newport Beach, CA	1988	254	60%	14%	26%	83%	$186	$154.15	110.9%	113.5%	125.8%

Embassy Suites by Hilton Irvine OC Airport 2120 Main Street, Irvine, CA	1986	293	55%	10%	35%	72%	$143	$102.96	96.4%	87.1%	84.1%

Hotel Irvine Jamboree Center 17900 Jamboree Street, Irvine, CA	1985	536	60%	25%	15%	75%	$152	$114.00	100.5%	92.6%	93.1%

Renaissance Newport Beach Hotel 4500 MacArthur Boulevard, Newport Beach, CA	1983	444	60%	10%	30%	74%	$163	$120.62	99.1%	99.3%	98.5%

Hilton Irvine Orange County Airport 1880 MacArthur Boulevard, Irvine, CA	1985	306	58%	20%	22%	71%	$161	$114.31	95.1%	98.1%	93.3%

Hyatt Regency Newport Beach 1107 Jamboree Road, Newport Beach, CA	1963	410	45%	25%	30%	77%	$179	$137.83	103.1%	109.1%	112.5%

Ayres Hotel & Suites Costa Mesa 325 Bristol Street, Costa Mesa, CA	1986	284	65%	5%	30%	71%	$169	$119.99	95.1%	103.0%	98.0%
Total/Average		2,527	57%	17%	26%	75%	$164	$122.50

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

Escrows.

Real Estate Taxes and Insurance – In the event Marriott (or a qualified replacement manager) is no longer collecting a reserve for taxes and insurance, the Newport Beach Marriott Bayview Borrower is required to deposit monthly 1/12th of the estimated annual taxes due and /12th of the estimated insurance premiums due (unless the Newport Beach Marriott Bayview Property is covered by a blanket insurance policy).

FF&E Reserves – In the event the Marriott (or a qualified replacement manager) is no longer collecting a reserve for FF&E under the management agreement, the Newport Beach Marriott Bayview Borrower will be required to reserve monthly 4% of operating income for the prior calendar month to an FF&E reserve.

Lockbox and Cash Management. The Newport Beach Marriott Bayview Mortgage Loan requires a soft lockbox with springing cash management. Upon a Cash Sweep Period, in the event that Marriott (or a qualified replacement manager) is not managing the Newport Beach Marriott Bayview Property, all credit card and other receivables are required to be deposited directly to the lockbox account, which funds will then be remitted daily to the lender-controlled cash management account. During the continuance of a Cash Sweep Period, all excess cash will be reserved by the lender as additional security for the Newport Beach Marriott Bayview Mortgage Loan and applied: (i) during the continuance of an event of default, in the lender’s discretion to pay debt service, (ii) to pay budgeted operating expenses and approved extraordinary expenses, to the extent Marriott (or a qualified replacement manager) is not responsible for such payments, or (iii) commencing on December 31, 2026, only until completion of any PIP work (if required), to the PIP reserve.

A “Cash Sweep Period” will occur: (i) upon the debt service coverage ratio being less than 1.40x for two consecutive calendar quarters, ending when the debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters, or (ii) beginning December 31, 2026 and ending when a replacement agreement with a qualified manager or franchisor is in place.

Property Management. The Newport Beach Marriott Bayview Property is managed by Marriott Hotel Services, Inc. (“Marriott”) subject to an amended and restated management agreement dated December 29, 2001. The management agreement expires January 4, 2028. In lieu of a franchise fee, the management agreement requires base management fees of 3.0% of gross revenues plus an incentive management fee equal to 20% of excess operating profit over $3,020,566 (“Owner’s Priority”). The Owner’s Priority is the sum of (a) $690,353 (consisting of an owner’s base capital expenditure funding of $5,522,822 with a priority return of 12.5%) plus (b) 10.75% of owner investment of $21,676,848 for a total Owner’s Priority of $3,020,566. Additionally, Marriott charges up to 4.5% of room revenue as part of a fee of being a part of the Marriott Rewards program.

Partial Release. The Newport Beach Marriott Bayview Mortgage Loan documents permit the release of a portion of the parking area of the Marriott Beach Marriott Bayview Property, provided among other conditions, (i) no event of default is continuing, (ii) the Newport Beach Marriott Bayview Mortgage Loan is partially defeased by an amount equal to 80.76% of the appraised value of the release parcel determined within 90 days of the release date, (iii) the lender has obtained rating agency confirmation, and (iv) calculated as after the release, (a) the trailing twelve month debt service coverage ratio is at least 2.94x, (b) the debt yield is not less than 11.22% and (c) the LTV ratio is not greater than 67.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #8	Cut-off Date Balance:	$52,500,000
500 Bayview Circle	Newport Beach Marriott Bayview	Cut-off Date LTV:	67.3%
Newport Beach, CA 92660		U/W NCF DSCR:	2.95x
		U/W NOI Debt Yield:	13.0%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. After June 12, 2020, the Newport Beach Marriott Bayview Mortgage Loan documents permit one-time future mezzanine financing to fund operations or capital expenditures at the Newport Beach Marriott Bayview Property, secured by the direct or indirect equity interests in the Newport Beach Marriott Bayview Borrower, provided among other conditions, (i) no event of default is continuing, (ii) the debt service coverage ratio including the mezzanine financing is not less than 2.94x, (iii) the debt yield including the mezzanine financing is not less than 11.22%, (iv) the loan to value ratio including the mezzanine financing is not greater than 67.3%, (v) the mezzanine loan term is co-terminus or longer than the Newport Beach Marriott Bayview Mortgage Loan, (vi) an updated non-consolidation opinion is delivered, (vii) the mezzanine lender has delivered an intercreditor agreement acceptable to the lender, and (viii) the mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings assigned to any securities included in the BANK 2019-BNK19 transaction.

Terrorism Insurance. The Newport Beach Marriott Bayview Mortgage Loan documents require that the property insurance policy required to be maintained provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Newport Beach Marriott Bayview Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

Earthquake Insurance: The Newport Beach Marriott Bayview Property is located within seismic zone 4 and has a probable maximum loss of 11%. The Newport Beach Marriott Mortgage Loan documents do not require earthquake insurance, however the Newport Beach Marriott Borrower obtained earthquake insurance under a blanket policy with a limit of $25.0 million per occurrence.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

Moffett Towers - Buildings 3 & 4
1190 Discovery Way & 900 5th Avenue
Sunnyvale, CA 94089
San Francisco Bay
Palo Alto Airport of Santa Clara County
San Francisco Intl. Airport 20 miles
Palo Alto Baylands Park
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Palo Alto
101
Garcia Ave.
LinkedIn
Googleplex
NASA Advanced Supercomputing Division
Moffett Federal Airfield
Moffett Field Golf Course
Yahoo Corporate Campus
Twin Creeks Sports Complex
Caribbean Dr.
Gold St.
Computer History Museum
Microsoft
Lockheed Martin
HP
NASA Ames Research Ctr.
Amazon Lab126
Juniper Networks
Borregas
NetApp
Crossman
Sunnyvale Baylands Park
237
Santa Clara Golf & Tennis Club
Lafayette St.
San Antonio Rd.
Google X Lab
SAN ANTONIO
Middlefield Rd.
Bayshore/NASA
Moffett Towers
Foothill Coll. Sunnyvale Center
South Bay Fwy
Santa Clara Convention Ctr.
Old Ironsides
Great America
Fair Oaks
Vienna
Reamwood
VTA
LIGHT RAIL
Levi's Stadium
The Village at San Antonio Center
CALTRAIN
Central Expwy.
Samsung Research
Symantec
Google Quad Campus
Tech Corners Campus
Fair Oaks Ave.
85
82
VTA
Sunnyvale Golf Course
MTN. VIEW
Middlefield
Whisman
Evelyn
LinkedIn Corp.
Apple Mathilda
Maude Ave.
Great America Pkwy.
California's Great America
El Camino Blvd.
DOWNTOWN MOUNTAIN VIEW
Synopsys
Bayshore Fwy
Mercado Santa Clara
Mission College
Sunnyvale
Malwarebytes
Broadcom
Intel
Mountain View
Deutsche Telekom
Thompson Reuters
Central Expwy.
Trimble Inc.
AMD
Lawrence Expwy.
Akamai Technologies
Scott Blvd.
Ericsson
@Walmart Labs
SUNNYVALE
Apple Campus 3
Applied Materials
Bowers Ave.
San Jose Intl. Airport 2 miles
El Monte Ave.
Bernardo Ave.
Mary Ave.
Northrop Grumman
Cambrios Technologies Corp.
Kifer Rd.
Intel
Los Altos
Cuesta Park
Pastoria Ave.
Mathilda Ave.
DOWNTOWN SUNNYVALE
CALTRAIN
Evelyn Ave.
LAWRENCE
Huawei
NVIDIA
Springer Rd.
Miramonte Ave.
Grant Rd.
Stevens Creek Fwy
Monroe St.
Remington Dr.
El Camino Real
Wolfe Rd.
Santa Clara
Foothill Expwy.
280
Sunken Gardens Golf Course
San Tomas Expwy.
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
SANTA CLARA COUNTY
El Camino Real
Benton St.
Ortega Park
Homestead Square Shopping Ctr.
Kaiser Permanente Santa Clara Medical Center
Central Park
Homestead Rd.
Cupertino Village
Homestead Rd.
APPLE PARK
Apple - One Infinite Loop
Pruneridge Ave.
Cupertino
Vallco Shopping Mall
Junipero Serra Fwy
Agilent Technology
Saratoga Ave.
Stevens Creek Blvd.
Seagate Technology
The Marketplace
Main Street Cupertino
Villa Shopping Center
Stevens Creek Blvd.
De Anza College
McClellan Rd.
Cupertino Civic Center & Community Hall
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Fairfield
Vallejo
Novato
San Rafael
Corte Madera
Mill Valley
Richmond
Concord
Walnut Creek
Pittsburg
Antioch
Berkeley
Lafayette
OAKLAND
SAN FRANCISCO
Danville
San Ramon
Dublin
Livermore
Pleasanton
Daly City
Pacifica
Hayward
Union City
Pacific Ocean
San Mateo
Redwood City
Fremont
Newark
Palo Alto
Milpitas
Mtn. View
Santa Clara
Sunnyvale
Cupertino
SAN JOSE
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Moffett Towers – Buildings 3 & 4

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/BBB(sf)/BB(sf)		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$50,000,000		Location:	Sunnyvale, CA
	Cut-off Date Balance(1):	$50,000,000		Size:	701,266 SF
	% of Initial Pool Balance:	3.8%		Cut-off Date Balance Per SF(1):	$499.10
	Loan Purpose:	Refinance		Maturity Date or ARD Balance Per SF(1):	$499.10
	Borrower Sponsor:	The Jay Paul Company		Year Built/Renovated:	2019/NAP
	Guarantor:	Paul Guarantor LLC		Title Vesting:	Fee
	Mortgage Rate:	3.76386%		Property Manager:	Self-managed
	Note Date:	June 19, 2019		Current Occupancy (As of):	100.0% (8/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy(6):	NAP
	Anticipated Repayment Date(2):	July 6, 2029		YE 2017 Occupancy(6):	NAP
	IO Period:	120 months		YE 2016 Occupancy(6):	NAP
	Loan Term (Original):	120 months		YE 2015 Occupancy(6):	NAP
	Amortization Term (Original):	NAP		Appraised Value(7):	$790,000,000
	Loan Amortization Type:	Interest-only, ARD		Appraised Value Per SF(7):	$1,126.53
	Call Protection(3):	L(24),GRTR 1% or YM(1),GRTR 1% or YM or D(88),O(7)		Appraisal Valuation Date(7):	Various
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI(6):	NAP
	Additional Debt Type (Balance)(1):	Pari Passu ($300,000,000); Subordinate B-Notes ($155,000,000); Mezzanine Debt ($85,000,000)		YE 2018 NOI(6):	NAP
				YE 2017 NOI(6):	NAP
				YE 2016 NOI(6):	NAP
				U/W Revenues:	$57,629,637
				U/W Expenses:	$11,259,997
Escrows and Reserves(4)				U/W NOI:	$46,369,641
	Initial	Monthly	Cap	U/W NCF:	$46,224,616
Taxes	$525,523	$87,587	NAP	U/W DSCR based on NOI/NCF(1):	3.47x/3.46x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.2%/13.2%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.2%/13.2%
Free Rent Reserve	$16,127,329	$0	NAP	Cut-off Date LTV Ratio(1)(7):	44.3%
Outstanding TI/LC Reserve	$23,165,933	$0	NAP	LTV Ratio at Maturity or ARD(1)(7):	44.3%
Lease Sweep Reserve	$0	Springing	(5)

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$505,000,000	85.6%	Loan payoff(8)	$408,943,870	69.3%
Mezzanine loan	85,000,000	14.4	Upfront reserves	39,818,785	6.7
			Closing costs(9)	26,972,612	4.6
			Return of equity	114,264,733	19.4
Total Sources	$590,000,000	100.0%	Total Uses	$590,000,000	100.0%

(1)	The Moffett Towers – Buildings 3 & 4 Mortgage Loan (as defined below) is part of the Moffett Towers – Buildings 3 & 4 Whole Loan (as defined below), which is evidenced by (i) eleven pari passu notes with an aggregate original balance of $350,000,000 (the “Moffett Towers – Buildings 3 & 4 Senior Loan”) and (ii) three subordinate B-notes with an aggregate original principal balance of $155,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the combined balance of the entire Moffett Towers – Buildings 3 & 4 Whole Loan are $720, $720, 9.2%, 9.2%. 2.41x, 2.40x, 63.9% and 63.9%, respectively.

(2)	The Moffett Towers – Buildings 3 & 4 Whole Loan is structured with an anticipated repayment date of July 6, 2029 (the “ARD”). If the Moffett Towers – Buildings 3 & 4 Whole Loan is not paid off before the ARD, then the Moffett Towers – Buildings 3 & 4 Whole Loan will accrue interest at the Adjusted Interest Rate (defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred. In addition, from and after the ARD, all excess cash flow from the Moffett Towers – Buildings 3 & 4 Property after the payment of the reserves for tax and insurance, and mortgage and mezzanine loan interest calculated at the initial interest rate will be applied (i) first, to repay the outstanding principal balance of the Moffett Towers – Buildings 3 & 4 Senior Loan, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Moffett Towers – Buildings 3 & 4 Whole Loan, (ii) second, if the Moffett Towers – Buildings 3 & 4 Senior Loan has been repaid in full, to repay the outstanding principal balance of the Moffett Towers – Buildings 3 & 4 B Notes, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Moffett Towers – Buildings 3 & 4 B Notes, (iii) third, if lender elects, to make reserve payments for capital expenditures, (iv) fourth, to pay operating costs, (v) fifth, to repay the outstanding principal balance of the Moffett Towers – Buildings 3 & 4 Senior Loan until the entire outstanding principal balance is paid, (vi) sixth, to repay the outstanding principal balance of the Moffett Towers – Buildings 3 & 4 B Notes until the entire outstanding principal balance is paid, (vii) seventh, to the payment of accrued interest under the Moffett Towers – Buildings 3 & 4 Senior Loan and (viii) eighth, to the payment of accrued interest under the Moffett Towers – Buildings 3 & 4 B Notes.

(3)	Defeasance of the Moffett Towers – Buildings 3 & 4 Whole Loan is permitted at any time after the earlier of (i) two years after the closing date that includes the last note to be securitized or (ii) June 19, 2022. The assumed lockout period of 25 months is based on the BANK 2019-BNK19 securitization trust closing date of August 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

(4)	See “Escrows” section.

(5)	See “Lockbox and Cash Management” section.

(6)	Historical occupancy and historical NOI are unavailable for the Moffett Towers – Buildings 3 & 4 Property since it was built in 2019.

(7)	See “Appraisal” section. The appraised value is a prospective market value that assumes rent concessions and outstanding tenant improvement and leasing commissions are deposited into a reserve account. At closing, the borrower deposited approximately $39.3 million into these reserve accounts. The as-is appraised value is $726.0 million as of May 3, 2019 and is inclusive of deductions for rent concessions and outstanding tenant improvements and leasing commissions, equating to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 48.2%.

(8)	In May 2018, Goldman Sachs Bank USA (“GS Bank”) funded a $795.0 million loan to an affiliate of the borrower to construct the Moffett Towers – Buildings 3 & 4 Property. GS Bank subsequently syndicated $690.0 million of such loan to third parties, including one syndication partner who placed its $100.0 million allocation on a warehouse line with GS Bank. GS Bank retained $105.0 million of such loan on its balance sheet. The Moffett Towers – Buildings 3 & 4 Whole Loan was used in part to pay off the existing GS Bank loan.

(9)	Approximately $18.4 million of closing costs are expenses associated with Level 10 Construction LP, an affiliate of the borrower.

The Mortgage Loan. The mortgage loan (the “Moffett Towers – Buildings 3 & 4 Mortgage Loan”) is part of a whole loan (the “Moffett Towers – Buildings 3 & 4 Whole Loan”) evidenced by (i) eleven pari passu promissory notes with an aggregate original principal balance of $350,000,000 (the “Moffett Towers – Buildings 3 & 4 Senior Loan”) and (ii) three B-notes with an aggregate original principal balance of $155,000,000 (the “Moffett towers – Buildings 3 & 4 B Notes”). The Moffett Towers – Buildings 3 & 4 Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in 701,266 square feet of office buildings located in Sunnyvale, California (the “Moffett Towers – Buildings 3 & 4 Property”). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Moffet Towers – Buildings 3 & 4 Whole Loan requires interest-only payments through the ARD and accrues at a rate of 3.76386% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the Moffett Towers – Buildings 3 & 4 Whole Loan will accrue interest at a rate of the greater of (a) 5.26386% per annum, (b) the 10-year swap rate on the ARD plus 150 basis points or (c) the default rate as defined in the loan documents (the “Adjusted Interest Rate”). In addition, to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied as described in footnote 2 above.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-A	$2,750,000	$2,750,000	MFTII 2019-B3B4	No
A-2-A	$1,125,000	$1,125,000	MFTII 2019-B3B4	No
A-3-A	$1,125,000	$1,125,000	MFTII 2019-B3B4	No
A-1-B	$65,000,000	$65,000,000	Barclays Capital Real Estate Inc.	(1)
A-1-C	$50,000,000	$50,000,000	BANK 2019-BNK19	No
A-1-D	$49,750,000	$49,750,000	Barclays Capital Real Estate Inc.	No
A-1-E	$25,000,000	$25,000,000	Barclays Capital Real Estate Inc.	No
A-2-B	$50,000,000	$50,000,000	Deutsche Bank AG, New York Branch	No
A-2-C	$27,625,000	$27,625,000	Deutsche Bank AG, New York Branch	No
A-3-B	$50,000,000	$50,000,000	Goldman Sachs Bank USA	No
A-3-C	$27,625,000	$27,625,000	Goldman Sachs Bank USA	No
B-1	$85,250,000	$85,250,000	MFTII 2019-B3B4	Yes(1)
B-2	$34,875,000	$34,875,000	MFTII 2019-B3B4	Yes(1)
B-3	$34,875,000	$34,875,000	MFTII 2019-B3B4	Yes(1)
Total	$505,000,000	$505,000,000

(1)	The controlling note holder with respect to the Moffett Towers – Buildings 3 & 4 Whole Loan will be (i) prior to a control appraisal period, the controlling class certificateholder under the MFTII 2019-B3B4 securitization, or (ii) during a control appraisal period, the holder of Note A-1-B or the directing certficateholder of the securitization trust that holds Note A-1-B. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus

The Borrower and Borrower Sponsor. The borrower is MT2 B3-4 LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers – Buildings 3 & 4 Whole Loan. The non-recourse carve-out guarantor of the Moffett Towers – Buildings 3 & 4 Whole Loan is Paul Guarantor LLC, and the borrower sponsor is The Jay Paul Company.

Founded in 1975, Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development, and management of commercial properties throughout California with a special focus on creating the best-in-class projects for leading technology firms. Since 2000, Jay Paul Company has closed on more than $12.0 billion in debt and equity financings through a variety of large financial institutions. Jay Paul Company has developed over 13.0 million square feet of institutional quality space including projects for Apple, Google, Amazon, Facebook, Motorola, Microsoft, Boeing, Philips Electronics, Ariba, HP, Rambus, Synopsys, Nokia, DreamWorks and Tencent. Jay Paul Company is committed to green, sustainable development with over 11.0 million square feet of LEED certified office space and over 9.0 million square feet of LEED Platinum certified office space. Jay Paul Company has 25 office/R&D buildings in Moffett Park, totaling nearly 7.2 million square feet, including Moffett Place, Moffett Gateway, Technology Corners, Moffett Towers and Moffett Towers II.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

The Property. The Moffett Towers – Buildings 3 & 4 Property consists of two identical, newly-constructed eight-story buildings totaling 701,266 square feet of Class A office space that is 100.0% leased to Facebook through May 31, 2034 and is located in Sunnyvale, California. The Moffett Towers - Buildings 3 & 4 Property is the third and final phase of the approximately 1.8 million square foot, five-building Moffett Towers II Campus and is situated on 13.4 acres of the 47.4 acre campus. In addition to approximately $80.5 million in allocated land acquisition costs, the construction and development of the collateral buildings, exclusive of tenant-funded builds outs, will result in approximately $506.2 million of capital improvements to the buildings, comprised of $483.0 million in construction costs and approximately $23.2 million in tenant improvement allowances which were reserved at origination. The Moffett Towers – Buildings 3 & 4 Property also features access to a 59,648 square foot non-collateral fitness/amenities building and separate parking structures with an overall parking ratio of 3.3 spaces per 1,000 square feet. In connection with the fitness/amenities space and parking structure, the borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement made by Moffett Towers II Association LLC, an affiliate of the borrower sponsor, and the owner of the common area buildings at the Moffett Towers II Campus (see “Amenities and Common Areas” section below). As of August 1, 2019, the Moffett Towers – Buildings 3 & 4 Property was 100.0% leased to Facebook.

Sole Tenant.

Facebook (701,266 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 5/31/2034 lease expiration) –Facebook is leasing both buildings on two separate 350,633 square-foot triple-net leases, each with two seven-year extension options and no termination options. Facebook is a global technology and media company focused on building products that enable people to connect and share with friends and family through mobile devices, personal computers and other digital platforms. Facebook’s products include Facebook, Instagram, Messenger, WhatsApp and Oculus. As of year end 2018, daily and monthly active users were 1.52 billion and 2.32 billion, respectively, representing a 9% increase year-over-year. 2018 revenue was $55.84 billion, up 37.4% from year end 2017. Facebook executed their leases at the Moffett Towers – Buildings 3 & 4 Property in March 2018 and took possession of the spaces in May and June 2019. According to the borrower sponsor, Facebook is currently utilizing Level10 (Jay Paul Company’s related contracting company) to complete their build out of Building 5 (non-collateral) and is expected to move employees into that building by August 2019. Facebook is expected to begin their first phase of build out in August 2019 of Building 3 and move employees in by the end of 2019 or early 2020. The last building which Facebook will phase in will be Building 4.

The following table presents certain information relating to the tenancy at the Moffett Towers – Buildings 3 & 4 Property:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/ KBRA/ S&P)(2)	Tenant NRSF(3)	% of NRSF	Annual U/W Base Rent PSF(4)(5)	Annual U/W Base Rent(4)(5)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Facebook	NR/NR/NR	701,266	100.0%	$65.98(4)	$46,272,943(4)	100.0%	5/31/2034	2, 7-year(6)	N
Vacant Space		0	0.0

Total		701,266	100.0%	$65.98	$46,272,943	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Tenant NRSF excludes the 23,860 square feet of shared building amenities space.

(4)	Annual U/W Base Rent PSF and Annual U/W Base Rent include straight-line rent for Facebook from February 2020 through Facebook’s lease term totalling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.

(5)	Base Rent PSF and Base Rent includes average rent for each of the two Facebook leases from February 2020 through the maturity of the Moffett Towers – Buildings 3 & 4 Whole Loan and excludes the related amenities rent.

(6)	Facebook has two, seven-year renewal option at 95% of the fair market rent at the time of the renewal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers – Buildings 3 & 4 Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF	Cumulative Expiring NRSF(3)	Cumulative % of Total NRSF	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	2	701,266	100.0%	701,266	100.0%	$46,272,943	100.0%	$65.98
Vacant	0	0	0.0%	701,266	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	701,266	100.0%			$46,272,943	100.0%	$65.98

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Expiring NRSF and Cumulative Expiring NRSF excludes 23,860 square feet of shared amenities space.

(4)	Annual U/W Base Rent PSF and Annual U/W Base Rent include straight-line rent for Facebook from February 2020 through Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.

The following table presents historical occupancy percentages at the Moffett Towers – Buildings 3 & 4 Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	8/1/2019(2)
NAP	NAP	NAP	NAP	100.0%

(1)	Historical occupancies are not available as the Moffett Towers – Buildings 3 & 4 Property was constructed in 2019.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Moffett Towers – Buildings 3 & 4 Property:

Cash Flow Analysis

	U/W	%(1)	U/W $ per SF(2)
Base Rent(3)	$37,708,475	63.8%	$52.00
Amenities Rent(3)	1,282,857	2.2	1.77
Straight-line Office Rent(3)	8,564,468	14.5	11.81
Straight-line Amenities Rent(3)	291,524	0.5	0.40
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$47,847,323	80.9%	$65.98
Other Income	0	0.0	0.00
Total Recoveries	11,259,997	19.1	15.53
Net Rental Income	$59,107,320	100.0%	$81.51
(Vacancy & Credit Loss)	(1,477,683)(4)	(3.1)	(2.04)
Effective Gross Income	$57,629,637	97.5%	$79.48

Real Estate Taxes	6,490,000	11.3	8.95
Insurance	430,152	0.7	0.59
Management Fee	1,152,593	2.0	1.59
Other Operating Expenses	3,187,252	5.5	4.40
Total Operating Expenses	$11,259,997	19.5%	$15.53

Net Operating Income	$46,369,641	80.5%	$63.95
Replacement Reserves	145,025	0.3	0.20
TI/LC	0	0.0	0.00
Net Cash Flow	$46,224,616	80.2%	$63.75

NOI DSCR(5)	3.47x
NCF DSCR(5)	3.46x
NOI DY(5)	13.2%
NCF DY(5)	13.2%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Based on 725,126 square feet which is inclusive of 23,860 square feet of the non-collateral fitness/amenities building. The amenities building is a two-story structure located at the center of the Moffett Towers II Campus that contains 59,648 square feet of net rentable area. Each building is assessed a 20% portion for common use of this facility.

(3)	Straight-line Office Rent for Facebook is from February 2020 through Facebook’s lease term totaling approximately $8.6 million. Facebook has executed a lease for and has taken possession of each of its spaces but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. Base Rent PSF and Base Rent reflect annualized amounts due in February 2020, after the dates in which Facebook is required to commence paying rent. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases. Rents in place also includes approximately $1.3 million in amenities rent and $291,524 in straight-lined amenities rent.

(4)	The underwritten economic vacancy is 2.5%. The Moffett Towers – Buildings 3 & 4 Property was 100.0% physically occupied as of August 1, 2019.

(5)	DSCRs and DYs on the Moffett Towers – Buildings 3 & 4 Senior Loan amount.

Appraisal. The appraiser concluded to an appraised value for the Moffett Towers – Buildings 3 & 4 Property of $790,000,000. The valuation date for Building 3 is January 1, 2020, and the valuation date for Building 4 is December 1, 2019. The appraised value assumes that any rent concessions and/or outstanding tenant improvements and leasing commissions are deposited into a reserve account. At loan origination, the borrower deposited $16,127,329 for free rent for Facebook and $23,165,933 for outstanding tenant improvements and leasing commissions for Facebook. As of the valuation date of May 3, 2019, the Moffett Towers – Buildings 3 & 4 Property had an “as-is” appraised value of $726,000,000. The appraiser also concluded a “hypothetical go-dark” appraised value of $610,000,000 equating to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.4%.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2019, there was no evidence of any recognized environmental conditions at the Moffett Towers – Buildings 3 & 4 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

Market Overview and Competition. The Moffett Towers – Buildings 3 & 4 Property is located in Moffett Park, in Sunnyvale, California within Silicon Valley. Moffett Park is a 519-acre area. Notable technology firms currently in Moffett Park include Google, Hewlett Packard, Juniper Networks, Amazon, Lockheed Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers – Buildings 3 & 4 Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II Campus and services the surrounding residential communities. Moffett Towers is comprised of five recently redeveloped office spaces and research and development buildings owned by the members of Moffett Towers II Association, LLC, whose current members include the Moffett Towers - Buildings 3 & 4 Borrower and three other members, all of which are currently indirectly owned by the parent of the borrower sponsor. See “Description of the Mortgage Pool—Tenant Issues—Competition from Certain Nearby Properties” in the Preliminary Prospectus

Submarket Information - According to the appraisal, the Moffett Towers – Buildings 3 & 4 Property is located in the Moffett Park office submarket of Silicon Valley. As of the first quarter of 2019, the submarket contained 10.3 million square feet of office inventory with a vacancy rate of approximately 0.8%. The overall NNN asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $6.55 per square foot per month.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Moffett Towers – Buildings 3 & 4 Property:

Market Rent Summary(1)

Market Rent (PSF)	$60.00
Lease Term (Years)	10
Concessions	6 mos.
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.0% per annum
Tenant Improvements (New Tenants) (PSF)	$40.00
Tenant Improvements (Renewals) (PSF)	$20.00

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Moffett Towers – Buildings 3 & 4 Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
221 North Mathilda Avenue	Sunnyvale, CA	154,987	Mar-19	$182,999,350	$1,180.74
601 South California Avenue	Palo Alto, CA	111,653	Apr-18	$145,099,773	$1,299.56
1001 North Shoreline Boulevard	Mountain View, CA	132,960	Mar-18	$153,999,590	$1,158.24
10900 North Tantau Avenue	Cupertino, CA	100,481	Feb-17	$78,000,386	$776.27
410-430 North Mary Avenue	Sunnyvale, CA	349,758	Feb-17	290,701,362	$831.15

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to comparable properties to Moffett Towers – Buildings 3 & 4 Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Adjusted Annual Base Rent PSF	TI Allowance PSF	Lease Type
Moffett Towers II 1111 Lockheed Martin Way Sunnyvale, CA	2017/NAP	350,663	1.0 miles	100.0%	10.5 Yrs	350,663	$51.60	$65.00	NNN
520 Almanor Avenue 520 Almanor Avenue Sunnyvale, CA	2019/NAP	231,000	1.6 miles	100.0%	12.5 Yrs	231,000	$58.08	$80.00	NNN
599 North Mathilda Avenue 599 North Mathilda Avenue Sunnyvale, CA	2000/NAP	76,031	1.6 miles	100.0%	5.3 Yrs	76,031	$50.16	$10.00	NNN
Grove 221 221 North Mathilda Avenue Sunnyvale, CA	2018/NAP	154,987	2.2 miles	100.0%	12.0 Yrs	154,987	$69.60	$83.71	NNN
Pathline Park Phase A Building 10 North Mary Avenue Sunnyvale, CA	2019/NAP	360,100	3.3 miles	100.0%	12.0 Yrs	360,100	$60.36	$70.00	NNN
1001 North Shoreline Boulevard 1001 North Shoreline Boulevard Mountain View, CA	2017/NAP	132,960	3.9 miles	100.0%	12.0 Yrs	132,960	$67.20	$50.00	NNN

(1)	Information obtained from appraisal.

Escrows.

Real Estate Taxes – At origination, the borrower was required to escrow $525,523 for real estate taxes. The borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months, currently equal to $87,587, adjusted to reflect a credit for any prepaid taxes.

Insurance – The borrower will not be required to make monthly payments of one-twelfth of the insurance premiums the lender estimates will be payable during the next twelve months as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – The borrower is required to make monthly payments of $12,085 into the replacement reserve account upon the occurrence and continuance of a Trigger Period (as defined below).

Free Rent Reserve – The borrower is required to deposit $16,127,329 into a free rent reserve fund at closing to fund free rent for Facebook from August 2019 to December 2019.

Outstanding TI/LC Reserve – The borrower is required to deposit $23,165,933 into a reserve to fund outstanding tenant improvements and leasing commissions for Facebook.

Lease Sweep Reserve – Upon the occurrence of a Lease Sweep Period (as defined below), the borrower is required to escrow $1,031,600 on each monthly payment date during the continuance of such Lease Sweep Period up to the Lease Sweep and Debt Service Reserve Cap (as defined below).

Lockbox and Cash Management. The Moffett Towers – Buildings 3 & 4 Whole Loan documents require a hard lockbox with upfront cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The Moffett Towers – Buildings 3 & 4 Whole Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within one business day after receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers – Buildings 3 & 4 Mezzanine Loan (as defined below) and, during a Lease Sweep Period, to the payment of an amount equal to $1,031,600 on each monthly payment date to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap. Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Moffett Towers – Buildings 3 & 4 Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers – Buildings 3 & 4 Whole Loan.

A “Trigger Period” will commence following the occurrence of (i) July 6, 2029; (ii) an event of default; (ii) a Low DSCR Period (as defined below); (iv) a Lease Sweep Period; or (v) event of default under the Moffett Towers – Buildings 3 & 4 Mezzanine Loan and end

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

at such time, if ever, as the foregoing clauses (i) to (v) giving rise to the Trigger Period have been cured in the manner set forth in the Moffett Towers – Buildings 3 & 4 Whole Loan documents.

A “Low DSCR Period” will commence if as on any calculation date (i) the Moffett Towers – Buildings 3 & 4 Property is not fully leased to either (a) Facebook or (b) one or more investment grade entities pursuant to a lease(s) that is substantially on the same or better terms as the Facebook lease and (ii) the debt service coverage ratio is less than 1.90x or the combined debt service coverage ratio being less than 1.50x.

A “Lease Sweep Period” means, prior to the ARD, any period (i) commencing upon the date that Facebook (or any replacement tenant) cancels, terminates or delivers notice of cancellation or termination of its lease with respect to all or a material portion of its space (at least 40,000 or more square feet of space (or, if a full floor of space is less than 40,000 square feet of space, a full floor of space)) and ending when (a) both (1) a replacement tenant acceptable to the lender has accepted delivery of the premises in question and the occupancy conditions are satisfied and (2) the debt service coverage ratio (as calculated under the Moffett Towers – Buildings 3 & 4 Whole Loan documents) is at least equal to the debt service coverage ratio immediately prior to such period or (b) $35.00 per rentable square foot for the terminated space has been reserved, (ii) commencing upon the date that Facebook (or any replacement tenant) goes dark at 20% or more of its leased space (unless such tenant or replacement tenant is an investment grade entity) and ending when (a) a replacement tenant acceptable to the lender has accepted delivery of the premises in question and is paying rent under a qualified replacement lease or an investment grade subtenant has assumed the lease or (b) $50.00 per rentable square foot for the terminated space has been reserved, (iii) during the continuance of a default of the lease of Facebook (or any replacement tenant) beyond any applicable notice and cure period and ending when (a) such default is cured and no other default occurs for three consecutive months following such cure or (b) $35.00 per rentable square foot for the terminated space has been reserved, (iv) commencing upon the occurrence of an insolvency proceeding involving Facebook (or any replacement tenant) (an “Insolvency Trigger”) and ending when such insolvency proceedings have been terminated and the lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Facebook becomes rated by at least two Fitch Ratings, Inc., Moody’s Investors Service, Inc., and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC) and is subsequently downgraded below investment grade and ending when (a) a replacement tenant or an investment grade subtenant has assumed the lease, (b) Facebook (or its parent entity) is restored as an investment grade entity or (c) $50.00 per rentable square foot for terminated space has been reserved.

A Lease Sweep Period (other than a Lease Sweep Period triggered by an Insolvency Trigger) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to the Lease Sweep and Debt Service Reserve Cap.

The “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (iii) above, $24,544,310 ($35.00 per square foot), (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) above, $35.00 per square foot of terminated space, (iii) with respect to a Lease Sweep Period continuing pursuant to clause (ii) above, whether or not a Lease Sweep Period pursuant to clause (i) and/or (iii) above is concurrently continuing, $50.00 per square foot of dark space or (iv) with respect to clause (v) above, whether or not a Lease Sweep Period pursuant to clause (i), (ii) and/or (iii) above, $35,063,300 ($50.00 per square foot).

The “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing under clauses (iii) and/or (v) of the definition thereof, $21,037,980 or (ii) with respect to a Lease Sweep Period continuing under clauses (i) and/or (ii) of the definition thereof, $30.00 per rentable square foot of dark space and/or terminated space, as applicable.

Property Management. The Moffett Towers – Buildings 3 & 4 Property is managed by an affiliate of the borrower.

Partial Release. Not permitted. However, see “Amenities and Common Areas” section below.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$50,000,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.46x
		U/W NOI Debt Yield:	13.2%

Subordinate and Mezzanine Indebtedness. The Moffett Towers – Buildings 3 & 4 B-Notes, which have an aggregate principal balance of $155,000,000, are subordinate to the Moffett Towers – Buildings 3 & 4 Senior Loan and accrue at an interest rate of 3.76386% per annum. The Moffett Towers – Buildings 3 & 4 B-Notes are coterminous with the Moffett Towers – Buildings 3 & 4 Senior Loan. The holders of the Moffett Towers – Buildings 3 & 4 B-Notes have entered into a co-lender agreement that sets forth the allocation of collections on the Moffett Towers – Buildings 3 & 4 Whole Loan. Based on the Moffett Towers – Buildings 3 & 4 Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 63.9%, 2.40x and 9.2%, respectively.

Additionally, a $85,000,000 mezzanine loan was funded concurrently with the origination of the Moffett Towers – Buildings 3 & 4 Whole Loan (the “Moffett Towers – Buildings 3 & 4 Mezzanine Loan”), which is secured by the direct equity ownership in the borrower. The Moffett Towers Buildings 3 & 4 Mezzanine Loan is coterminous with the Moffett Towers Buildings 3 & 4 Loan Combination and accrues interest at a per annum rate equal to (i) prior to the ARD, 5.75% and (ii) from and after the ARD, the greater of (a) 7.25% and (b) the 10-year swap rate on the ARD plus 150 basis points. Including the Moffett Towers – Buildings 3 & 4 Whole Loan and Moffett Towers – Buildings 3 & 4 Mezzanine Loan, the total debt Cut-off Date LTV, total debt UW NCF DSCR and total debt UW NOI Debt Yield are 74.7%, 1.91x and 7.9%, respectively.

Moffett Towers – Buildings 3 & 4	Original Principal Balance	Interest Rate	Anticipated Repayment Date (mos.)	Original IO Term (mos.)	UW NOI Debt Yield	UW NCF DSCR	Cutoff Date LTV
Senior Loan	$350,000,000	3.76386%	120	120	13.2%	3.46x	44.3%
Whole Loan	$155,000,000	3.76386%	120	120	9.2%	2.40x	63.9%
Mezzanine Loan	$85,000,000	7.25000%	120	120	7.9%	1.91x	74.7%
Total Debt	$590,000,000	4.0500%			7.9%	1.91x	74.7%

Amenities and Common Areas. The Moffett Towers – Buildings 3 & 4 Property features access to the fitness/amenities building and the enclosed parking structure (the “Common Areas”). To govern access to the Common Areas, the borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement made by MT II LLC, an affiliate of the borrower sponsor (the “Project CCR”). The Project CCR grants the borrower non-exclusive easement rights over the Common Areas. Ownership of the Common Areas governed by the Project CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the borrower and the owners of buildings 1, 2 and 5. The Association is obligated to maintain insurance coverage for the Common Areas and is also responsible for the maintenance of the Common Areas, subject to the terms of the Facebook leases. The Project CCR delineates shares of the voting interest in the Association based on the number of buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. Each building is entitled to a one-fifth share (20.0%) share of the voting interest in the Association.

The borrower may consent to a subdivision of the Common Areas to a reduced common area parcel and a separate parcel owned by and on which an affiliate of the borrower may construct an office building additional parking and other common area improvements. Such subdivision would be subject to certain conditions, including but not limited to, lender's consent not to be unreasonably withheld and provided that the release will may not adversely affect use or access to or from the common area and the Moffett Towers – Buildings 3 & 4 Property.

Right of First Refusal. Pursuant to its leases, Facebook has the right of first refusal to purchase Building 3 and/or Building 4 upon a proposed sale to a direct competitor (which includes Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation).

Terrorism Insurance. The Moffett Towers – Buildings 3 & 4 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers – Buildings 3 & 4 Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance: The Moffett Towers – Buildings 3 & 4 Property is located within seismic zone 4 and has a probable maximum loss of 3%. The borrower obtained earthquake insurance under a blanket policy with a limit of $170.0 million per occurrence.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

ORANGE STREET
LA|FITNESS.
NORTH PARKING AREA
FREMONT AVENUE
DATE AVENUE
RETAIL
SOUTHEAST PARCEL
SOUTH PARKING AREA
MISSION ROAD
Collateral
Parking Garage
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

The Alhambra
1000 South Fremont Avenue;
1127-1131 South Fremont Avenue
Alhambra, CA 91803
Burbank
Glendale
Pasadena
Arcadia
Alhambra
El Monte
LOS ANGELES
Santa Monica
E. Los Angeles
Montebello
Pico Rivera
Whittier
Florence
South Gate
Lynwood
Inglewood
Downey
El Segundo
Hawthorne
Gardena
Compton
Paramount
Norwalk
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
Garden Grove
LONG BEACH
Huntington Beach
Pacific Oaks College
Foothill Fwy
METRO GOLD LINE
LAKE
ALLEN
Downtown
Avon Distribution Center
CIVIC CENTER MIDTOWN
OLD PASADENA
Colorado Blvd
Norton Simon Museum
PASEO COLORADO
SOUTH LAKE AVENUE DISTRICT
Pasadena City College
Del Mar Blvd
DEL MAR
Shops on Lake Avenue
California Institute of Technology
California Blvd
Fair Oaks Ave
Orange Grove Blvd
FILLMORE
PASADENA
San Gabriel Blvd
Huntington Memorial Hospital
Glenarm St
Huntington Library and Botanical Gardens
Japanese Gardens
Huntington Dr
The Tap Room
Lacy Park
Monterey Rd
Pasadena Fwy
East San Gabriel
HISTORIC DISTRICT
South Pasadena
San Marino
Los Robles Ave
San Marino Ave
MISSION
Longden Ave
Highland Park
HIGHLAND PARK
METRO GOLD LINE
Monterey Rd
San Gabriel Country Club
Mission Dr
San Gabriel
Las Tunas Dr
Sierra Vista
San Gabriel Valley Medical Center
SOUTHWEST MUSEUM
LOS ANGELES COUNTY
Atlantic Blvd
Renaissance Plaza
Main St
DOWNTOWN ALHAMBRA
Mission Dr
Ernest E. Debbs Regional Park
Huntington Dr
Main St
Alhambra Place
Mission Rd
Alhambra Golf Course
Almansor Park
Fremont Plaza
Alhambra Medical Ctr.
Alhambra
LOS ANGELES
Keck School of Med. of USC Physician Assistant Program
Alliant Intl. Univ. LA
Garfield Ave
Del Mar Ave
Valley Blvd
Montecito Heights
Fremont Ave
Valley Blvd
San Gabriel Square
Alhambra Plaza
Alhambra Golden Valley Shopping Ctr.
N. Broadway
Alhambra Ave
El Sereno
San Bernardino Fwy
Hellman Ave
METROLINK SAN BERNARDINO LINE
N. Mission Rd
Cal State University Los Angeles
Fremont Plaza Ctr.
Garfield Medical Ctr.
Rosemead
Lincoln Park
Valley Blvd
Keck School of Medicine of USC
LA County Medical Center
CAL STATE L.A. METROLINK
Atlantic Place Shopping Ctr.
Garvey Ave
Garvey Ave
Soto St
Monterey Park Plaza
San Bernardino Fwy
Monterey Park GC
Monterey Park
Eastern Ave
Monterey Pass Rd
Monterey Park Historical Museum
Downtown Los Angeles 3 miles
Wabash Ave
Garvey Reservoir
Wellington Heights
Long Beach Fwy
Atlantic Blvd
Garfield Ave
Hill Dr
SOTO
East Los Angeles Comm. College
Galleria Monterey
Cesar E. Chavez Ave
METRO
4th St
Maravilla
Atlantic Square
Potrero Grande Dr
GOLD LINE
INDIANA
MARAVILLA
EAST LA CIVIC CENTER
ATLANTIC
Pomona Fwy
The Shops at Montebello
E. Beverly Blvd
Montebello Country Club
Montebello Plaza
Findlay Ave
N. Montebello Blvd
East Los Angeles
Whittier Blvd
Montebello

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – The Alhambra

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$50,000,000		Location:	Alhambra, CA
	Cut-off Date Balance(1):	$50,000,000		Size:	931,891 SF
	% of Initial Pool Balance:	3.8%		Cut-off Date Balance Per SF(1):	$160.96
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$160.96
	Borrower Sponsors:	RM Properties, LLC; Future Land International LLC; Wayne Ratkovich		Year Built/Renovated:	1927/2015
	Guarantors:	RM Properties, LLC; Future Land International LLC; Wayne Ratkovich		Title Vesting:	Fee
	Mortgage Rate:	4.2200%		Property Manager:	Self-managed
	Note Date:	May 1, 2019		Current Occupancy (As of):	89.6% (4/23/2019)
	Seasoning:	3 months		YE 2018 Occupancy:	86.3%
	Maturity Date:	May 11, 2029		YE 2017 Occupancy:	80.8%
	IO Period:	120 months		YE 2016 Occupancy:	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy:	NAV
	Amortization Term (Original):	NAP		Appraised Value:	$230,500,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$247.35
	Call Protection(2):	L(27),D(89),O(4)		Appraisal Valuation Date:	February 6, 2019
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		YE 2018 NOI(3):	$13,720,618
	Additional Debt Type (Balance):	Pari Passu ($100,000,000)		YE 2017 NOI(3):	$9,652,918
				YE 2016 NOI(3):	$8,483,379
				YE 2015 NOI(3):	$9,587,137
				U/W Revenues:	$28,316,825
				U/W Expenses:	$11,975,737
Escrows and Reserves(2)				U/W NOI(3):	$16,341,088
	Initial	Monthly	Cap	U/W NCF:	$15,176,225
Taxes	$782,527	$195,631	NAP	U/W DSCR based on NOI/NCF(1):	2.54x / 2.36x
Insurance	$72,226	$24,075	NAP	U/W Debt Yield based on NOI/NCF(1):	10.9% / 10.1%
Replacement Reserve	$0	$19,414	$698,918	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.9% / 10.1%
TI/LC Reserve	$0	$77,658	$4,000,000	Cut-off Date LTV Ratio(1):	65.1%
Land Entitlement Contingency	$6,000,000	$0	NAP	LTV Ratio at Maturity(1):	65.1%
Rent Concession Reserve	$2,231,181	$0	NAP
Existing TI/LC Reserve	$9,668,624	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$150,000,000	100.0%	Loan payoff	$106,528,637	71.0%
			Return of equity	23,207,192	15.5
			Upfront reserves	18,754,558	12.5
			Closing costs	1,509,614	1.0
Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

(1)	All statistical information related to the Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on The Alhambra Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section for a discussion of historical NOI fluctuations and the increase in U/W NOI compared to the most recent NOI.

The Mortgage Loan. The mortgage loan (“The Alhambra Mortgage Loan”) is part of a whole loan (“The Alhambra Whole Loan”) in the original principal balance of $150,000,000. The Alhambra Whole Loan is secured by a first priority mortgage encumbering the fee interest in a suburban office property located in Alhambra, California (“The Alhambra Property”). The Alhambra Whole Loan consists of three notes totaling $150,000,000, which notes are pari passu with each other. The Alhambra Mortgage Loan represents the non-controlling Notes A-2 and A-3, which have an aggregate original principal balance of $50,000,000. The Alhambra Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK18 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

The Alhambra Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2019-BNK18	Yes
A-2	$30,000,000	$30,000,000	BANK 2019-BNK19	No
A-3	$20,000,000	$20,000,000	BANK 2019-BNK19	No
Total	$150,000,000	$150,000,000

The Borrower and Borrower Sponsors. The borrower is ELITE-TRC Alhambra Community LLC, a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors (“The Alhambra Borrower”). Legal counsel to The Alhambra Borrower delivered a non-consolidation opinion in connection with the origination of The Alhambra Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Wayne Ratkovich; Future Land International LLC, a Delaware limited liability company; and RM Properties, LLC, a California limited liability company.

Wayne Ratkovich is the President and CEO of The Ratkovich Company (“TRC”), a real estate development company based in Los Angeles, California that Mr. Ratkovich founded in 1977. Specializing in urban infill and rehabilitation projects, TRC’s accomplishments range from large-scale entitlement endeavors to retail, office, entertainment and mixed-use projects. TRC engages in both new development and the re-use of existing buildings, including nearly 20 properties of historic landmark status. Since inception, TRC has developed more than 18.0 million square feet of real estate valued at more than $2.7 billion. RM Properties, LLC is the entity that holds the current operating partner interests of TRC. The current holdings of RM Properties, LLC include San Pedro Public Market, The Alhambra, The Hercules Campus, and 5900 Wilshire.

Future Land International LLC (“Future Land”) is 95.0% indirectly owned by Future Land Development Holdings Co., Ltd., a Shanghai-based, publicly traded company that engages in the development and investment of properties and holds all of Future Land’s U.S. investments. The Alhambra Property is Future Land’s largest investment in the U.S.

While not a borrower sponsor or guarantor, Elite International Investment Fund (“EIIF”) holds an approximately 45.0% equity interest in The Alhambra Borrower. Founded in 2013, EIIF is sponsored by the Chinese investment fund National Federation of Real Estate Chamber of Commerce, which focuses on overseas real estate investment opportunities.

The Property. The Alhambra Property is a 931,891 square foot suburban office property located in Alhambra, California. Situated on two non-contiguous sites totaling 27.7 acres, The Alhambra Property comprises 16 office buildings ranging from one to seven stories totaling 863,470 square feet, a free-standing LA Fitness facility comprising 50,558 square feet, and three retail buildings totaling 17,863 square feet (the “Retail Center”), which are connected to the office component of The Alhambra Property via a pedestrian bridge. The office component of The Alhambra Property was constructed in phases between 1927 and 1981, with the Retail Center built in 2004 and the LA Fitness building constructed in 2009. The Alhambra Property is LEED Gold Certified, has an Energy Star Rating of 91 and contains five Bloom Energy Boxes (fuel cells) that are natural gas fueled and produce approximately 25% of the total energy output, per the appraisal. The Alhambra Property has a campus-like setting with amenities including a walking path, car wash, “giant games”, putting green and a large outdoor common area with complimentary wireless internet. As of April 23, 2019 The Alhambra Property was 89.6% occupied by 40 office tenants and 10 retail tenants. Investment grade tenants account for approximately 65.7% of the NRA and 67.7% of underwritten base rent at The Alhambra Property.

The collateral of The Alhambra Property contains two parking garages and one surface parking lot (known as the “South Parking Area”). The Alhambra Property also has the right to access and use surface parking areas along the north and east of the property (known as the “North Parking Area” and the “Southeast Parcel”; not part of the collateral) pursuant to an easement. In total, the office component of The Alhambra Property currently has access to 3,254 parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of NRA (there are an additional 135 surface parking spaces for the Retail Center). The borrower sponsors have submitted an application to pursue the entitlement of the North Parking Area and the Southeast Parcel in order to construct a mixed-use development consisting of for-sale residential townhomes, for-rent apartments, and ground floor retail space. Per the appraisal, the application was submitted in May 2017 and has not yet received entitlements. The construction of this development would result in the loss of approximately 973 parking spaces; however, part of the entitlement entails the borrower sponsor developing a replacement 5-story parking structure, containing 490 parking spaces (the “Date Avenue Parking Structure”), resulting in an estimated total of approximately 2,771 parking spaces, equating to a parking ratio of 3.0 spaces per 1,000 square feet of NRA. The Alhambra Borrower also has the right to release the South Parking Area from the collateral of The Alhambra Whole Loan, which would result in the loss of 503 parking spaces; however, such release requires the completion of and commencement of operations at the Date Avenue Parking Structure as well as evidence that The Alhambra Property complies with all applicable zoning laws and major leases, among other requirements (see “Release of Property” section below). Assuming the loss of parking from the North Parking Area, Southeast Parcel and South Parking Area as well as the completion of the Date Avenue Parking Structure, The Alhambra Property would have access to 2,268 parking spaces, which equates to 2.4 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

Major Tenants.

Largest Tenant by UW Base Rent: USC (NR/Aa1/AA by Fitch/Moody’s/S&P, 137,334 square feet, 14.7% of Net Rentable Area; 16.6% of underwritten base rent, various lease expiration dates). The University of Southern California (“USC”) is a private university located in Los Angeles and is the largest private employer in the County of Los Angeles. Home to the College of Letters, Arts and Sciences, as well as 21 other academic schools and units, USC had a total enrollment of approximately 47,500 for the 2018-2019 academic year. USC’s Keck School of Medicine, which has its campus approximately 3.1 miles southwest of The Alhambra Property, has been a tenant since October 2000. USC recently expanded its space by 41,182 square feet, executing new leases in May 2018 for 34,711 square feet and January 2019 for 6,471 square feet. USC has one, three-year renewal option at 95.0% of the fair market rental rate following its respective lease expirations in 2020 and 2024.

2nd Largest Tenant by UW Base Rent: ELARC (AA-/Aa3/AA- by Fitch/Moody’s/S&P, 114,448 square feet, 12.3% of Net Rentable Area; 12.9% of underwritten base rent, various lease expiration dates). The Eastern Los Angeles Regional Center (“ELARC”) is one of 21 regional centers in the state of California and is a private, nonprofit organization that works closely with and is funded by the California Department of Developmental Services. ELARC is responsible for coordinating and providing community-based services to individuals with developmental disabilities, and provides volunteer and career opportunities to community members. ELARC has been a tenant at The Alhambra Property since August 2002. ELARC has one, five-year renewal option at the fair market rental rate following its respective lease expirations in 2025 and 2026.

3rd Largest Tenant by UW Base Rent: CLA – Public Health (AA-/Aa3/AA- by Fitch/Moody’s/S&P, 109,882 square feet, 11.8% of Net Rentable Area; 12.8% of underwritten base rent, various lease expiration dates). The County of Los Angeles’ (“CLA”) Public Health department works to protect and improve health and well-being of residents in Los Angeles County. Los Angeles County is the largest county in the United States and is home to over 10 million residents and a travel destination for millions each year. CLA – Public Health focuses on reducing health disparities through collaborations with a wide-range of partners. CLA – Public Health has been a tenant at The Alhambra Property since August 2000. CLA – Public Health has the right to terminate its lease with respect to its 50,525 square feet space effective January 1, 2025 with 12 months’ prior notice, subject to a termination fee in an amount equal to unamortized tenant improvement allowance. In addition, a different division of CLA, CLA – Health Finance, leases 68,148 square feet at The Alhambra Property and accounts for 7.3% of the Net Rentable Area and 10.0% of underwritten base rent. Another division of CLA, CLA – Public Works, leases 42,807 square feet at The Alhambra Property and accounts for 4.6% of the net rentable area and 4.7% of underwritten base rent. The headquarters of CLA – Public Works is located adjacent to The Alhambra Property.

The following table presents certain information relating to the tenancy at The Alhambra Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
USC	NR/Aa1/AA	137,334	14.7%	$30.36	$4,169,714	16.6%	Various(3)	1, 3-year	N
ELARC	AA-/Aa3/AA-	114,448	12.3%	$28.32	$3,240,930	12.9%	Various(4)	1, 5-year	N
CLA – Public Health	AA-/Aa3/AA-	109,882	11.8%	$29.25	$3,213,770	12.8%	Various(5)	(6)	Y(7)
CLA – Health Finance	AA-/Aa3/AA-	68,148	7.3%	$36.82	$2,509,496	10.0%	11/30/2026	NAP	N
LA Fitness	NR/NR/NR	50,558	5.4%	$33.75	$1,706,333	6.8%	8/25/2028	2, 5-year	N
Total Major Tenants		480,370	51.5%	$30.89	$14,840,243	59.0%

Non-Major Tenant		354,767	38.1%	$29.02	$10,293,662	41.0%

Occupied Collateral Total		835,137	89.6%	$30.10	$25,133,905	100.0%

Vacant Space		96,754	10.4%

Collateral Total		931,891	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2020 totaling $658,231 and straight-line rent averaging totaling $537,896 for investment grade tenants over their remaining lease terms.

(3)	USC leases a total of 137,334 square feet with 73,677 square feet expiring on 8/31/2020, 34,711 square feet expiring on 2/16/2024, 22,475 square feet expiring on 3/1/2024, and 6,471 square feet expiring on 9/1/2024.

(4)	ELARC leases a total of 114,448 square feet with 7,771 square feet expiring on 1/31/2025 and 106,677 square feet expiring on 7/31/2026.

(5)	CLA – Public Health leases a total of 109,882 square feet with 42,250 square feet expiring on 11/30/2020, 17,107 square feet expiring on 3/31/2022, and 50,525 square feet expiring on 12/11/2025.

(6)	CLA – Public Health has one, 5-year renewal option on its 42,250 square feet of space, and two, 5-year renewal options on its 50,525 square feet of space.

(7)	CLA – Public Health may terminate its lease with respect to its 50,525 square feet of space effective January 1, 2025 with 12 months’ prior notice, subject to a termination fee in an amount equal to the unamortized tenant improvement allowance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

The following table presents certain information relating to the lease rollover schedule at The Alhambra Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
2019	13	8,497	0.9%	8,497	0.9%	$365,493	1.5%	$43.01
2020	28	243,427	26.1%	251,924	27.0%	$7,276,118	28.9%	$29.89
2021	18	49,139	5.3%	301,063	32.3%	$1,440,943	5.7%	$29.32
2022	5	21,390	2.3%	322,453	34.6%	$673,628	2.7%	$31.49
2023	2	3,775	0.4%	326,228	35.0%	$117,579	0.5%	$31.15
2024	9	69,189	7.4%	395,417	42.4%	$1,960,969	7.8%	$28.34
2025	13	143,092	15.4%	538,509	57.8%	$4,401,854	17.5%	$30.76
2026	10	174,825	18.8%	713,334	76.5%	$5,512,634	21.9%	$31.53
2027	0	0	0.0%	713,334	76.5%	$0	0.0%	$0.00
2028	6	90,481	9.7%	803,815	86.3%	$2,983,374	11.9%	$32.97
2029	2	13,651	1.5%	817,466	87.7%	$401,315	1.6%	$29.40
Thereafter(4)	14	17,671	1.9%	835,137	89.6%	$0	0.0%	$0.00
Vacant	0	96,754	10.4%	931,891	100.0%	$0	0.0%	$0.00
Total/Weighted Average	120	931,891	100.0%			$25,133,905	100.0%	$30.10

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

(4)	Includes non-revenue generating space totaling 17,671 square feet for the café, auditorium, conference rooms, engineering shop, storage, mail room, and other various spaces.

The following table presents historical occupancy percentages at The Alhambra Property:

Historical Occupancy

12/31/2017(1)	12/31/2018(1)	4/23/2019(2)
80.8%	86.3%	89.6%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Alhambra Property:

Cash Flow Analysis

	2015	2016	2017(1)	2018(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$16,895,395	$15,827,397	$17,628,901	$21,286,927	$24,475,674	78.7%	$26.26
Contractual Rent Steps	0	0	0	0	658,231	2.1	0.71
Credit Tenant Rent Average	0	0	0	0	537,896	1.7	0.58
Grossed Up Vacant Space	0	0	0	0	2,781,678	8.9	2.98
Gross Potential Rent	$16,895,395	$15,827,397	$17,628,901	$21,286,927	$28,453,479	91.5%	$30.53
Other Income(3)	1,562,142	1,596,628	1,701,725	2,023,862	1,384,401	4.5	1.49
Total Recoveries	1,695,071	1,707,776	1,701,276	1,098,513	1,260,623	4.1	1.35
Net Rental Income	$20,152,608	$19,131,802	$21,031,902	$24,409,301	$31,098,503	100.0%	$33.37
(Vacancy & Credit Loss)	0	0	0	0	(2,781,678)(4)	(9.8)	(2.98)
Effective Gross Income	$20,152,608	$19,131,802	$21,031,902	$24,409,301	$28,316,825	91.1%	$30.39

Real Estate Taxes	2,239,885	2,453,447	2,658,444	2,756,010	2,347,575	8.3	2.52
Insurance	267,038	269,338	278,988	310,579	275,144	1.0	0.30
Management Fee	626,571	604,886	559,515	686,691	849,505	3.0	0.91
Other Operating Expenses	7,431,977	7,320,751	7,882,037	6,935,404	8,503,513	30.0	9.13
Total Operating Expenses	$10,565,471	$10,648,423	$11,378,985	$10,688,684	$11,975,737	42.3%	$12.85

Net Operating Income	$9,587,137	$8,483,379	$9,652,918	$13,720,618	$16,341,088	57.7%	$17.54
Replacement Reserves	0	0	0	0	232,973	0.8	0.25
TI/LC	0	0	0	0	931,891	3.3	1.00
Net Cash Flow	$9,587,137	$8,483,379	$9,652,918	$13,720,618	$15,176,225	53.6%	$16.29

NOI DSCR(5)	1.49x	1.32x	1.50x	2.13x	2.54x
NCF DSCR(5)	1.49x	1.32x	1.50x	2.13x	2.36x
NOI Debt Yield(5)	6.4%	5.7%	6.4%	9.1%	10.9%
NCF Debt Yield(5)	6.4%	5.7%	6.4%	9.1%	10.1%

(1)	The increases in Gross Potential Rent and Net Operating Income from 2017 to U/W were primarily driven by new leases totaling 262,278 square feet and $8,548,258 of new rental revenue, renewal leases for 54,074 square feet totaling an increase of $61,407 in rental revenue, and re-tenanted spaces totaling 38,598 square feet and an increase of $158,173 in rental revenue. In addition, U/W includes contractual rent steps through May 2020 totaling $658,231 and credit tenant rent averaging totaling $537,896.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income is comprised of parking income, conference room rental income, vending machine income, rooftop/antenna income, and other miscellaneous income.

(4)	The underwritten economic vacancy is 9.8%. The Alhambra Property was 89.6% physically occupied as of April 23, 2019.

(5)	The debt service coverage ratios and debt yields shown are based on The Alhambra Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for The Alhambra Property of $230,500,000 as of February 6, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated March 5, 2019, there was no evidence of any recognized environmental conditions at The Alhambra Property.

Market Overview and Competition. The Alhambra Property is located in Alhambra, Los Angeles County, California, approximately 1.3 miles northwest of Interstate 10 (which provides access westbound to Los Angeles), 2.3 miles northeast of the on/off ramps for Interstate 710 (which provides access southbound to East Los Angeles and Long Beach, California), 6.5 miles northeast of the Los Angeles central business district and 24.5 miles northeast of Los Angeles International Airport. The Alhambra Property is situated approximately 0.1 miles north of the intersection of South Fremont Avenue and Concord Avenue, which, according to a third party market research provider, had a daily traffic count of approximately 44,000 vehicles as of 2017. Approximately 1.9 miles northeast of The Alhambra Property is Renaissance Plaza, a shopping center featuring a Sprouts Farmers Market, Burlington Coat Factory, Ross Dress for Less, Bank of America, Rite Aid, various restaurants and fast casual dining options and a 14-screen Edwards IMAX theater. The Alhambra Property is situated approximately 11.0 miles northeast of the main campus of the University of Southern California, which had a 2018-2019 total enrollment of approximately 47,500 students.

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of The Alhambra Property was approximately 270,137 and 775,365, respectively; and the estimated 2019 average household income within the same radii was approximately $83,846 and $80,896, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

Submarket Information – According to a third-party market research report, The Alhambra Property is situated within the Western San Gabriel Valley Office submarket of the Los Angeles Office Market. As of May 1, 2019, the Western San Gabriel Valley Office submarket reported a total inventory of approximately 12.1 million square feet with a 5.0% vacancy rate and average asking rent of $28.40 per square foot, full service gross. The submarket vacancy rate has decreased from 7.9% in 2015 and has averaged 6.7% from 2012 through 2018.

The following table presents certain information relating to the appraiser’s market rent conclusions for the office campus space at The Alhambra Property:

Market Rent Summary – Office Campus(1)

	Lower Levels	Upper Levels	A9 Upper Levels	A9 Lower Levels	LA Fitness	CLA Renewal	USC Renewal
Market Rent (PSF)	$24.00 to $26.40	$27.60 to $30.00	$28.20 to $31.20	$26.40 to $27.60	$27.00 to $33.60	$27.00 to $28.20	$28.80 to $30.00
Lease Term (Years)	5	5	5	5	10	10	10
Lease Type (Reimbursements)	FSG	FSG	FSG	FSG	NN (Double Net)	FSG	FSG
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
(1)	Information obtained from the appraisal.

The following table presents certain information relating to the appraiser’s market rent conclusions for the retail center space at The Alhambra Property:

Market Rent Summary – Retail Center(1)

	Corner Endcap	Middle Inline	Back Inline
Market Rent (PSF)	$48.00 to $54.00	$39.00 to $42.00	$24.00 to $36.00
Lease Term (Years)	5	5	5
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable office property sales to The Alhambra Property:

Comparable Office Sales(1)

Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occ.	Sale Price	Adjusted Sale Price	Sale Price |PSF	Appraiser’s Adjusted Sale Price PSF
AXIS Anaheim Anaheim, CA	Dec. 2018	1982/2015	292,311	77.0%	$83,100,000	$91,900,000	$284.29	$314.39
The Airflyte El Segundo, CA	May 2018	1976/NAP	549,222	100.0%	$167,500,000	$167,500,000	$304.98	$304.98
Centerpointe La Palma La Palma, CA	Sept. 2017	1988/NAP	525,560	90.0%	$106,100,000	$106,100,000	$201.88	$201.88
Los Angeles Corporate Center Monterey Park, CA	April 2017	1985/NAP	394,544	95.0%	$81,000,000	$81,000,000	$205.30	$205.30
Woodland Hills Corporate Center Woodland Hills, CA	Mar. 2017	1973/1995	230,833	88.0%	$51,125,000	$51,125,000	$221.48	$221.48
Empire Towers I-IV Ontario, CA	Feb. 2017	2004/NAP	400,976	91.0%	$78,500,000	$78,500,000	$195.77	$195.77
Towne Centre Plaza Foothill Ranch, CA	Jan. 2017	1999/NAP	203,749	100.0%	$40,000,000	$40,000,000	$196.32	$196.32
The Garland Center Los Angeles, CA	Jun. 2016	1983/NAP	733,000	85.0%	$204,000,000	$204,000,000	$278.31	$278.31

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

The following table presents certain information relating to comparable office leases to The Alhambra Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occ.	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
The Lakes 1000-1050 Lakes Drive, West Covina, CA	1990/NAP	187,195	91.0%	14.6 Miles	Various	May – Dec. 2017 / 3.3 – 7.8 Yrs	1,789 – 5,714	$28.20 – $31.80	FSG
Six25 625 Fair Oaks Avenue South Pasadena, CA	1987/2016	92,548	74.0%	2.5 Miles	Various	Jan. 2017 – Jan. 2018 / 3.2 - 8.0 Yrs	754 – 10,794	$33.60 – $38.40	FSG
Los Angeles Corporate Center 900, 1000, 1200 & 1255 Corporate Center Drive Monterey Park, CA	1985/NAP	396,239	83.0%	3.2 Miles	Various	Mar. – Jun. 2017 / 6.0 – 7.6 Yrs	1,656 – 83,021	$26.52 – $32.04	FSG
Pasadena Tech Center 465 North Halstead Street Pasadena, CA	1958/2015	238,205	93.0%	7.9 Miles	Various	Nov. 2015 – May 2019 / 2.0 – 7.6 Yrs	413 – 47,051	$25.68 – $33.00	MG
199 South Los Robles 199 S. Los Robles Avenue Pasadena, CA	1983/NAP	163,234	80.0%	4.7 Miles	Kaiser Permanente	May 2019 / 10.8 Yrs	20,663	$35.40	FSG
200 South Los Robles 200 S. Los Robles Avenue Pasadena, CA	1988/NAP	130,818	92.0%	4.7 Miles	Various	Oct. 2017 – Jan. 2019 / 3.1 – 5.4 Yrs	2,636 – 3,412	$34.40 – $36.60	FSG
Pasadena Office Tower 150 South Los Robles Avenue Pasadena, CA	1971/NAP	138,790	99.0%	4.8 Miles	LaMontagne & Amador LLP	Jan. 2018 / 3.2 Yrs	1,636	$34.20	FSG

(1)	Information obtained from the appraisal and third party reports.

Escrows.

Real Estate Taxes – The Alhambra Whole Loan documents require an upfront real estate tax reserve of $782,527 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $195,631).

Insurance – The Alhambra Whole Loan documents require an upfront insurance reserve of $72,226 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months (initially $24,075).

Replacement Reserve – The Alhambra Whole Loan documents require ongoing monthly replacement reserves of $19,414, subject to a cap of $698,918.

Rollover Reserve – The Alhambra Whole Loan documents require ongoing monthly rollover reserves of $77,658, subject to a cap of $4,000,000 (excluding any deposits of lease termination fees).

Land Entitlement Contingency Reserve – The Alhambra Whole Loan documents require an upfront reserve totaling $6,000,000, which represents the maximum amount of The Alhambra Borrower’s contingent obligations to the seller relating to obtaining the residential construction entitlements at The Alhambra Property.

Rent Concession Reserve – The Alhambra Whole Loan documents require an upfront reserve totaling $2,231,181 for future rent credits or abatements under existing leases.

Existing TI/LC Reserve – The Alhambra Whole Loan documents require an upfront reserve totaling $9,668,624 for outstanding tenant improvements, tenant allowances and leasing commissions related to County of Los Angeles ($7,350,886), ELARC ($1,329,185), CSULA ($556,242) and other tenants ($432,311).

Lockbox and Cash Management. The Alhambra Whole Loan documents require a lender-controlled lockbox with in-place cash management, and that The Alhambra Borrower directs the tenants to pay rent directly into such lockbox account. The Alhambra Whole Loan documents also require that all rents received by The Alhambra Borrower or the property manager be deposited into the cash management account within two business days of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with The Alhambra Whole Loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), any excess funds will be disbursed to The Alhambra Borrower. During a Cash Trap Event Period, any excess funds remaining after satisfaction of the waterfall items are required to be swept to an excess cash flow subaccount to be held by the lender as additional security for The Alhambra Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt yield (“NCF DY”) of The Alhambra Whole Loan falling below 8.0%; or

(iii)	the occurrence of a USC Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), (x) upon the NCF DY of The Alhambra Whole Loan being equal to or greater than 8.25% for two consecutive calendar quarters or (y) The Alhambra Borrower providing a letter of credit in an amount such that, if the face amount were applied to pay down the principal balance of The Alhambra Whole Loan, would result in condition (x) above being satisfied; or

●	with regard to clause (iii), a USC Trigger Event Cure (as defined below).

A “USC Trigger Event” will commence upon the earliest to occur of the following:

(i)	USC vacating more than 33% of its rentable square feet at The Alhambra Property;

(ii)	USC ceasing to operate or “going dark” with respect to at least 68,667 square feet at The Alhambra Property;

(iii)	USC filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding;

(iv)	USC no longer being an investment grade rated entity by two or more of Moody’s, S&P and Fitch (an “Investment Grade Tenant”); or

(v)	USC failing to renew or extend or enter into new lease with respect to at least 33% of its space on the earlier to occur of (x) six months prior to USC’s lease expiration date, or (y) USC’s lease renewal notice date, per the terms of its lease (current lease requires notice 6 months prior to lease expiration).

A “USC Trigger Event Cure” will occur upon the earliest of the following:

●	with regard to clauses (i)–(v) above:

o	(a) the date on which there is at least 609,423 square feet of space at The Alhambra Property leased to Investment Grade Tenants (excluding the space leased to USC) which are in occupancy and have commenced rent payment pursuant to their leases;

o	(b) The Alhambra Borrower delivering a letter of credit to the lender in a face amount of the USC Trigger Event Cap (as defined below) and otherwise in compliance with The Alhambra Whole Loan documents; or

o	(c) the aggregate amount on deposit in the excess cash flow subaccount is equal to at least the USC Trigger Event Cap.

●	with regard to clause (i) or (v) only of the definition of USC Trigger Event, USC leasing 100% of its space that it vacated or failed to renew or extend pursuant to new leases acceptable to the lender;

●	with regard to clause (ii) only of the definition of USC Trigger Event, USC having resumed operations of its business with respect to 100% of the space at The Alhambra Property where it had ceased to operate its business;

●	with regard to clause (iii) only of the definition of USC Trigger Event, such bankruptcy or similar insolvency proceeding having been dismissed and USC’s lease having been accepted and reaffirmed by USC with no material modification and USC is in occupancy and paying full rent; or

●	with regard to clause (iv) only of the definition of USC Trigger Event, USC becoming an Investment Grade Tenant.

The “USC Trigger Event Cap” means the product of (i) $50.00 and (ii) the rentable square feet of space which has been vacated to cause the USC Trigger Event.

Property Management. The Alhambra Property is managed by an affiliate of the borrower.

Release of Property.

South Parking Area – Following the defeasance lockout date, The Alhambra Borrower may obtain the release of the South Parking Area, provided that, among other things, and in accordance with The Alhambra Whole Loan documents,

●	no event of default has occurred and is continuing;

●	The Alhambra Whole Loan is partially defeased in an amount such that, following such release, (1) the NCF DSCR is greater than 2.20x and (2) the loan-to-value ratio (“LTV”) is less than 65.1% (based on a then current appraisal);

●	the lender has received reasonably satisfactory evidence that all construction has been completed and operations have commenced at the Date Avenue Parking Structure (as defined in “The Property” section above);

●	the lender has received reasonably satisfactory evidence that, following the release of the South Parking Area, The Alhambra Property complies will all applicable zoning laws, major leases, and permitted encumbrances as defined in The Alhambra Whole Loan documents;

●	prior to the transfer and release, (i) each applicable municipal authority exercising jurisdiction over The Alhambra Property has approved a lot-split ordinance or other applicable action under local law dividing the South Parking Area from the remainder of The Alhambra Property as evidenced by an updated title report and (ii) either (x) a separate tax identification number will have been issued for the South Parking Area parcel or (y) an application has been made under local law to the appropriate governmental authority for a separate tax identification number for the South Parking Area parcel and the transferee and The Alhambra Borrower will have otherwise entered into a property tax allocation agreement which has substantially the same economic effect of a tax lot subdivision;

●	a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and

●	in connection with a partial defeasance, rating agency confirmation is received.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 1000 South Fremont Avenue; 1127-1131 South Fremont Avenue Alhambra, CA 91803	Loan #10 The Alhambra	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 65.1% 2.36x 10.9%

Retail Center – Following the defeasance lockout date, The Alhambra Borrower may obtain the release of the Retail Center in connection with a bona fide sale to an unaffiliated third-party, provided that, among other things, and in accordance with The Alhambra Whole Loan documents,

●	no event of default has occurred and is continuing;

●	The Alhambra Whole Loan is partially defeased in an amount equal to $8,590,022;

●	following such release, (i) the NCF DSCR is equal to or greater than the greater of (x) 2.20x and (y) the NCF DSCR immediately prior to giving effect to the release, (ii) the LTV is equal to or less than the lesser of (a) 65.1% and (b) the LTV immediately prior to giving effect to the release and (iii) the NCF DY is equal to or greater than the greater of (1) 9.4% and (2) the NCF DY immediately prior to giving effect to the release;

●	a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and

●	in connection with a partial defeasance, rating agency confirmation is received.

Right of First Refusal. The County of Los Angeles has a right of first refusal (“ROFR”) to purchase The Alhambra Property if The Alhambra Borrower markets The Alhambra Property for sale. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Solely in connection with a bona fide sale of The Alhambra Property to an unaffiliated third-party person or entity, a permitted mezzanine borrower may incur indebtedness secured by the direct or indirect interests in the borrower in the form of a single mezzanine loan from a mezzanine lender which is acceptable to the lender in its sole discretion, provided that, among other things, and in accordance with The Alhambra Whole Loan documents, (a) no event of default has occurred or is continuing, (b) the aggregate loan to value ratio is required to be less than or equal to 65.1%, (c) the aggregate net cash flow debt service coverage ratio (“NCF DSCR”) is not less than 2.20x, (d) the mezzanine lender is required to enter into an intercreditor agreement with the lender, (e) rating agency confirmation, (f) legal opinions, including a new non-consolidation opinion having been received, (g) if the permitted mezzanine loan is a floating rate loan, such loan will require the permitted mezzanine borrower to obtain and maintain an interest rate cap which will cause the aggregate NCF DSCR immediately following the closing of the permitted mezzanine loan to be no less than 2.20x, (h) the permitted mezzanine loan is required to be coterminous with The Alhambra Whole Loan and (i) in no event will payments be made on the permitted mezzanine loan during a Cash Trap Event Period.

Ground Lease. None.

Terrorism Insurance. The Alhambra Whole Loan documents require that the “all risk” insurance policy required to be maintained by The Alhambra Borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Alhambra Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, The Alhambra Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

Earthquake Insurance. The Alhambra Whole Loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 12.0% for The Alhambra Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2019-BNK19	Transaction Contact Information

II.             Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

BofA Merrill Lynch

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co.

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 296-8567

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.